EXHIBIT 5

                                                                  EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 29, 2005, by and among The Wet Seal, Inc., a Delaware corporation, with headquarters located at 26972 Burbank, Foothill Ranch, California 92610 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

     WHEREAS:

     A. The Company and certain Buyers (the "ORIGINAL BUYERS") entered into that certain Securities Purchase Agreement dated as of November 9, 2004 (as amended and restated and further amended prior to the date hereof, the "EXISTING SPA"), whereby the Company, among other things, issued Series A Warrants (the "SERIES A WARRANTS") and Series B Warrants (the "SERIES B WARRANTS") (collectively, the "EXISTING WARRANTS"), which Existing Warrants are exercisable to acquire up to specified numbers of shares of the Company's Class A Common Stock, $0.10 par value per share (the "CLASS A COMMON STOCK"). In connection therewith, the Company and the Original Buyers entered into a Registration Rights Agreement with respect to, among other things, the shares of Class A Common Stock to be received upon exercise of the Existing Warrants (as amended prior to the date hereof, the "EXISTING RRA").

     B. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

     C. The Company has authorized a new series of convertible preferred stock of the Company designated as Series C Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred stock (the "CERTIFICATE OF DESIGNATIONS") in the form attached hereto as Exhibit A (the "PREFERRED SHARES"), which Preferred Shares shall be convertible into shares of the Class A Common Stock (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Certificate of Designations.

     D. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Preferred Shares set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 24,600 Preferred Shares and (ii) Series E Warrants, in substantially the form attached hereto as Exhibit B (the "WARRANTS"), to acquire up to that number of additional shares of Class A Common Stock set forth opposite such Buyer's name in column
(4) on the Schedule of Buyers attached hereto (which aggregate number for all Buyers shall be 7,500,000 shares of Class A Common Stock) (as exercised, collectively, the "WARRANT SHARES").

     E. Each Buyer wishes to exercise (i) its Series A Warrants for that aggregate number of shares of Class A Common Stock set forth opposite such Buyer's name in column (2) on the Schedule of Closing Exercise Shares attached hereto (which aggregate number for all Buyers shall be 2,300,000 shares of Class A Common Stock) on the terms and conditions of the Series A Warrants and (ii) a portion of its Series B Warrants for that aggregate number of shares of Class


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A Common  Stock set  forth  opposite  such  Buyer's  name in  column  (3) on the
Schedule of Closing Exercise Shares attached hereto (which aggregate number for all Buyers shall be 1,059,997 shares of Class A Common Stock) on the terms and conditions of the Series B Warrants (the shares received upon the exercises referred to in clauses (i) and (ii) are collectively referred to herein as the "CLOSING EXERCISE SHARES").

     F. On or prior to the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT C (as amended or modified from time to time in accordance with its terms, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Preferred Shares, Warrants, Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     G. In connection with the transactions contemplated by the Existing SPA, the Company entered into the following agreements: (i) a credit agreement by and among the Company and certain of its Subsidiaries, S.A.C. Capital Associates, LLC, as administrative agent and collateral agent (in such capacity the "BRIDGE AGENT"), and certain of the Buyers, as lenders, as amended prior to the date hereof (the "BRIDGE FACILITY"); (ii) an intercreditor and lien subordination agreement by and among the Bridge Agent, Fleet Retail Group, Inc., as administrative agent and collateral agent (the "SENIOR AGENT") for certain lenders (the "SENIOR LENDERS") and the Company and certain of its Subsidiaries, as amended prior to the date hereof (the "INTERCREDITOR AGREEMENT"); (iii) an Amended and Restated Subordination Agreement, by and among the Senior Lenders, the Buyers, The Bank of New York, as trustee (the "TRUSTEE") and the Company (the "AMENDED AND RESTATED SUBORDINATION AGREEMENT").

     H. On the Escrow Date (as defined below), the parties hereto shall execute and deliver the following documents: (i) a second amendment to the
Bridge Facility, (ii) a first amendment to the Amended and Restated Subordination Agreement, (iii) a third amendment to the Senior Credit Facility (as defined below) and (iv) a second amendment to the Intercreditor Agreement, (collectively, the "SECURITY AMENDMENTS"). Certain obligations under the Warrants, the Certificate of Designations and the Registration Rights Agreement shall also be fully subordinated to the debt and liens in favor of the Senior Agent and the Senior Lenders pursuant to a Subordination Agreement, to be dated as of the Closing Date, among the Senior Lenders, the Buyers and the Company (the "SUBORDINATION AGREEMENT", and together with the Security Amendments, the "SECURITY DOCUMENTs").

     I. The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES".

     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

     1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS; EXERCISE OF EXISTING WARRANTS.

          (a)  PURCHASE OF PREFERRED SHARES AND WARRANTS.


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               (i)  PREFERRED  SHARES AND WARRANTS.  Subject to the satisfaction
(or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (A) that number of Preferred Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (B) one or more Series E Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers.

               (ii) PURCHASE PRICE. The aggregate purchase price for the Preferred Shares and the Warrants to be purchased by each Buyer at the Closing (the "PURCHASE PRICE") shall be the amount set forth opposite such Buyer's name in column (6) of the Schedule of Buyers less: (A) such principal amount, if any, as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers, together with any accrued, but unpaid interest thereon, with respect to the Bridge Facility reduction in accordance with Section 4(x) hereof and (B) in the case of S.A.C. Capital Associates, LLC ("SAC") (a Buyer), a withholding amount with respect to certain expenses in accordance with Section 4(g)(ii) (collectively, the "PRICE REDUCTION AMOUNTS"); provided, however, that if SAC's Purchase Price has been reduced to zero as a result of the application of the Price Reduction Amounts, SAC may apply any remaining Price Reduction Amounts to its Closing Exercise Price (as defined below).

          (b) PURCHASE OF CLOSING EXERCISE SHARES. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, each Buyer shall exercise its Series A Warrants and Series B Warrants pursuant to the respective terms and conditions thereof for such number of shares Class A Common Stock with respect thereto as set forth opposite such Buyer's name in columns
(2) and (3) on the Schedule of Closing Exercise Shares, respectively. The aggregate purchase price for the Closing Exercise Shares to be purchased by each Buyer at the Closing (the "CLOSING EXERCISE PRICE," together with the Purchase Price, the "TOTAL PURCHASE PRICE") shall be the amount set forth opposite such Buyer's name in column (7) of the Schedule of Closing Exercise Shares.

          (c) FORM OF PAYMENT. On the Closing Date, (i) each Buyer shall pay its Total Purchase Price to the Company for the Preferred Shares, the Warrants and the Closing Exercise Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer (A) the Preferred Shares (represented by one or more certificates in the number and denominations as such Buyer shall request) which such Buyer is then purchasing, (B) the Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee and (C) the Closing Exercise Shares (represented by one or more certificates in the number and denominations as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

          (d) CLOSING. The date and time (the "CLOSING DATE") of the consummation of the transactions contemplated by Section 1(a)(ii) above (the "CLOSING") shall be on or before May 3, 2005, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date as is mutually agreed to by the Company and

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holders of at least a majority of the Preferred  Shares issued and, prior to the
Closing, issuable hereunder (the "MAJORITY BUYERS")) at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. For purposes of this Agreement, "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

     2.   BUYERS' REPRESENTATIONS AND WARRANTIES.

          Each Buyer represents and warrants with respect to only itself that:

          (a) NO SALE OR DISTRIBUTION. Such Buyer is acquiring the Preferred Shares, the Warrants and the Closing Exercise Shares and, upon conversion of the Preferred Shares, will acquire the Conversion Shares issuable upon conversion of the Preferred Shares and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants for its own account, not as nominee or agent, and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For the purpose of this Agreement, "PERSON" shall mean any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any department or agency thereof.

          (b)  ACCREDITED   INVESTOR  STATUS.   Such  Buyer  is  an  "accredited
investor" as that term is defined in Rule 501(a) of Regulation D.


          (c) RELIANCE ON EXEMPTIONS. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          (d) INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has

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sought such accounting,  legal and tax advice as it has considered  necessary to make an informed investment decision with respect to its acquisition of the Securities.

          (e) NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (f) TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) offered for sale, sold, assigned or transferred to an affiliate of such Buyer,
(B) subsequently registered thereunder, (C) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (D) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          (g) LEGENDS. Such Buyer understands that, until such time as the resale of the Securities have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such instruments):

          [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS


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          NOT REQUIRED  UNDER SAID ACT OR (II) UNLESS SOLD  PURSUANT TO RULE 144
          OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

          (h) VALIDITY; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          (i) NO CONFLICTS. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any
rights  of  termination,   amendment,   acceleration  or  cancellation  of,  any
agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

          (j)  RESIDENCY.   Such  Buyer  is  a  resident  of  that  jurisdiction
specified below its address on the Schedule of Buyers.

          (k) TRANSFERS TO COMPANY EMPLOYEES. As of the date hereof, such Buyer does not have any agreement or arrangement to transfer any of the Securities to any of the Company's officers, directors, employees or consultants or any affiliate entities of such Person.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of the Buyers that:

          (a)  ORGANIZATION AND QUALIFICATION.


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               (i)  The Company and its  "SUBSIDIARIES"  (which for  purposes of this  Agreement  means any entity in which the Company,  directly or indirectly,
owns  outstanding   capital  stock  or  holds  an  equity  or  similar  interest representing the outstanding equity or similar interest of such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no Subsidiaries except as set forth on SCHEDULE 3(A). SCHEDULE 3(A) sets forth the nature and percentage ownership of the Company in each Subsidiary. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and in the Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

          (b) AUTHORIZATION; ENFORCEMENT; VALIDITY. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement, the Security Documents, the Existing Warrants to be exercised for the Closing Exercise Shares, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and any other certificate, instrument or document contemplated hereby or thereby (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the Warrants and the Closing Exercise Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares, and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and, other than the filings specified in Section 3(e) and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. Any other Transaction Documents dated after the date herewith upon execution shall have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. As of the Closing, each


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of the  Series A Warrants  and the Series B Warrants  shall be in full force and effect, enforceable against the Company in with its terms and shall not have been amended, except in accordance with their respective terms. As of the Closing, the Certificate of Designations in the form attached as EXHIBIT A shall have previously been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in with its terms and shall not have been amended.

          (c) ISSUANCE OF SECURITIES. The issuance of the Preferred Shares, the Warrants and the Closing Exercise Shares are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof and, as of the Closing Date, the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. As of the Closing, a number of shares of Class A Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 130% of the aggregate of the maximum number of shares Class A Common Stock: (i) issuable upon conversion of the Preferred Shares as of the trading day immediately preceding the Closing Date and (ii) issuable upon exercise of the Warrants as of the trading day immediately preceding the Closing Date. Upon issuance or conversion in accordance with the Certificate of Designations or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of shares of Class A Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Preferred Shares, Warrants and Closing Exercise Shares is exempt from registration under the 1933 Act.

          (d) NO CONFLICTS. Except as set forth in Schedule 3(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Preferred Shares, the Warrants and Closing Exercise Shares, and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares, without regard to the limitation on issuance thereof) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of is Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market (the "PRINCIPAL MARKET")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) to the extent that such violation, conflict, default or right would not have a Material Adverse Effect. As of the Closing Date, after giving effect to any consents or waivers obtained by the Company, the transactions contemplated hereby to effect the pay-off of the Bridge Facility will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of the Senior Credit Facility (as defined below).

          (e) CONSENTS. Except as set forth in SCHEDULE 3(E), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. Except as set forth in SCHEDULE 3(E), the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Class A Common Stock in the foreseeable future.

          (f) ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF SECURITIES. The Company acknowledges and agrees that each Buyer is acting individually and solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is: (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Class A Common Stock (as defined for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          (g) NO GENERAL SOLICITATION; AGENT'S FEES. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Except as set forth on SCHEDULE 3(G) hereto, the Company has not engaged any investment advisor, placement agent or other agent in connection with the sale of the Securities.

          (h) NO INTEGRATED OFFERING. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

          (i) DILUTIVE EFFECT. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares may increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          (j) APPLICATION OF TAKEOVER PROTECTIONS; RIGHTS AGREEMENT. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. Except as set forth on
SCHEDULE 3(J)(A), the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Class A Common Stock or a change in control of the Company (each "RIGHTS PLAN"). The Board of Directors of the Company has, prior to the execution of this Agreement, adopted a resolution exempting the issuance of the Securities from any Rights Plan of the Company and from any control share acquisition statute applicable to the Company, which is attached hereto as SCHEDULE 3(J)(B).

          (k) SEC DOCUMENTS; FINANCIAL STATEMENTS. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, or as of the date of the last amendment thereof, if amended after filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(k), as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (l) ABSENCE OF CERTAIN CHANGES. Other than as set forth in the SEC Documents or as set forth in Schedule 3(l), since the date of the Company's most recent SEC Documents, there has been no material adverse change and no material adverse development, which constitutes a Material Adverse Effect. Since January 31, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. For purposes of this Section 3(l), "INSOLVENT" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)) (other than any future lease liabilities as such exist on the date hereof), (ii) the Person is unable to pay its debts and liabilities (other than any future lease liabilities as such exist on the date hereof), subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts (other than any future lease liabilities as such exist on the date hereof) that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

          (m) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its Subsidiaries or their respective business, properties, prospects operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Class A Common Stock and which has not been publicly announced.

          (n) CONDUCT OF BUSINESS; REGULATORY PERMITS. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3(n), without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Class A Common Stock by the Principal

Market in the foreseeable future. Since January 31, 2004, (i) the Class A Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Class A Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Class A Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, as presently operated, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          (o) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (p) SARBANES-OXLEY ACT. Except as set forth in Schedule 3(p), the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

          (q) TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options or restricted stock disclosed on SCHEDULE 3(Q), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

          (r) EQUITY CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Class A Common Stock, of which as of the date hereof, 41,250,582 are issued and outstanding, 10,302,540 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 67,903,332 shares are reserved for issuance prior to the exercise by the Buyers of the Closing Exercise Shares pursuant to securities (other than the aforementioned options and shares, the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Class A Common Stock, (ii) 10,000,000 shares of Class B Common Stock, $0.10 par value per share (the "CLASS B

COMMON STOCK"), of which as of the date hereof, none are issued and outstanding and (iii) 2,000,000 shares of preferred stock, $0.01 par value per share, of which as of the date hereof none of which is issued and outstanding and 1,000,000 of which are reserved for issuance under the Company's Rights Plan. Immediately prior to the Closing Date, 24,600 shares of Series C Convertible Preferred Stock shall be designated, none of which shall be issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
SCHEDULE 3(R): (i) none of the Company's share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries;
(iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Existing RRA and the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Class A Common Stock and the material rights of the holders thereof in respect thereto to the extent not available on the Edgar System.

          (s) INDEBTEDNESS AND OTHER CONTRACTS. Except as disclosed in SCHEDULE 3(S), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. SCHEDULE 3(S) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

          (t) ABSENCE OF LITIGATION. Except as set forth in SCHEDULE 3(T), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company, the Class A Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors. SCHEDULE 3(T) sets forth the details of any such litigation.

          (u) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (v) EMPLOYEE RELATIONS. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as set forth on SCHEDULE 3(V), the Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth on SCHEDULE 3(V), no executive officer of the Company (as defined in Rule 501(f) promulgated under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters except a would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

               (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (w) TITLE. Except as set forth in SCHEDULE 3(W), the Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and material defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (x) INTELLECTUAL PROPERTY RIGHTS. Except as set forth in SCHEDULE 3(X), the Company and its Subsidiaries own or possess adequate rights or licenses to use (A) patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal and common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively, "INTELLECTUAL PROPERTY RIGHTS"), collectively with all licenses and other agreements providing the Company or its Subsidiaries the Intellectual Property Rights material to the operation of their businesses as now conducted and as described in the SEC Documents. Except as set forth in SCHEDULE 3(X), none of the Company or any of its Subsidiaries has knowledge that any of them has infringed on any of the Intellectual Property Rights of any Person and none of the Company or any of its Subsidiaries is infringing on any of the Intellectual Property Rights of any Person. There is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation that is pending, or to the Company's knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any third party, and the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

          (y) ENVIRONMENTAL LAWS. Except as set forth in SCHEDULE 3(Y), the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (z) SUBSIDIARY RIGHTS. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

          (aa) TAX STATUS. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject when and as due, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          (bb) INTERNAL ACCOUNTING AND DISCLOSURE CONTROLS. Except as set forth in Schedule 3(bb), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in Schedule 3(bb), the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 promulgated under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

          (cc) FORM S-3 ELIGIBILITY. The Company is eligible to register the Preferred Shares, Warrants, Conversion Shares, the Warrant Shares and the Closing Exercise Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act. The Closing Exercise Shares shall be registered for resale by the Buyers in accordance with the terms of the Existing RRA.

          (dd) MANIPULATION OF PRICE. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

          (ee) DISCLOSURE. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, taken as a whole, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (ff) INDEPENDENT ACCOUNTANTS. Deloitte & Touche LLP, who have certified the consolidated financial statements of the Company as of January 31, 2004, are independent public accountants within the meaning of the 1933 Act, the 1934 Act and the standards and rules of the Public Company Accounting Oversight Board.

          (gg) INVESTMENT COMPANY. Neither the Company nor its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

          (hh) ACKNOWLEDGEMENT REGARDING BUYERS' TRADING ACTIVITY. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities;
(iii) that any Buyer and counter parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Class A Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and Warrant Shares deliverable with respect to the Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.

          (ii) FINANCIAL POSITION. After giving effect to the receipt of the net proceeds to the Company pursuant hereto at the Closing, the Company will not be subject to receipt of, and as of Closing shall not have received, from the Company's independent auditors, inclusion of a "going concern" or other qualification in the auditor's opinion with respect to the Company's consolidated financial statements for the year ended January 29, 2005. The Company has no reason to believe that (i) any such "going concern" or other qualification will be included in such auditor's opinion as to such financial statements (ii) it will be unable to file its Annual Report on Form 10-K for the fiscal year ended January 29, 2005 on or prior to April 14, 2005, or such later date as is legally applicable, but no later than April 29, 2005.

     4.   COVENANTS.

          (a) BEST EFFORTS; CONVERSION COOPERATION. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          (b) FORM D AND BLUE SKY. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such exemption or qualification so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

          (c) REPORTING STATUS. From the Closing Date until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Securities and none of the Securities is outstanding (the "REPORTING PERIOD"), and other than in accordance with the Certificate of Designations and Warrants, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall continue to timely file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise no longer require such filings.

          (d) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities for general working capital purposes, including payment of trade creditors, and for the repayment of the Bridge Facility. The Company will not use the proceeds from the sale of the Securities for the redemption or repurchase of any of its equity securities.

          (e) FINANCIAL INFORMATION. The Company agrees to send the following to each Investor during the Reporting Period provided that the following does not constitute material, nonpublic information, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any fiscal quarter, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act.

          (f) LISTING. The Company shall promptly secure the listing of all of the Conversion Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Class A Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Class A Common Stocks' authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Class A Common Stock on the Principal Market.

          (g) FEES. (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of any trustee or warrant agent, (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities, (C) in connection with the admission for trading of the Conversion Shares and Warrant Shares on any securities exchange or inter-dealer quotation system, (D) related to any filing with the National Association of Securities Dealers, Inc. ("NASD"), (E) the satisfaction of the conditions set forth in Sections 6 and 7, in each case whether or not the Closing Date occurs or this Agreement is terminated, and (F) otherwise in connection with satisfying its obligations hereunder. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to any agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out of pocket expenses) arising in connection with any claim relating to any such payment.

               (ii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all out-of-pocket costs, fees and expenses (including, without limitation, all fees and other client charges and expenses of Schulte Roth & Zabel LLP, counsel for SAC) ("EXPENSES") incurred by, or on behalf of, SAC in connection with the transactions contemplated by this Agreement, including, but not limited to, in connection with the revision, negotiation, execution and delivery of all Transaction Documents and any related documents, up to a maximum reimbursement of $250,000 (the "FEE Cap"). Subject to the Fee Cap, SAC shall be entitled to withhold any Expenses not previously reimbursed from its Purchase Price at the Closing.

          (h) PLEDGE OF SECURITIES. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of
Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

          (i) DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. On or before 8:30 a.m., New York time, on the second Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the Certificate of Designations, the form of each of the Warrants and the Registration Rights Agreement) as exhibits to such filing, which Form 8-K shall be in form and substance reasonably acceptable to the Majority Buyers (including all attachments, the "INITIAL 8-K FILING"). On or before 8:30 a.m., New York time, on the second Business Day following the date of any material amendment to the terms set forth in this Agreement, the Company shall file a Current Report on

Form 8-K describing the terms of such amendment or modification in the form required by the 1934 Act and attaching any material transaction documents, as entered into, prepared, modified or amended, as exhibits to such filing (including all attachments, an "AMENDING 8-K FILING"). On or before 8:30 a.m., New York time, on the second Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the Closing and disclosing any previously undisclosed material, nonpublic information in the form required by the 1934 Act and attaching any material transaction documents not previously filed as exhibits to such filing (including all attachments, the "FINAL 8-K FILING", and collectively with the Initial 8-K Filing and all Amending 8-K Filings, the "8-K FILINGS"). From and after the filing of the Final 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filings. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Initial 8-K Filing with the SEC without the express written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause
(i) the Majority Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and provided that in any case the Company shall not disclose the identity of any Buyer without such Buyer's express written consent unless required by applicable law and regulations).

          (j) ADDITIONAL PREFERRED SHARES; VARIABLE SECURITIES; DILUTIVE ISSUANCES. So long as any Buyer beneficially owns any Securities, the Company will not issue any Preferred Shares other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Class A Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Class A Common Stock at a price which varies or may vary with the market price of the Class A Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Class A Common Stock into which any Preferred Share is convertible and the then applicable Exercise Price (as defined in the Warrants) with respect to the Class A Common Stock into which any Warrant is exercisable. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Certificate of Designations) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Preferred Shares or exercise of any Warrant any shares of Class A Common Stock in excess of that number of shares of Class A Common Stock which the Company may issue upon conversion of the Preferred Shares and exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market.

          (k) CORPORATE EXISTENCE. So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

          (l) RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, 130% of the aggregate number of shares of Class A Common Stock issuable upon conversion of all of the Preferred Shares and issuable upon exercise of the Warrants.

          (m)  CONDUCT OF BUSINESS.

               (i) Unless set forth in Schedule 4(m) or the Company shall otherwise agree in writing with the Majority Buyers (such agreement not to be unreasonably withheld) and except as expressly contemplated by the Transaction Documents, during the period from the date of this Agreement to the Closing Date, the Company shall conduct, and it shall cause its Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, and the Company shall, and it shall cause its Subsidiaries to, use its or their reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all Persons with whom it does business and

               (ii) without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries will:

                    (1)  amend  or   propose   to  amend  its   Certificate   of
     Incorporation or Bylaws (or comparable governing instruments) in any material respect;

                    (2) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of its Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of capital stock of the Company or any of its Subsidiaries, except for the issuance of shares pursuant to the exercise of either incentive or non-qualified stock options, including management stock options, outstanding on the date of this Agreement in accordance with their present terms;

                    (3)  hire any executive officer of the Company;

                    (4) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                    (5) (a) create, incur or assume any debt, except refinancings of existing obligations on terms that are no less favorable to the Company or its Subsidiaries than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than to a Subsidiary); (d) acquire the stock or assets of, or merge or consolidate with, any other Person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business consistent with past practice; or
     (f) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company and its Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (v);

                    (6) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice;

                    (7) enter into or commit to enter into any material transaction, material monetary commitment or capital expenditure or enter into, amend, modify or terminate any material agreement (including real estate leases that are material in the aggregate);

                    (8) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the securities of, or by any other manner, any Person, or otherwise acquire or agree to acquire all or substantially all of the assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of the business of the Company);

                    (9) settle or compromise any litigation, proceeding, action or claim that could reasonably be expected to result in payments (to the extent not covered by insurance) that exceed $250,000 in the aggregate;

                    (10) fail to use its commercially reasonable efforts to comply in all material respects with any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company permits necessary for, or otherwise material to, such business; or

                    (11) agree or commit to do any of the foregoing.

             (iii) Notwithstanding the forgoing, to the extent that any of the foregoing shall constitute material, nonpublic information, before seeking the Buyers' consent hereunder, the Company shall first confirm with such Buyer that it desires to receive such information (without disclosing the nature of any information that may constitute material, nonpublic information) and if the Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

          (n)  ADDITIONAL ISSUANCES OF SECURITIES.

               (i) For purposes of this Section 4(n), the following definitions shall apply.

                    (1) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Class A Common Stock.

                    (2) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Class A Common Stock or Convertible Securities.

                    (3) "CLASS A COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

               (ii) From the date hereof until the date that is 30 Trading Days (as defined in the Certificate of Designations) following the Effective Date (as defined in the Registration Rights Agreement) (the "TRIGGER DATE"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Class A Common Stock or Class A Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT").

              (iii) In lieu of the rights set forth in (x) Section 3(bb) of that Securities Purchase Agreement, dated as of June 29, 2004 (the "JUNE SPA"), by and among the Company and the purchasers signatory thereto (the "JUNE 2004 PARTICIPATION RIGHT") and (y) Section 4(n) of the Existing SPA (the "EXISTING PARTICIPATION RIGHT"), which June 2004 Participation Right and Existing Participation Right are hereby superseded and terminated as to all of the Buyers, from the Trigger Date until the thirty-six (36) month anniversary of the later of the date of this Agreement and the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(n)(iii).

                    (1) The Company shall deliver to each Buyer a written notice (the "OFFER NOTICE") of any proposed or intended issuance or sale or exchange (the "OFFER") of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers the Offered Securities allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Preferred Shares purchased hereunder (the "BASIC AMOUNT"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

                    (2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth
     (10th) Business Day after such Buyer's receipt of the Offer Notice (the "OFFER PERIOD"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "NOTICE OF Acceptance"). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; PROVIDED, HOWEVER, that if -------- ------- the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

                    (3) The Company shall have five (5) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "REFUSED SECURITIES"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

                    (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(n)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(iii)(1) above.

                    (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(n)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

                    (6) Any Offered Securities not acquired by the Buyers or other Persons in accordance with Section 4(n)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

               (iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Certificate of Designations).

          (o) GENERAL SOLICITATION. None of the Company, any of its affiliates (as defined in Rule 501(b) promulgated under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (p) INTEGRATION. None of the Company or any of its Subsidiaries will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) in a manner that would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the 1933 Act.

          (q) NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to each Buyer if any of the following occur after the date of this
Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Person (including, but not limited to, the SEC, NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Material Adverse Effect; or (iv) the commencement or threat of any litigation involving or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any of its Subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the transactions contemplated by the Transaction Documents; PROVIDED, HOWEVER, that to the extent that any of the foregoing shall constitute material, nonpublic information, the Company shall first confirm with such Buyer that it desires to receive such information (without disclosing the nature of any information that may constitute material, nonpublic information) and if the Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

          (r) ACCESS AND INFORMATION. Between the date of this Agreement and the Closing Date, the Company will give, and shall direct its accountants and legal counsel to give, each Buyer and their respective authorized representatives (including, without limitation, its financial advisors, accountants, consultants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company and its Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers and other employees promptly to furnish such Buyer with (a) such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as such Buyer may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of applicable securities laws or the NASD; PROVIDED, HOWEVER, that to the extent that any of the foregoing shall constitute material, nonpublic information, the Company shall first confirm with such Buyer that it desires to receive such access or information (without disclosing the nature of any information that may constitute material, nonpublic information) and if the Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

          (s) SALES BY OFFICERS AND DIRECTORS. Until the later of (a) the Trigger Date and (b) 180 Trading Days after the Closing Date, the Company shall not, directly or indirectly, permit any officer or director of the Company or any of its Subsidiaries to sell any Class A Common Stock pursuant to a contract, instruction or plan in accordance with Rule 10b5-1 of the 1934 Act.

          (t) REGULATION M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

          (u) EXISTING RIGHTS OF PARTICIPATION. The Company represents that it has given the required notice to the holders of the June 2004 Participation Right and the Existing Participation Right (collectively, the "PARTICIPATION RIGHTS HOLDERS"). In the event that all Participation Rights Holders are not party to this Agreement on the date hereof (each a "NON-PARTICIPATING BUYER"), unless such notice has been waived by the Participating Holders as a result of their respective execution of this Agreement as of the date hereof, the Company shall inform SAC by no later than ten (10) Business Days after the date hereof (the "PARTICIPATION DEADLINE") as to whether or not and to what extent such Non-Participating Buyer has exercised any such right (any such Non-Participating Buyer exercising such rights, a "PARTICIPATING BUYER"). The Preferred Shares and Warrants not being purchased by any Non-Participating Buyer on the date hereof shall be allocated to SAC. Upon a Non-Participating Buyer's execution and delivery to the Company of a signature page to this Agreement prior to the Participation Deadline, the Preferred Shares and Warrants of such Non-Participating Buyer allocated to SAC hereunder shall automatically be allocated to such Non-Participating Buyer.

          (v) WAIVER OF EXISTING ANTIDILUTION AND EXISTING RIGHTS OF PARTICIPATION. Each Buyer hereby agrees to waive, solely with respect to the issuance of the Securities hereunder, the application of the adjustment provisions set forth in any of the securities issued pursuant to the Existing SPA and pursuant to Section 4(j) of the Existing SPA and held by such Buyer (or its affiliates) as of the date hereof. Further, each Buyer hereby agrees to waive, solely with respect to the issuance of the Securities hereunder and the issuance Common Stock or warrants to purchase up to 2,800,000 shares of Common Stock, in the aggregate, that may be issued to one or more parties who have provided consulting services to the Company, including Michael Gold or one of his affiliates, the application of the adjustment provisions set forth in any of the securities issued pursuant to the Existing SPA and pursuant to Section 4(j) of the Existing SPA and held by such Buyer (or its affiliates) as of the date hereof and any pre-emptive right, participation right or prohibition on such issuance set forth in the Existing SPA or related notes and warrants and held by such Buyer (or its affiliates) as of the date hereof.

          (w) COMPANY RESTRICTED TRANSFERS. Each Buyer agrees that it shall not transfer any of the Securities to any of the Company's officers, directors, employees or consultants in a manner that would require the approval of the stockholders of the Company in accordance with the rules of the Principal Market.

          (x) BRIDGE FACILITY REDUCTION. In accordance with Section 6.06(b) of the Senior Credit Agreement (as defined below), on the Closing Date the Company shall pay-off in full each applicable Buyer's principal, accrued, but unpaid interest, and any other amounts outstanding under the Bridge Facility. The outstanding principal amount of each such Buyer under the Bridge Facility as of the date hereof is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers and such amount, together with any accrued, but unpaid interest thereon, and any other amounts outstanding under the Bridge Facility, shall be withheld by such Buyer on the Closing Date as partial payment of such Buyer's Purchase Price hereunder. This provision constitutes notice of repayment as required by the applicable financing documents.

          (y) AMENDMENTS TO EXISTING RRA. Each Buyer hereby agrees that the Filing Deadline set forth in the Existing RRA is hereby amended to mean ten (10) Business Days after the earlier of (x) May 3, 2005 and (y) the Closing; provided that in the event that the Registration Statement required by the Existing RRA is not filed on or before such amended Filing Deadline in accordance with the Existing RRA, the Company shall make any payments required to be paid pursuant to Section 2(g) of the Existing RRA retroactively from April 21, 2005. In addition, each Buyer hereby agrees that the Effectiveness Deadline set forth in the Existing RRA is hereby amended to mean as soon as practicable, but not later than 60 calendar days (or in the event the SEC reviews the Registration Statement and requires the Company to make modifications thereto, 90 calendar days) after the date the Registration Statement required under the Existing RRA is initially filed with the SEC; provided that in the event that the Registration Statement required by the Existing RRA is not declared effective on or before such amended Effectiveness Deadline in accordance with the Existing RRA, the Company, shall make any payments required to be paid pursuant to Section 2(g) of the Existing RRA retroactively from April 21, 2005. To the extent that the registration statement required pursuant to the terms of the Existing RRA (the "EXISTING RRA REGISTRATION STATEMENT") is filed, but not declared effective, prior to the Registration Statement required by the Registration Rights Agreement, each Buyer hereby consents to an amendment to the Existing RRA Registration Statement to include the Registrable Securities (as defined in the Registration Rights Agreement).

          (z) TRUSTEE CONSENT. Each Buyer hereby affirms that such Buyer provides its consent to any modifications, amendments and supplements necessary under the Indenture (as defined in the Existing SPA) to authorize the Trustee to take any and all actions on behalf of such Buyers in connection with the Amended and Restated Subordination Agreement and the Security Documents and authorizes the Trustee to take any and all further actions necessary in furtherance thereof.

     5.   REGISTER; TRANSFER AGENT INSTRUCTIONS.

          (a) REGISTER. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants, in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person, the number of Conversion Shares issuable upon conversion of the Preferred Shares and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

          (b) TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s) or transferee, for the Securities issued at the Closing or upon conversion of the Preferred Shares or exercise of the Warrants or transfer of the Preferred Shares or Warrants, in such amounts as specified from time to time by each Buyer to the Company upon conversion or transfer of the Preferred Shares or exercise or transfer of the Warrants in the form of EXHIBIT E attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          (a) PREFERRED SHARES AND THE WARRANTS. The obligation of the Company hereunder to issue and sell the Preferred Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

               (i) Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

               (ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of SAC, the amounts withheld pursuant to Section 4(g)) for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

              (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

               (iv) Each Buyer shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

          (b) CLOSING EXERCISE SHARES. The obligation of the Company hereunder to issue the Closing Exercise Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

               (i) Delivery by such Buyer of appropriate exercise notices with respect to its election to exercise the Existing Warrants.

               (ii) Delivery by such Buyer to the Company of its Existing Warrants relating to the Closing Exercise Shares.

              (iii) Payment by such Buyer to the Company of the Closing Exercise Price by wire transfer of immediately available funds pursuant to wire instructions provided by the Company to such Buyer prior to the Closing Date.

     7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

          (a) CLOSING DATE. The obligation of each Buyer hereunder to purchase the Preferred Shares, the Warrants and the Closing Exercise Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

               (i) The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall have executed and delivered to such Buyer (1) each of the Transaction Documents, (2) one or more certificates representing the Preferred Shares (in such number and denominations as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, (3) the Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, (4) one or more certificates representing the Closing Exercise Shares (in such number and denominations as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement and (5) new Existing Warrants (in such amounts as such Buyer shall request) representing unexercised portions of Existing Warrants delivered to the Company with respect to exercising Existing Warrants for the Closing Exercise Shares.

               (ii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of EXHIBIT D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

              (iii) Each Buyer shall have received the opinion of Akin Gump Strauss Hauer & Feld LLP, the Company's outside counsel, dated as of the Closing Date, substantially covering the matters set forth in EXHIBIT E attached hereto.

               (iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

               (v) The Company shall have delivered to such Buyer a certificate evidencing the Company's and each Subsidiary's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business, as of a date within 10 days of the Closing Date.

               (vi) The Certificate of Designations in the form attached as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

              (vii) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date, which shall reflect the Certificate of Designations as part thereof or attachment thereto.

             (viii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (x) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (y) the Certificate of Incorporation, as amended and (z) the Bylaws, each as in effect at the Closing, in the form attached hereto as EXHIBIT F.

               (ix) The representations and warranties of the Company shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality or Material Adverse Effect which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by a duly authorized executive officer of the Company, dated as of the Closing Date, to the foregoing effect, certifying as to the fulfillment of the conditions specified in Section 7 of this Agreement and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as EXHIBIT G.

               (x) No event, circumstances or fact shall have occurred which has resulted in, would result in or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; PROVIDED, HOWEVER, that for purposes of this condition, Material Adverse Effect does not include any event, circumstance or fact that does not or would not, with the passage of time, reasonably be expected to result in an Event of Default (as defined in either (A) the Amended and Restated Credit Agreement, dated as of September 22, 2004 (as amended from time to time, the "SENIOR CREDIT AGREEMENT"), by and among, the Senior Agent, the Senior Lenders, the Company and certain of its Subsidiaries, as amended as of the date hereof and without regard to any future waiver or amendment thereof, the "SENIOR CREDIT FACILITY" or (B) the Bridge Facility).

               (xi) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Class A Common Stock outstanding as of a date within five (5) days of the Closing Date.

               (xii) The Class A Common Stock (i) shall be designated for quotation or listed on the Principal Market, and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

             (xiii) The Senior Lenders shall have executed and delivered the Security Documents and the Company shall have obtained the consent or waiver of the respective lenders under the Senior Credit Agreement and the Bridge Facility to the transactions contemplated by the Transaction Documents, including the issuance and sale of the Securities and the Company's performance of its other obligations thereunder, which consents and/or waivers shall be in form and substance satisfactory to Schulte Roth & Zabel LLP.

              (xiv) The Company shall have obtained all other governmental, regulatory or third party consents and approvals, if any, necessary to be obtained for the sale of the Securities.

               (xv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

          (b) Other than the Security Documents, which shall be effective on the Escrow Date in accordance with their respective terms, the parties hereby agree that each of the documents required to be delivered pursuant to Section 7(a) hereof shall be executed and delivered by the appropriate parties on April 29, 2005 (the "ESCROW DATE") and, except for the documents listed on Schedule 1, are dated as of the Escrow Date, to be held in escrow by Akin Gump Strauss Hauer & Feld LLP and Schulte Roth & Zabel LLP, and all actions required to be undertaken pursuant to Section 7(a) shall be completed, as the case may be, on or prior to the Escrow Date (the "ESCROW CONDITIONS"). The Company shall certify that the Escrow Conditions are met, and each Buyer shall waive each of the conditions to Closing set forth in Sections 7(a) (including, but not limited to, Section 7(a)(x) hereof), except for Sections 7(a)(i) and (xi), which shall constitute the only remaining conditions to each Buyer's obligation to purchase the Preferred Shares, the Warrants and the Closing Exercise Shares on the Closing Date, by executing a waiver in substantially the form attached hereto as Exhibit H, which shall be acceptable to the Majority Buyers in their sole discretion.

     8. FAILURE TO SATISFY. In the event (a) that on or before 5:00 p.m. (EST) on the Escrow Date (i) the Company shall have failed to satisfy the conditions set forth in Section 7 above (other than the satisfaction of the conditions set forth in Sections 7(a)(i) and (xi) above) or (ii) such Buyer shall have failed to satisfy the conditions set forth in Section 6 above (other than the satisfaction of the condition set forth in Sections 6(a)(ii) above) and the nonbreaching party has failed to waive such unsatisfied condition(s), or (b) the Closing shall not have occurred with respect to any Buyer on or before May 3, 2005 due to the Company's failure to satisfy the conditions set forth in Sections 7(a)(i) and (xi) above and the nonbreaching party has failed to waive such unsatisfied condition(s), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date; provided, however, this if this Agreement is terminated pursuant to this Section 8, the Company (other than a termination due to a breach of this Agreement by SAC) shall remain obligated to reimburse SAC for the expenses described in Section 4(g)(ii) above.

     9. EFFECT OF FAILURE TO SATISFY. If this Agreement is terminated by any party pursuant to Section 8 and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect and there shall be no liability on the part of any party hereto (or any shareholder, director, officer, partner, employee, agent, consultant or representative of such party), except as set forth in this Section 9; PROVIDED, HOWEVER, if this Agreement is terminated pursuant to Section 8, the Company shall remain obligated to reimburse SAC for the expenses described in Section 4(g) above; and PROVIDED, further, that any termination of this Agreement shall not relieve any party hereto from any liability for any breach of any provisions of this Agreement. This Section 9 shall survive termination of this Agreement in accordance with its terms.

     10.  MISCELLANEOUS.

          (a) GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (b) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Majority Buyers, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          (f) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                    The Wet Seal, Inc.
                    26972 Burbank
                    Foothill Ranch, California 92610
                    Telephone:  (949) 699-3919
                    Facsimile:  (949) 699-4825
                    Attention:  Chief Financial Officer

               With a copy (for informational purposes only) to:

                    Akin Gump Strauss Hauer & Feld LLP
                    590 Madison Avenue
                    New York, New York  10022
                    Telephone:  (212) 872-1000
                    Facsimile:  (212) 872-1002
                    Attention:  Alan Siegel, Esq.
                                Ackneil M. Muldrow III, Esq.

               If to the Transfer Agent:

                    American Stock Transfer and Trust Company
                    40 Wall Street
                    New York, New York
                    Telephone:  (718) 921-8208
                    Facsimile:  (718) 921-8335
                    Attention:  Geraldine Zarbo

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

                    With a copy (for informational purposes only) to:

                    Schulte Roth & Zabel LLP
                    919 Third Avenue
                    New York, New York  10022
                    Telephone:  (212) 756-2000
                    Facsimile:  (212) 593-5955
                    Attention:  Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any subsequent purchasers of the Preferred Shares or the Warrants or, upon the conversion or exercise thereof, respectively, Conversion Shares or Warrant Shares, other than pursuant to an effective registration statement with respect thereto. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Buyers, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by such Buyer of any of the Securities, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. Each Buyer and the Company acknowledges that SAC may assign some or all of its rights (i) hereunder and under the other Transaction Documents, (ii) under the Existing SPA and the Transaction Documents (as defined in the Existing SPA) and
(iii) under the June SPA and the  Transaction  Documents (as defined in the June
SPA), to an entity affiliated with Prentice Capital LLC without the consent of any such Buyer or the Company, subject to applicable securities laws and provided that such party agrees to be bound by the terms and covenants hereof. In addition to the foregoing, the Company acknowledges that any of the Buyers may assign and transfer some of the rights and obligations in connection with the purchase of the Securities prior to Closing to other Buyers, which Buyers shall become party hereto by execution of a signature to this Agreement and by updating of the Schedule of Buyers hereto in which case such assignee shall be deemed a Buyer for all purposes hereunder as if such assignee executed this Agreement on the date hereof. In the event that any Buyer fails to provide its Purchase Price at the Closing, SAC shall have the right to purchase such Buyer's Securities hereunder.

          (h) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          (i) SURVIVAL. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 10 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents,
(ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

          (l) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m) REMEDIES; RESCISSION AND WITHDRAWAL. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part, in accordance with the terms of the Transaction Documents, without prejudice to its future actions and rights.

          (n) PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (o) INDEPENDENT NATURE OF BUYERS' OBLIGATIONS AND RIGHTS. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer, other than SAC, acknowledges that (i) Schulte Roth & Zabel LLP solely represented SAC in connection with the transaction contemplated hereby and (ii) SAC did not provide any advice in connection herewith and such Buyer's determination to participate herein was based solely on its own evaluation of the risks and merits of the investment contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                        COMPANY:

                                        THE WET SEAL, INC.


                                        By:  /s/ Douglas C. Felderman
                                             -----------------------------
                                             Name:  Douglas C. Felderman
                                             Title: Executive Vice President &
                                                    Chief Financial Officer

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                        BUYERS:

                                        S.A.C. CAPITAL ASSOCIATES, LLC
                                        By: S.A.C. Capital Advisors, LLC


                                        By:  /s/ Peter Nussbaum
                                             ------------------------------
                                             Name:  Peter Nussbaum
                                             Title: General Counsel

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                        GMM CAPITAL, LLC


                                        By: /s/ Isaac Dabah
                                            --------------------------------
                                            Name:  Isaac Dabah
                                            Title:

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        GOLDFARB CAPITAL PARTNERS LLC


                                        By: /s/ Morris Goldfarb
                                            --------------------------------
                                            Name:  Morris Goldfarb
                                            Title: Member

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        /s/ Charles Phillips
                                        ------------------------------------
                                        MR. CHARLES PHILLIPS

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        /s/ Eli Wachtel
                                        ------------------------------------
                                        MR. ELI WACHTEL

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        WLSS CAPITAL PARTNERS, LLC

                                        By: /s/ Wayne S. Miller
                                            ---------------------------------
                                            Name:  Wayne S. Miller
                                            Title: Member

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                        SMITHFIELD FIDUCIARY, LLC


                                        By: /s/ Scott M. Wallace
                                            ---------------------------------
                                            Name:  Scott M. Wallace
                                            Title: Authorized Signatory

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                        D.B. ZWIRN SPECIAL
                                        OPPORTUNITIES FUND, L.P.
                                        By:  D.B. ZWIRN PARTNERS LLC,
                                             its general partner


                                        By:  /s/ Daniel B. Zwirn
                                             -------------------------------
                                             Name:  Daniel B. Zwirn
                                             Title: Managing Member


                                        D.B. ZWIRN SPECIAL
                                        OPPORTUNITIES FUND, LTD.
                                        By:  D.B. ZWIRN & CO., L.P.,
                                             its trading Manager


                                        By:  /s/ Daniel B. Zwirn
                                             -------------------------------
                                             Name:  Daniel B. Zwirn
                                             Title: Managing Member

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                        RIVERVIEW GROUP, LLC

                                        By:  Millennium Holding Group, L.P.,

                                        By:  Millennium Management, L.L.C.

                                        By:  /s/ Terry Feeney
                                             --------------------------------
                                             Name:  Terry Feeney
                                             Title: Chief Operating Officer

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                        PRENTICE CAPITAL PARTNERS QP, LP
                                        By:  Prentice Capital GP, LLC,
                                             its general partner


                                        By:  /s/ Charles Phillips
                                             ---------------------------------
                                             Name:  Charles Phillips
                                             Title:


                                        PRENTICE CAPITAL PARTNERS, LP
                                        By:  Prentice Capital GP, LLC,
                                             its general partner


                                        By:  /s/ Charles Phillips
                                             --------------------------------
                                             Name:  Charles Phillips
                                             Title:


                                        PRENTICE CAPITAL OFFSHORE, LTD
                                        By:  Prentice Capital Management, LP,
                                             the Investment Manager


                                        By:  /s/ Charles Phillips
                                             --------------------------------
                                             Name:  Charles Phillips
                                             Title:

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        UBS FINANCIAL SERVICES AS
                                        CUSTODIAN FBO CHARLES G.
                                        PHILLIPS ROLLOVER IRA


                                        By:  /s/ Charles Phillips
                                             ---------------------------------
                                             Name:  Charles Phillips
                                             Title:



                                             SCHEDULE OF BUYERS

          (1)                      (2)             (3)      (4)          (5)      (6)               (7)



                                                 Aggregate  Number     Principal
                               Address and       Number     of         Amount                       Legal
                            Facsimile Number     of         Series E   of                           Representative's
                                                 Preferred  Warrant    Bridge     Purchase          Address and
         Buyer                                   Shares     Shares     Facility   Price             Facsimile Number    Tax ID #
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

S.A.C. Capital          c/o S.A.C. Capital                                                          Schulte Roth &
Associates, LLC         Advisors, LLC                                                               Zabel LLP
                        72 Cummings Point Road                                                      919 Third Avenue
                        Stanford, Connecticut                                                       New York, New
                        06902                                                                       York  10022
                        Attention:  General                                                         Attention:
                        Counsel                                                                     Eleazer Klein,
                        Facsimile:  (203)                                                           Esq.
                        890-2393                                                                    Facsimile:
                        Residence: Anguila       6,040     2,209,822   $4,910,714 $6,040,000        (212) 593-5955        98-0169203
                                                                                                    Telephone:
                                                                                                    (212) 756-2376

Prentice Capital        c/o Prentice Capital
Partners QP, LP         Management, LP
                        623 Fifth Avenue
                        32nd Floor
                        New York, NY  10022
                        Attention: Michael
                        Zimmerman
                        Charles Phillips
                        Facsimile:               6,040**    1,473,214**   N/A     $6,040,000**         N/A                73-1728934
                        212-756-1464

Prentice Capital        c/o Prentice Capital
Partners, LP            Management, LP
                        623 Fifth Avenue
                        32nd Floor
                        New York, NY  10022
                        Attention: Michael
                        Zimmerman
                        Charles Phillips
                        Facsimile:               **         **            N/A          **              N/A                73-1728929
                        212-756-1464

Prentice Capital        c/o Prentice Capital
Offshore, Ltd           Management, LP
                        623 Fifth Avenue
                        32nd Floor
                        New York, NY  10022
                        Attention: Michael
                        Zimmerman
                        Charles Phillips
                        Facsimile:               **         **            N/A       **              N/A                 N/A
                        212-756-1464




                                             SCHEDULE OF BUYERS
          (1)                      (2)             (3)      (4)          (5)       (6)              (7)



                                                 Aggregate  Number     Principal
                               Address and       Number     of         Amount                       Legal
                            Facsimile Number     of         Series E   of                           Representative's
                                                 Preferred  Warrant    Bridge     Purchase          Address and
         Buyer                                   Shares     Shares     Facility   Price             Facsimile Number    Tax ID #
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

GMM Capital, LLC        111 West 40th Street
                        20th Floor                                                                  Skadden, Arps,
                        New York, NY 10018                                                          Slate, Meagher &
                                                                                                    Flom LLP
                                                                                                    Four Times Square
                                                                                                    New York, NY
                                                                                                    10036
                                                                                                    Attention:
                                                                                                    Thomas W.
                                                                                                    Greenberg, Esq.
                                                                                                    Facsimile: (917)
                                                                                                    777-7886
                                                                                                    Telephone: (212)
                                                 3,075     937,000     $1,250,000 $3,075,000        735-7886              72-6232404

Goldfarb Capital        21 Fairway Drive                                                            Fulbright and
Partners LLC            Mamaroneck, NY 10543                                                        Jaworski
                                                                                                    666 Fifth Avenue
                                                                                                    New York, N.Y.
                                                                                                    10103
                                                                                                    Attention. Neil
                                                                                                    Gold, Esq.
                                                                                                    Facsimile: (212)
                                                                                                    318 3400
                                                                                                    Telephone: (212)
                                                 1,977     602,679     $982,143   $1,977,000        318 3022              20-1850320

Mr. Charles Phillips    777 Park Avenue
                        New York, NY 10021       556**     169,430**   $357,143   $556,000**        N/A                   N/A

UBS Financial Services  c/o Mr. Charles Phillips
as Custodian FBO        777 Park Avenue
Charles G. Phillips     New York, NY 10021       323        98,427     N/A        $323,000          N/A                   N/A
Rollover IRA

Mr. Eli Wachtel         7 Shaw Road
                        Scarsdale, NY 10583      395       120,536     N/A        $395,000          N/A                   N/A




                                             SCHEDULE OF BUYERS

          (1)                      (2)             (3)      (4)          (5)     (6)                (7)



                                                 Aggregate  Number     Principal
                               Address and       Number     of         Amount                       Legal
                            Facsimile Number     of         Series E   of                           Representative's
                                                 Preferred  Warrant    Bridge    Purchase           Address and
         Buyer                                   Shares     Shares     Facility  Price              Facsimile Number    Tax ID #
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

WLSS Capital Partners,  c/o Wayne Miller                                                            Fulbright and
LLC                     1365 York Avenue                                                            Jaworski
                        Apt. 26B                                                                    666 Fifth Avenue
                        New York, NY 10021                                                          New York, N.Y.
                                                                                                    10103
                                                                                                    Attention. Neil
                                                                                                    Gold, Esq.
                                                                                                    Facsimile: (212)
                                                                                                    318 3400
                                                                                                    Telephone: (212)
                                                    44      13,393     N/A           $44,000        318 3022              20-1850320

Smithfield Fiduciary    c/o Highbridge Capital
LLC                     Management, LLC
                        9 West 57th Street
                        27th Floor
                        New York, NY 10019
                        Attention:  Ari J.
                        Storch
                        Adam
                        J. Chill
                        Fax:  (212) 751-0755
                        Telephone: (212) 287-4720
                        Residence:  Cayman
                        Islands                  2,601     793,008     $1,057,343 $2,601,000        N/A                   N/A

D.B. Zwirn Special      c/o D.B. Zwirn & Co.,
Opportunities Fund, L.P L.P.
                        745 Fifth Avenue, 18th
                        Floor New York, New York
                        10151
                        Telephone: (646)
                        720-9100
                        Fax: (646) 720-9000
                        Attention:  Daniel B.
                        Zwirn         Perry A.
                        Gruss
                        Residence:  Cayman
                        Islands                    750     228,496     $  304,662  $750,000         N/A                   73-1637217

D.B. Zwirn Special      c/o D.B. Zwirn & Co.,
Opportunities Fund,     L.P.
Ltd.                    745 Fifth Avenue, 18th
                        Floor
                        New York, New York 10151
                        Telephone: (646)
                        720-9100
                        Fax: (646) 720-9000
                        Attention:  Daniel B.
                        Zwirn         Perry A.
                        Gruss
                        Residence:  Cayman
                        Islands                    749     228,495     $  304,662  $749,000         N/A                   N/A




                                             SCHEDULE OF BUYERS

          (1)                      (2)             (3)      (4)          (5)      (6)               (7)



                                                 Aggregate  Number     Principal
                               Address and       Number     of         Amount                       Legal
                            Facsimile Number     of         Series E   of                           Representative's
                                                 Preferred  Warrant    Bridge    Purchase           Address and
         Buyer                                   Shares     Shares     Facility  Price              Facsimile Number    Tax ID #
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Riverview Group, LLC    666 Fifth Avenue, 8th
                        floor
                        New York, New York
                        10103 Attention:  Daniel
                        Cardella
                        Fax:   (212) 905-4414
                        Telephone: (212) 841-4100
                        Residence:  Delaware     2,050      625,000    $833,333    $2,050,000       N/A                   11-3485705
                                                 ------------------------------------------------
                        Total:                   24,600     7,500,000  $10,000,000 $24,600,000
                                                 ================================================

** Allocations of the securities listed under Prentice Capital Partners QP, LP among Prentice Capital Partners QP, LP, Prentice Capital Partners, LP,
     Prentice Capital Offshore, Ltd and Mr. Charles Phillips to be delivered to the Company prior to the Closing Date.


                                    SCHEDULE OF CLOSING EXERCISE SHARES



              (1)              (2)           (3)          (4)                (5)             (6)           (7)

                                            Exercise
                                            Price                        Exercise        Aggregate
             Buyer             Number of    of Series     Number of      Price of        Number of      Aggregate
                               Series A     A             Series B       Series B        Closing        Closing
                               Warrant      Warrant       Warrant        Warrant         Exercise       Exercise
                               Shares       Shares        Shares         Shares          Shares         Price
----------------------------------------------------------------------------------------------------------------------------------
S.A.C. Capital Associates, LLC 1,129,464   $1,976,562.00  520,536   $1,171,206.00     1,650,000         $3,147,768.00

Prentice Capital Partners QP,
LP                                N/A      N/A              N/A             N/A             N/A                N/A

Prentice Capital Partners, LP     N/A      N/A              N/A             N/A             N/A                N/A

Prentice Capital Offshore, Ltd    N/A      N/A              N/A             N/A             N/A                N/A

GMM Capital, LLC                287,500    $503,125.00    132,500     $298,125.00       420,000           $801,250.00

Goldfarb Capital Partners LLC   184,822    $323,438.50     85,178     $191,650.50       270,000           $515,089.00

Mr. Charles Phillips             82,143    $143,750.25     37,857      $85,178.25       120,000           $228,928.50

UBS Financial Services as
Custodian FBO Charles G.
Phillips Rollover IRA             N/A      N/A              N/A             N/A             N/A                N/A

Mr. Eli Wachtel                  36,964     $64,687.00     17,035      $38,328.75        53,999          $103,015.75

WLSS Capital Partners, LLC        4,107      $7,187.25      1,892       $4,257.00         5,999           $11,444.25

Smithfield Fiduciary LLC        243,189    $425,580.75    112,078     $252,175.50       355,267          $677,756.25

D.B. Zwirn Special
Opportunities Fund, L.P          70,072    $122,626.00     32,294      $72,661.50       102,366          $195,287.50

D.B. Zwirn Special
Opportunities Fund, Ltd.         70,072    $122,626.00     32,294      $72,661.50       102,366          $195,287.50

Riverview Group, LLC            191,667    $335,417.25     88,333     $198,749.25       280,000          $534,166.50

      Total:                  2,300,000    $4,025,000   1,059,997   $2,384,993.25    3,359,997         $6,409,993.25
                             ========================================================================================



                                   SCHEDULE 1

                  DOCUMENTS TO BE DATED AS OF THE CLOSING DATE:


1. Certificates representing the Preferred Shares

2. Warrants

3. (Common Stock) certificates representing the Closing Exercise Shares (issuable upon exercise of the Series A and Series B Warrants)

4. New Existing (Series B) Warrants representing the unexercised portions of the Existing (Series B) Warrants

5. Akin Gump Strauss Hauer & Feld LLP opinion

                                    EXHIBITS


Exhibit A   Form of Certificate of Designations
Exhibit B   Form of Series E Warrants
Exhibit C   Registration Rights Agreement
Exhibit D   Form of Irrevocable Transfer Agent Instructions
Exhibit E   Form of Outside Company Counsel Opinion
Exhibit F   Form of Secretary's Certificate
Exhibit G   Form of Officer's Certificate
Exhibit H   Form of Waiver

                                   EXHIBIT 11

                                                                       EXHIBIT A

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                               THE WET SEAL, INC.

          The Wet Seal, Inc. (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Sections 151 and 141 of the DGCL, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Twenty-Four Thousand Six Hundred (24,600) shares of Series C Convertible Preferred Stock of the Company, as follows:

          RESOLVED, that the Company is authorized to issue 24,600 shares of Series C Convertible Preferred Stock (the "PREFERRED SHARES"), par value $0.01 per share, which shall be perpetual unless and until converted as contemplated by this Certificate of Designations, Preferences and Rights (this "CERTIFICATE OF DESIGNATIONS") and shall have the following powers, designations, preferences and other special rights:

          (1) DIVIDENDS. The holders of the Preferred Shares (each, a "HOLDER" and collectively, the "HOLDERS") shall not be entitled to receive any regularly scheduled dividends in respect of such Preferred Shares.

          (2) CONVERSION OF PREFERRED SHARES. Preferred Shares shall be convertible into shares of the Company's Class A Common Stock, par value $0.10 per share (the "COMMON STOCK"), on the terms and conditions set forth in this
Section 2.

                (a) CERTAIN DEFINED TERMS. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                       (i) "AMEX" means the American Stock Exchange.

                       (ii) "APPROVED STOCK PLAN" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, consultant or director for services provided to the Company.

                       (iii) "BLOOMBERG" means Bloomberg Financial Markets.

                       (iv) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                       (v) "CAPITAL STOCK" means any and all shares,  interests,
                   participations,   rights   or  other   equivalents   (however
                   designated)   of
                   corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                       (vi) "CHANGE OF CONTROL" means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company's voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

                       (vii) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means,
                   for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to
                   Section 2(d)(iii). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

                       (viii) "COMMON STOCK DEEMED  OUTSTANDING"  means,  at any
                   given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares.

                       (ix) "CONVERSION AMOUNT" means the Stated Value.

                       (x) "CONVERSION PRICE" means, with respect to the Preferred Shares, as of any Conversion Date or other date of determination, $3.00, subject to adjustment as provided herein.

                       (xi) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

                       (xii) "ELIGIBLE MARKET" means the Principal Market, NYSE, AMEX or The Nasdaq SmallCap Market.

                       (xiii) "EXCLUDED SECURITIES" means shares of Common Stock
                   issued or deemed to be issued in accordance with Section 2(f) hereof by the Company: (v) in connection with an Approved Stock Plan; (w) upon issuance of the Preferred Shares or upon conversion of the Preferred Shares or upon exercise of the Warrants; (x) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $35,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act and "equity lines"), (y) upon exercise of any Options or Convertible Securities which are outstanding on the date immediately preceding the Subscription Date, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities as in effect on the date immediately preceding the Subscription Date (including such Convertible Securities issued by the Company pursuant to the Existing SPA and the Indenture) and such Options or Convertible Securities are not amended after the date immediately preceding the Subscription Date, and (z) to one or more parties who have provided consulting services to the Company, including Michael Gold or one of his affiliates, in an amount not to exceed, in the aggregate, 2,800,000 shares of Common
                   Stock or warrants to acquire such number of shares of Common Stock.

                       (xiv)  "EXISTING  SPA"  means  that  certain   Securities
                   Purchase Agreement, dated as of November 9, 2004, by and among the Company and certain parties listed on the Schedule of Buyers attached thereto, as amended and restated or modified.

                       (xv) "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase offer, tender offer or exchange offer that is accepted by the holders of more than 50% of the Company's outstanding voting securities (but excluding any voting securities held by the Person or Persons making or party to, or any Person(s) associated or affiliated with such Person or Persons making or party to, such purchase offer, tender offer or exchange offer), or (iv) enter into a stock purchase agreement or other agreement to effect any other business combination (including, without limitation, a reorganization, recapitalization or spin-off) with another Person or Persons, whereby more than 50% of the Company's outstanding voting securities are acquired by such Person or Persons (excluding any voting securities of the Company held by such Person or Persons making or party to, or any Person(s) associated or affiliated with such Person or Persons making or party to, such stock purchase agreement or other agreement to effect such other business combination), or (v) change the members constituting its Board of Directors such that the individuals who constituted the Board of Directors on the Subscription Date or other governing body of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 662/3% of the directors then still in office who were either directors on the Subscription Date or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office, or (vi) reorganize, recapitalize or reclassify its Common Stock.

                       (xvi) "INDENTURE" means that certain Indenture, dated as of January 14, 2005, by and between the Company and The Bank of New York, as Trustee, as amended and restated or modified.

                       (xvii) "INITIAL ISSUANCE DATE" means the Closing Date, as defined in the Securities Purchase Agreement.

                       (xviii)"LIQUIDATION  EVENT"  means (x) the  voluntary  or
                   involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions or (y) a Change of Control.

                       (xix)   "NYSE" means The New York Stock Exchange, Inc.

                       (xx)  "OPTIONS" means any rights,  warrants or options to
                   subscribe  for  or  purchase   Common  Stock  or  Convertible
                   Securities.

                       (xxi) "PARENT  ENTITY" of a Person means an entity that,
                   directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

                       (xxii) "PERSON" means an individual, a limited liability
                   company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

                       (xxiii) "PRINCIPAL  MARKET"  means  the  Nasdaq  National
                   Market.

                       (xxiv)"REGISTRATION  RIGHTS AGREEMENT" means that certain
                   registration rights agreement, by and among the Company and the initial Holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, as such agreement may be amended or modified from time to time as provided in such agreement.

                       (xxv) "REQUIRED HOLDERS" means the Holders of Preferred Shares representing at least a majority of the aggregate Preferred Shares then outstanding.

                       (xxvi)   "SEC"  means  the   Securities   and   Exchange
                   Commission.

                       (xxvii)   "SECURITIES  PURCHASE  AGREEMENT"  means  that
                   certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial Holders, as such agreement may be amended or modified from time to time as provided in such agreement.

                       (xxviii) "STATED VALUE" means $1,000.

                       (xxix) "SUBSCRIPTION DATE" means April 29, 2005.

                       (xxx) "SUCCESSOR ENTITY" means the Person,  which may be
                   the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

                       (xxxi) "TRADING DAY" means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

                       (xxxii) "WARRANTS" means the warrants to purchase shares
                   of Common Stock issued by the Company pursuant to the Securities Purchase Agreement.

                (b) HOLDER'S  CONVERSION  RIGHT.  Subject to the  provisions  of
Section 5 and Section 12, at any time or times on or after the Initial Issuance Date, any Holder shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below).

                (c) CONVERSION. Subject to Sections 5 and 12, the number of fully paid, non-assessable shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "CONVERSION RATE"):

                                CONVERSION AMOUNT
                                Conversion Price

                (d) MECHANICS OF CONVERSION. The conversion of Preferred Shares shall be conducted in the following manner:

                       (i) HOLDER'S DELIVERY REQUIREMENTS.  To convert Preferred
                   Shares into shares of Common Stock on any date (the "CONVERSION DATE"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as EXHIBIT I (the "CONVERSION NOTICE") to the Company and the Company's designated transfer agent (the "TRANSFER AGENT") and (B) if required by Section 2(d)(vii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 14) (the "PREFERRED STOCK CERTIFICATES").

                       (ii) COMPANY'S  RESPONSE.  Upon receipt by the Company of
                   copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Business Day, send, via facsimile, a confirmation of receipt of such
                   Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice, (the "SHARE DELIVERY
                   DATE"), (A) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "PREFERRED STOCK DELIVERY DATE") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                       (iii) DISPUTE RESOLUTION.  In the case of a dispute as to
                   the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Conversion Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days thereafter submit via facsimile (a) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or
                   (b) the disputed  arithmetic  calculation  of the

                    Conversion Rate to the Company's independent, outside accountant. The Company shall cause, at its expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

                       (iv) RECORD HOLDER. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                       (v) COMPANY'S FAILURE TO TIMELY CONVERT.

                           (A) CASH  DAMAGES.  If (I) within  three (3) Business
Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares or (II) within three (3) Business Days of the Company's receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of
(A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 2(d)(ii). In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of Preferred Shares hereunder, and if on or after the third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three
(3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, multiplied by (B) the

Closing Bid Price on the Conversion Date, provided that, so long as the Senior Credit Facility (as defined in the Securities Purchase Agreement) remains outstanding, each of the Holders hereby acknowledges, covenants and agrees that such Holder will not demand or accept, and the Company will not be obligated to make, any payment (each a "DELAY FEE") (whether in whole or in part) required to be made pursuant to this SECTION 2(D)(V), SECTION 1(C) of the Warrants (regarding the Company's obligation to make payments in the event of its failure to timely deliver securities upon exercise of the Warrants) and SECTION 2(F) of the Registration Rights Agreement (regarding the Company's obligation to make Registration Delay Payments, as defined in the Registration Rights Agreement), which would, in the aggregate of all of the aforementioned payments made to all Holders, exceed $250,000 in the aggregate in any calendar year (the "DELAY FEE CAP"). Each Holder agrees that, so long as the Senior Credit Facility (as defined in the Securities Purchase Agreement) is outstanding, (i) such Holder does not have any rights to, and shall not accept or demand any, Delay Fees in excess of its pro rata share of the Delay Fee Cap and (ii) to the extent any amounts are received with respect to the Delay Fees by such Holder from the Company in excess of such Holder's pro rata share of the Delay Fee Cap, such Holder shall promptly forward an amount equal to such excess in immediately available funds to the Administrative Agent (as defined in the Senior Credit Facility) at such account as the Administrative Agent shall designate from time to time.

                           (B)  VOID CONVERSION NOTICE; ADJUSTMENT OF CONVERSION
PRICE. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to
Section 2(d)(v)(A) or otherwise.

                       (vi) PRO RATA CONVERSION. Subject to Section 12, in the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date.

                       (vii) BOOK-ENTRY. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the Holder may not transfer the certificate representing the Preferred Shares unless the Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new certificate of like tenor, registered as the Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

                         ANY   TRANSFEREE OF  THIS CERTIFICATE SHOULD
                         CAREFULLY  REVIEW THE TERMS OF THE COMPANY'S
                         CERTIFICATE OF  DESIGNATIONS RELATING TO THE
                         PREFERRED   SHARES   REPRESENTED   BY   THIS
                         CERTIFICATE,   INCLUDING  SECTION  2(d)(vii)
                         THEREOF.  THE  NUMBER  OF  PREFERRED  SHARES
                         REPRESENTED BY THIS CERTIFICATE MAY BE  LESS
                         THAN  THE  NUMBER OF PREFERRED SHARES STATED
                         ON  THE  FACE  HEREOF  PURSUANT  TO  SECTION
                         2(d)(vii) OF THE CERTIFICATE OF DESIGNATIONS
                         RELATING TO THE PREFERRED SHARES REPRESENTED
                         BY THIS CERTIFICATE.

                 (e) TAXES. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof) and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

                 (f) ADJUSTMENTS TO CONVERSION PRICE. Subject to Sections 5 and 12, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

                        (i) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company but excluding Excluded Securities) for a consideration per share (the "NEW SECURITIES ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Conversion Price in effect immediately prior to such time (a "DILUTIVE ISSUANCE"), then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such Dilutive Issuance and (y) (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance and (II) the consideration, if any, received by the Company upon such Dilutive Issuance, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

                             (A)  ISSUANCE  OF  OPTIONS.  If the  Company in any
manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

                             (B)  ISSUANCE  OF  CONVERTIBLE  SECURITIES.  If the
Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this
Section 2(f)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of

Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                             (C) CHANGE IN OPTION  PRICE OR RATE OF  CONVERSION.
If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                             (D) CALCULATION OF CONSIDERATION  RECEIVED. In case
any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                             (E) RECORD DATE.  If the Company  takes a record of
the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                        (ii) ADJUSTMENT OF CONVERSION PRICE UPON SUBDIVISIONS OR
                    COMBINATIONS OF COMMON STOCK. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 2(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                        (iii) NOTICES.

                             (A) Whenever the Conversion Price is adjusted,  the
Company shall promptly mail to Holders a notice of the adjustment accompanied by an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it, which computation shall have been made by the Company. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(d)(iii).

                             (B) The Company  will give written  notice  stating
the proposed effective date or record date, as the case may be, to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place or on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

                             Failure  to  provide  the  requisite  notice or any
defect therein shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this Section 2(f)(xii).

          (3) [INTENTIONALLY OMITTED]

          (4) OTHER RIGHTS OF HOLDERS.

               (a) ASSUMPTION. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction

Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Certificate of Designations, including, without limitation, having a stated value equal to the stated value of the Preferred Shares held by such holder and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Preferred Shares been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares.

               (b) PURCHASE RIGHTS. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (5) LIMITATION ON BENEFICIAL OWNERSHIP. The Company shall not effect any conversion of the Preferred Shares, and any Holder shall not have the right to convert any Preferred Shares pursuant hereto, to the extent that after giving effect to such conversion, such Holder (together with its affiliates) would beneficially own in excess of 9.99% (the "CONVERSION LIMITATION") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentences, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Preferred Shares beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any of the warrants or convertible notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with
Section 13(d) of the Exchange Act. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K or 10-Q or any Current Report on Form 8-K filed subsequent thereto or other public filing with the Securities and Exchange Commission, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within three (3) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Holder may increase or decrease the Conversion Limitation to any other percentage specified in such notice but such percentage shall not be in excess of 9.99%; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder of the Preferred Shares.

          (6) RESERVATION OF SHARES.

               (a) RESERVATION. So long as any Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares outstanding at such time; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved of the previous sentence (without regard to any limitations on conversions) (the "REQUIRED RESERVE AMOUNT"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the "AUTHORIZED SHARE ALLOCATION"). In the event that a Holder shall sell or otherwise transfer any of such Holder's interests in the Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of such Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

               (b) INSUFFICIENT AUTHORIZED SHARES. If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "AUTHORIZED SHARE FAILURE"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

          (7) VOTING RIGHTS. Except as otherwise required by law and except as provided in Section 13 with respect to the matters referred to therein, the Holders shall not be entitled to any voting rights or powers accorded to the Common Stock. Notwithstanding the foregoing, each Holder shall be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting.

          (8) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "LIQUIDATION FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Stated Value; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "PARI PASSU SHARES"), if any, then each Holder and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificates of Designations, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

          (9) PREFERRED RANK. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon any Liquidation Event. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or pari passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon any Liquidation Event. The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments upon any Liquidation Event, provided that such junior preferred stock is perpetual. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may be pari passu with, but not junior to, any capital stock of the successor entity) and no merger shall result inconsistent therewith.

          (10) PARTICIPATION. Each Holder shall be entitled to such dividends paid and distributions made to the holders of Common Stock, whether in cash or in kind, to the same extent as if such Holder had converted Preferred Shares into Common Stock (without regard to any limitations on conversion herein, in this Certificate of Designations or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

          (11) ADDITIONAL COVENANTS.

               (a) EXISTENCE. Subject to Section 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

               (b) FURTHER INSTRUMENTS AND ACTS. Upon the request of any Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Certificate of Designations.

          (12) LIMITATION ON NUMBER OF CONVERSION SHARES. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares or exercise of the Warrants if the issuance of such shares of Common Stock would exceed that number of shares of Common

Stock which the Company may issue upon conversion of the Preferred Shares or exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded (the "EXCHANGE CAP"), which number of shares of Common Stock was equal to 8,250,115 in the aggregate as of April 28, 2005, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued, in the aggregate, upon conversion of Preferred Shares or exercise of the Warrants, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement on the Initial Issuance Date and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement on the Initial Issuance Date (the "EXCHANGE CAP ALLOCATION"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation. In the event that any Holder shall convert all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Exchange Cap Allocation, then the difference between such Holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder.

          (13) VOTE TO CHANGE THE TERMS OF CERTIFICATE OF DESIGNATIONS OR ISSUE PREFERRED SHARES. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation as in effect on the Subscription Date, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single separate class, the Company shall not: (u) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (v) increase or decrease (other than by conversion) the authorized number of shares of the Preferred Shares; (w) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to the distribution of assets on any Liquidation Event; (x) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services); (y) pay dividends or make any other distribution on the Common Stock; or (z) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

          (14) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; PROVIDED, HOWEVER, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

          (15) REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          (16) CONSTRUCTION; HEADINGS. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all of the Holders and shall not be construed against any person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations.

          (17) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          (18) NOTICE. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement (provided that if the Preferred Shares are not held by a Buyer (as defined in the Securities Purchase Agreement) then substituting the words "holder of Securities" for the word "Buyer"), subject to the provisions of Delaware law.

          (19) TRANSFER OF PREFERRED SHARES. A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; PROVIDED that such assignment is in compliance with applicable securities laws, subject to the transfer and resale restrictions set forth in the Securities Purchase Agreement.

          (20) PREFERRED SHARE REGISTER. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

          (21) PREFERRED STOCKHOLDER MATTERS. Any preferred stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company's preferred stockholders or any series thereof or at a duly called meeting of the Company's preferred stockholders or any series thereof, as applicable, all in accordance with the applicable rules and regulations of the Principal Market and the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

                                    * * * * *

          IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by [NAME], its [OFFICE], as of the ____ day of _____, 2005

                                         THE WET SEAL, INC.


                                         By:
                                         --------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT I

                      THE WET SEAL, INC. CONVERSION NOTICE

          Reference is made to the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of The Wet Seal, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED SHARES"), of The Wet Seal, Inc., a Delaware corporation (the "COMPANY"), indicated below into shares of Class A Common Stock, par value $0.10 per share (the "COMMON STOCK"), of the Company, as of the date specified below.

         Date of Conversion:
                            ----------------------------------------------------

         Number of Preferred Shares to be converted:

         Stock certificate no(s). of Preferred Shares to be converted:
                                                                      ----------

         Tax ID Number (If applicable):
                                        ----------------------------------------

Please confirm the following information:

         Conversion Price:
                          ------------------------------------------------------

         Number of shares of Common Stock to be issued:

          Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

         Issue to:
                  -------------------------------------


         Address:
                 --------------------------------------

         Telephone Number:
                          -----------------------------

         Facsimile Number:
                          -----------------------------

         Name of Registered Holder:

         By:
            -------------------------------------------
              Name:
                   ------------------------------------
              Title:
                    -----------------------------------

         Dated:
               ----------------------------------------

         Account Number (if electronic book entry transfer):
                                                            --------------------

         Transaction Code Number (if electronic book entry transfer):
                                                                     -----------

    [NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

                                 ACKNOWLEDGMENT

          The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated May __, 2005 from the Company and acknowledged and agreed to by American Stock Transfer and Trust Company.

                                         THE WET SEAL, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT 12

                                                                       EXHIBIT B

                                 FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                               THE WET SEAL, INC.

                    WARRANT TO PURCHASE CLASS A COMMON STOCK

Warrant No.:
            --------------
Number of Shares of Class A Common Stock:             1
                                         -------------
Date of Issuance:  May __, 2005 ("ISSUANCE DATE")

          The Wet Seal, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [S.A.C. CAPITAL ASSOCIATES, LLC] [OTHER BUYERS], the registered holder hereof or its permitted assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Class A Common Stock (including any Warrants to Purchase Class A Common Stock issued in exchange, transfer or replacement hereof, the "WARRANT"), at any time or times on or after November __, 2005 (the "VESTING DATE"), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), (___________) fully paid nonassessable shares of Class A Common Stock (as defined below) (the "WARRANT SHARES"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in
SECTION 15. This Warrant is one of the Warrants to Purchase Class A Common Stock (the "SPA Warrants") issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of April 29, 2005 (the "SUBSCRIPTION DATE"), by and among the Company and the investors (the "BUYERS") referred to therein (the "SECURITIES PURCHASE AGREEMENT").

--------
1 INSERT HOLDER'S PORTION OF SERIES E WARRANTS SET FORTH IN COLUMN (4) ON THE SCHEDULE OF BUYERS TO THE SECURITIES PURCHASE AGREEMENT, EXERCISABLE FOR AN AGGREGATE OF 7,500,000 SHARES OF COMMON STOCK

          1.    EXERCISE OF WARRANT.

                (a) MECHANICS OF EXERCISE. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in SECTION
1(F)), this Warrant may be exercised by the Holder on any day on or after the Vesting Date in whole or in part, by (i) delivery of a written notice, in the form attached hereto as EXHIBIT A (the "EXERCISE NOTICE"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in cash or wire transfer of immediately available funds to an account designated by the Company or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in SECTION 1(D)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the "EXERCISE DELIVERY DOCUMENTS"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "TRANSFER AGENT"). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "SHARE DELIVERY DATE"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Class A Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Class A Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in CLAUSE (II)(A) above or notification to the Company of a Cashless Exercise referred to in SECTION 1(D), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this SECTION 1(A) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with SECTION 7(D)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Class A Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Class A Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

                (b) EXERCISE PRICE. For purposes of this Warrant, "EXERCISE PRICE" means US $[___], subject to adjustment as provided herein.

                (c) COMPANY'S FAILURE TO TIMELY DELIVER  SECURITIES.  Subject to
SECTION 1(F), if the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Class A Common Stock to which the Holder is entitled and register such shares of Class A Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Class A Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such shares of Class A Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Class A Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and
(B) the Closing Sale Price of the shares of Class A Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Class A Common Stock to the Holder without violating
SECTION 1(A). In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Class A Common Stock on the Company's share register or credit the Holder's balance account with DTC for the number of shares of Class A Common Stock to which the Holder is entitled upon such holder's exercise hereunder, and if on or after the third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Class A Common Stock to deliver in satisfaction of a sale by the Holder of shares of Class A Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Class A Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Class A Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Class A Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Class A Common Stock, multiplied by (B) the Closing Bid Price on the date of exercise, provided that, so long as the Senior Credit Facility (as defined in the Securities Purchase Agreement) remains outstanding, each of the Holders hereby acknowledges, covenants and agrees that such Holder will not demand or accept, and the Company will not be obligated to make, any payment (each a "DELAY FEE") (whether in whole or in part) required to be made pursuant to this SECTION 1(C),
SECTION 2(D)(V) of the Company's Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (the "PREFERRED SHARES") (regarding the Company's obligation to make payments in the event of its failure to timely convert the Preferred Shares) and SECTION 2(F) of the Registration Rights Agreement (regarding the Company's obligation to make Registration Delay Payments, as defined in the Registration Rights Agreement), which would, in the aggregate of all of the aforementioned payments made to all Holders, exceed $250,000 in the aggregate in any calendar year (the "DELAY FEE CAP"). Each Holder agrees that, so long as the Senior Credit Facility (as defined in the Securities Purchase Agreement) is outstanding, (i) such Holder does not have any rights to, and shall not accept or demand any, Delay Fees in excess of its pro rata share of the Delay Fee Cap and (ii) to the extent any amounts are received with respect to the Delay Fees by such Holder from the Company in excess of such Holder's pro rata share of the Delay Fee Cap, such Holder shall promptly forward an amount equal to such excess in immediately available funds to the Administrative Agent (as defined in the Senior Credit Facility) at such account as the Administrative Agent shall designate from time to time.

                (d) CASHLESS EXERCISE. Notwithstanding anything contained herein to the contrary, if a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the "UNAVAILABLE WARRANT SHARES") is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Class A Common Stock determined according to the following formula (a "CASHLESS EXERCISE"):

                         Net Number = (A X B) - (A X C)
                                      -----------------
                                              B

                        For purposes of the foregoing formula:

                        A= the total number of shares with respect to which this Warrant is then being exercised.

                        B= the  Closing  Sale  Price of  the  shares of  Class A
                        Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

                        C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

                (e) DISPUTES. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with SECTION 12.

                (f) LIMITATIONS ON EXERCISES.

                   (i) BENEFICIAL OWNERSHIP. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 9.99% (the "CONVERSION LIMITATION") of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

For purposes of the foregoing sentence, the aggregate number of shares of Class A Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Class A Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Class A Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Class A Common Stock, the Holder may rely on the number of outstanding shares of Class A Common Stock as reflected in (1) the Company's most recent Form 10-K or 10-Q or any Current Report on Form 8-K filed subsequent thereto or other public filing with the Securities and Exchange Commission, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Class A Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within three (3) Business Days confirm orally and in writing to the Holder the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to the issuance of the SPA
Securities and the conversion or exercise of securities of the Company, including the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Class A Common Stock was reported. By written notice to the Company, any Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of SPA Warrants.

                   (ii) PRINCIPAL MARKET REGULATION. The Company shall not be obligated to issue any shares of Class A Common Stock upon exercise of this Warrant if the issuance of such shares of Class A Common Stock would exceed that number of shares of Class A Common Stock which the Company may issue upon exercise of this Warrant (including, as applicable, any shares of Class A Common Stock issued upon conversion or exercise of the SPA Securities) without breaching the Company's obligations under the rules or regulations of the Principal Market (the "EXCHANGE CAP"), which number of shares of Class A Common Stock is 8,250,115 as of April 29, 2005, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Class A Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Buyer shall be issued, upon exercise or conversion, as applicable, of any SPA Warrants or SPA Securities, shares of Class A Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Class A Common Stock issued to such Buyer pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of shares of Class A Common Stock issued to the Buyers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Buyer, the "EXCHANGE CAP ALLOCATION"). In the event that any Buyer shall sell or otherwise transfer any of such Buyer's SPA Warrants, the transferee shall be allocated a pro rata portion of such Buyer's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of SPA Warrants shall exercise all of such holder's SPA Warrants into a number of shares of Class A Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Class A Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of SPA Warrants on a pro rata basis in proportion to the shares of Class A Common Stock underlying the SPA Warrants then held by each such holder. In the event that the Company is prohibited from issuing any Warrant Shares for which an Exercise Notice has been received as a result of the operation of this
SECTION 1(F)(II), the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between the Closing Sale Price and the Exercise Price as of the date of the attempted exercise.

          2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time upon subdivisions or combinations of shares of Class A Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Class A Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Class A Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this SECTION 2(B) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Class A Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then, in each such case:

                (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Class A Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Class A Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of shares of Class A Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Class A Common Stock on the Trading Day immediately preceding such record date; and

                (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Class A Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Class A Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Class A Common Stock (or common stock) ("OTHER SHARES OF CLASS A COMMON STOCK") of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Class A Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Class A Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph
(b).

          4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

                (a) PURCHASE RIGHTS. In addition to any adjustments  pursuant to
SECTION 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Class A Common Stock (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Class A Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Class A Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                (b) FUNDAMENTAL TRANSACTIONS. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this SECTION
(4)(B) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Class A Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Class A Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Class A Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Class A Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Class A Common Stock (a "CORPORATE EVENT"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Class A Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

          5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, By-laws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Class A Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock upon the exercise of this Warrant. The Company shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 100% of the number of shares of Class A Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

          6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this
Warrant  or  otherwise)  or  as a  shareholder  of  the  Company,  whether  such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this SECTION 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

          7. REISSUANCE OF WARRANTS.

                (a) TRANSFER OF WARRANT. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with SECTION 7(D)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with SECTION 7(D)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

                (b) LOST, STOLEN OR MUTILATED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with SECTION 7(D)) representing the right to purchase the Warrant Shares then underlying this Warrant.

                (c)  EXCHANGEABLE  FOR  MULTIPLE   WARRANTS.   This  Warrant  is
exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new

Warrant or Warrants (in accordance with SECTION 7(D)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Class A Common Stock shall be given.

                (d) ISSUANCE OF NEW WARRANTS. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant
(i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to SECTION 7(A) or SECTION 7(C), the Warrant Shares designated by the Holder which, when added to the number of shares of Class A Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

          8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record
(A) with respect to any dividend or distribution upon the shares of Class A Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Class A Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

          9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

          10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule

(whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

          11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

          12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days thereafter submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

          13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          14.   TRANSFER.   This   Warrant  may   be  offered  for  sale,  sold,
transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.

          15.   CERTAIN   DEFINITIONS.  For  purposes  of   this  Warrant,   the
following terms shall have the following meanings:

                (a) "BLOOMBERG" means Bloomberg Financial Markets.

                (b) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                (c) "CLASS A COMMON STOCK" means (i) the Company's shares of Class A Common Stock, par value $0.10 per share, and (ii) any share capital into which such Class A Common Stock shall have been changed or any share capital resulting from a reclassification of such Class A Common Stock.

                (d) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to SECTION 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

                (e) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Class A Common Stock.

                (f) "ELIGIBLE MARKET" means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange or The Nasdaq SmallCap Market.

                (g) "EXPIRATION DATE" means November __, 2010 or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "HOLIDAY"), the next date that is not a Holiday.

                (h) "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase offer, tender offer or exchange offer that is accepted by the holders of more than 50% of the Company's outstanding voting securities (but excluding any voting securities held by the Person or Persons making or party to, or any Person(s) associated or affiliated with such Person or Persons making or party to, such purchase offer, tender offer or exchange offer), or (iv) enter into a stock purchase agreement or other agreement to effect any other business combination (including, without limitation, a reorganization, recapitalization or spin-off) with another Person or Persons, whereby more than 50% of the Company's outstanding voting securities are acquired by such Person or Persons (excluding any voting securities of the Company held by such Person or Persons making or party to, or any Person(s) associated or affiliated with such Person or Persons making or party to, such stock purchase agreement or other agreement to effect such other business combination), or (v) change the members constituting its Board of Directors such that the individuals who constituted the Board of Directors on the Subscription Date or other governing body of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 662/3% of the directors then still in office who were either directors on the Subscription Date or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office, or (vi) reorganize, recapitalize or reclassify its Common Stock.

                (i) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Class A Common Stock or Convertible Securities.

                (j) "PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

                (k) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

                (l) "PRINCIPAL MARKET" means the Nasdaq National Market.

                (m)   "REGISTRATION   RIGHTS   AGREEMENT"   means  that  certain
registration rights agreement by and among the Company and the Buyers, as may be amended or modified from time to time.

                (n) "REQUIRED HOLDERS" means the holders of the SPA Warrants representing at least a majority of shares of Class A Common Stock underlying the SPA Warrants then outstanding.

                (o) "SPA SECURITIES" means the Preferred Shares, as defined in and issued pursuant to the Securities Purchase Agreement.

                (p) "SUCCESSOR ENTITY" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

                (q) "TRADING DAY" means any day on which the Class A Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Class A Common Stock to be duly executed as of the Issuance Date set out above.


                                         THE WET SEAL, INC.


                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT A

                                 EXERCISE NOTICE
            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                    WARRANT TO PURCHASE CLASS A COMMON STOCK

                               THE WET SEAL, INC.

          The undersigned holder hereby exercises the right to purchase _________________ of the shares of Class A Common Stock ("WARRANT SHARES") of The Wet Seal, Inc., a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant to Purchase Class A Common Stock (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

          1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                  ____________  a "CASH EXERCISE" with respect to __________
                                Warrant Shares; and/or

                  ____________  a "CASHLESS EXERCISE" with respect to ______
                                Warrant Shares.

          2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

          3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______


-----------------------------------
   Name of Registered Holder


By:
    -----------------------------------
    Name:
    Title:

                                 ACKNOWLEDGMENT


          The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer and Trust Company to issue the above indicated number of shares of Class A Common Stock in accordance with the Transfer Agent Instructions dated May __, 2005 from the Company and acknowledged and agreed to by American Stock Transfer and Trust Company.

                                         THE WET SEAL, INC.



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT 15

                                                              EXECUTION VERSION



                 SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

     This Second Amendment and Waiver to Credit Agreement (this "SECOND AMENDMENT") is made as of the 29th day of April, 2005 by and among:

     THE WET SEAL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610, as Lead Borrower for the Borrowers, being:

         said WET SEAL, INC.,

         WET SEAL CATALOG, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610; and

         THE WET SEAL RETAIL, INC., a Delaware corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610; and

     WET SEAL GC, INC., a Virginia corporation, having its principal place of business at 26972 Burbank, Foothill Ranch, California 92610, as Facility Guarantor; and

     the LENDERS party hereto; and

     S.A.C. CAPITAL ASSOCIATES, LLC, a limited liability company organized under the laws of Anguilla, in its role as administrative agent (the "ADMINISTRATIVE AGENT") and in its role as collateral agent (the "COLLATERAL AGENT", together with the Administrative Agent, the"AGENTS") for the Lenders;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                   WITNESSETH

     WHEREAS, the Lead Borrower, the other Borrowers, the Lenders and the Agents entered into a Credit Agreement dated as of November 9, 2004 (as amended by the First Amendment to Credit Agreement, dated as of January 14, 2005 and as the same may be further amended, restated or otherwise modified and in effect from time to time, the "CREDIT AGREEMENT"); and

     WHEREAS, the Lead Borrower desires to issue a new series of convertible preferred stock and a new series of warrants, pursuant to the terms of the Securities Purchase Documents (as hereinafter defined), and has requested that the Lenders and the Agents consent to such issuance and to waive any Default or Event of Default under the Credit Agreement related thereto; and

     WHEREAS, the Lenders and the Agents have agreed to consent to the issuance of the convertible preferred stock and the warrants pursuant to the terms of the Securities Purchase Documents and to waive any Default or Event of Default under the Credit Agreement that might be deemed to occur as a result of such issuance; and

     WHEREAS, the parties desire to amend certain of the terms and conditions of the Credit Agreement pursuant to the terms and conditions set forth herein.

     NOW THEREFORE, it is hereby agreed as follows:

1. DEFINITIONS. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. AMENDMENTS TO ARTICLE I. Section 1.01 of the Credit Agreement is hereby amended by:

     a. deleting the parenthetical in the definition of "Excess Availability" and substituting in lieu thereof "(as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date)".

     b. deleting the definition of "Minimum Required Excess Availability" in its entirety and substituting in lieu thereof the following:

               "MINIMUM REQUIRED EXCESS AVAILABILITY" means Excess Availability at all times of not less than the lesser of (i) fifteen percent (15%) of the greater of the Borrowing Base or the Term Loan Borrowing Base, at any time of calculation, or (ii) $5,000,000.

     c. deleting the definition of "Restricted Payment" in its entirety and substituting in lieu thereof the following:

               "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Loan Party or any Subsidiary of any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Loan Party or any such Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of any Loan Party or any such Subsidiary. Without limiting the foregoing, "Restricted Payments" with respect to any Person shall also include all payments made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans and all proceeds of a dissolution or liquidation of such Person payable to the shareholders of such person; PROVIDED, HOWEVER, that "Restricted Payments" with respect to any Person shall not include any Equity Fees.

     d. deleting the definition of "Working Capital Credit Agreement" in its entirety and substituting in lieu thereof the following:

               "WORKING CAPITAL CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of September 22, 2004, as the same may be amended, replaced, renewed or refinanced from time to time in accordance with the terms thereof and Section 6.09 hereof.

     e. inserting the following new definitions in their appropriate alphabetical positions:

               "EQUITY FEES" means, collectively, (a) any "Registration Delay Payments" (as such term is defined in the 2005 Registration Rights Agreement) required to be paid pursuant to Section 2(f) of the 2005 Registration Rights Agreement, plus (b) any amounts required to be paid as a result of any failure by the Lead Borrower to timely issue and deliver or register the shares of Common Stock on the Lead Borrower's share register or to credit a holder's balance account with The Depository Trust Company, to which any holder is entitled upon such holder's exercise of any 2005 Warrant pursuant to Section 1(c) of each 2005 Warrant, plus (c) any amounts required to be paid as a result of any failure by the Lead Borrower to credit a holder's balance account with The Depository Trust Company or to issue and deliver a certificate to a holder for the number of Common Shares to which such holder is entitled upon the conversion of Preferred Shares, or to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which a holder is entitled, pursuant to Section 2(d)(v) of the 2005 Certificate of Designations, all such fees set forth in clauses (a), (b) and (c) herein in an amount not to exceed $250,000 in the aggregate in any calendar year.

               "THIRD AMENDMENT TO WORKING CAPITAL CREDIT AGREEMENT EFFECTIVE DATE" means the date on which all conditions precedent to the Third Amendment to Working Capital Credit Agreement, dated as of April 29, 2005, among the Loan Parties, the Working Capital Administrative Agent and the Working Capital Lenders, have been satisfied."

               "2005 CERTIFICATE OF DESIGNATIONS" means that certain Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock dated as of April __, 2005.

               "2005 REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement dated as of April __, 2005 by and between the Lead Borrower and the Buyers (as defined in the 2005 Securities Purchase Agreement) listed therein.

               "2005 SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated as of April __, 2005 entered into by and among the Lead Borrower and the Buyers (as defined in the 2005 Securities Purchase Agreement).

               "2005 TRANSACTION DOCUMENTS" means the 2005 Securities Purchase Agreement, the 2005 Registration Rights Agreement, the 2005 Certificate of Designations and the 2005 Warrants.

               "2005 WARRANTS" means the Form of Series E Warrants substantially in the form attached as Exhibit B to the 2005 Securities Purchase Agreement.

3. AMENDMENTS TO ARTICLE V. Article V of the Credit Agreement is hereby amended by:

     a. deleting subsection 5.01(f) in its entirety and substituting in lieu thereof the following:

               "(f) weekly, on Wednesday of each week, (i) a Borrowing Base Certificate (as defined in the Working Capital Credit Agreement) showing the Borrowing Base and Term Loan Borrowing Base as of the close of business on the immediately preceding Saturday, which Borrowing Base Certificate shall reflect, among other things, the roll forward of the Inventory from the prior week as of the close of business on the immediately preceding Saturday and the prior week's Eligible Cash and Cash Equivalents (as defined in the Working Capital Credit Agreement) as of the close of business on the immediately preceding Saturday; PROVIDED that, if at any time the Working Capital Administrative Agent or the Term Lender (as defined in the Working Capital Credit Agreement) request a daily Borrowing Base Certificate from the Lead Borrower, the Lead Borrower shall simultaneously furnish a copy of such Borrowing Base Certificate to the Agents; and (ii) if the Borrowing Base (as defined in the Working Capital Credit Agreement as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date), the Term Loan Borrowing Base (as defined in the Working Capital Credit Agreement as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date) or any component definition thereof (as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date) shall be modified after the Third Amendment to Working Capital Credit Agreement Effective Date, an additional Borrowing Base Certificate (as in effect on the Third Amendment to Working Capital Credit Agreement Effective
          Date) showing the Borrowing Base (as defined, together with any component definition used therein, in the Working Capital Credit Agreement as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date) and Term Loan Borrowing Base (as defined, together with any component definition used therein, in the Working Capital Credit Agreement as in effect on the Third Amendment to Working Capital Credit Agreement Effective Date) as of the close of business on the immediately preceding Saturday, in each case of clauses (i) and (ii) above, each such Borrowing Base Certificate to be certified as complete and correct on behalf of the Borrowers by a Financial Officer of the Lead Borrower;"

     b. deleting "and" at the end of subsection 5.02(i) and inserting the following new subsections (j) and (k) at the end of Section 5.02:

               "(j) the occurrence of (i) any delay in complying with any Filing Deadline (as defined in the Registration Rights Agreement (as defined in the Securities Purchase Agreement) and as defined in the 2005 Registration Rights Agreement, or Effectiveness Deadline (as defined in the Registration Rights Agreement (as defined in the Securities Purchase Agreement) and as defined in the 2005 Registration Rights Agreement or (ii) any Conversion Failure (as defined in the Notes (as defined in the Securities Purchase Agreement)), or (iii) any failure to deliver Class A Common Stock upon conversion or exercise, as applicable, within the time periods provided for in the respective Securities (as defined in the 2005 Securities Purchase Agreement)."

               "(k) The filing of the Registration Statement with the Securities Exchange Commission pursuant to Section 2(a), 2(d) and 2(e) of the 2005 Registration Rights Agreement."

4. AMENDMENT TO ARTICLE VII. Article VII of the Credit Agreement is hereby amended by:

     a. deleting subsection 7.01(d) in its entirety and substituting in lieu thereof the following:

               "(d) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Sections 2.22, 5.01(f), 5.02(j), 5.07 (with respect to insurance covering the Collateral), 5.09, or 5.12, or in Article VI;"

     b.   inserting the following new subsection at the end of Section 7.01:

               "(s) the breach by the Lead Borrower of any covenant or other term or condition of any of the 2005 Transaction Documents, subject to any applicable grace periods set forth therein."

5. WAIVER. The Lead Borrower has entered into (a) a Securities Purchase Agreement, dated as of April __, 2005 (together with all other documents executed and delivered in connection therewith, the "SECURITIES PURCHASE AGREEMENT"), attached hereto as Exhibit A, by and among the Lead Borrower and the investors listed on the Schedule of Buyers attached thereto (individually, a "BUYER" and collectively, the "BUYERS") and (b) a Registration Rights Agreement, dated as of April __, 2005 (together with all other documents executed and delivered in connection therewith, the "REGISTRATION RIGHTS AGREEMENT"; and together with the Securities Purchase Agreement, the "SECURITIES PURCHASE DOCUMENTS"), attached hereto as Exhibit B, by and among the Lead Borrower and the Buyers.

          Pursuant to the terms of the Securities Purchase Documents, the Lead Borrower intends to issue (a) a new series of convertible preferred stock of the Lead Borrower designated as Series C Convertible Preferred Stock (the "PREFERRED Shares"), which Preferred Shares shall be convertible into shares of the Class A Common Stock and (b) a new series of Series E Warrants (the "WARRANTS") to acquire up to such number of shares of Class A Common Stock as set forth in the Schedule of Buyers to the Securities Purchase Agreement. As a condition to this issuance (a) each Buyer shall exercise that amount of its outstanding Series A Warrants and Series B Warrants exercisable into such number of shares of Class A Common Stock as set forth on the Schedule of Closing Exercise Shares to the Securities Purchase Agreement and (b) the Loan Parties shall enter into an appropriate amendment to each of the Credit Agreement, the Working Capital Credit Agreement and the Working Capital Intercreditor Agreement.

          In accordance with Section 9.02 of the Credit Agreement, each Lender and each Agent hereby waives any Default or Event of Default under Section 6.06(a) of the Credit Agreement that might be deemed to occur as a result of the issuance of the Preferred Shares and Warrants pursuant to the terms of the Securities Purchase Documents.

          The waivers set forth in this Section 5 shall be effective only in the specific instances and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

6. AMENDMENT TO SCHEDULES. All of the Schedules to the Credit Agreement are hereby amended and restated in their entirety in the forms of the respective Schedules attached hereto.

7. CLOSING OF PURCHASE UNDER SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL [ ], 2005. The closing of the purchases contemplated by Section 1(a) of the 2005 Securities Purchase Agreement (the "CLOSING") is subject to satisfaction of the following:

          (a) The Lead Borrower and the Buyers (as defined in the 2005 Securities Purchase Agreement) shall establish an arrangement with respect to the deposit and payment of the purchase price contemplated by Section 1(a) of the 2005 Securities Purchase Agreement satisfactory in all respects to the Administrative Agent and Lenders in their reasonable discretion.

          (b) The Lead Borrower shall have delivered to the Administrative Agent and the Lenders a funds flow memorandum, in form satisfactory to the Administrative Agent and the Lenders in their reasonable discretion, no less than two (2) Business Days prior to the Closing.

8. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

     a. The Administrative Agent shall have received a fully executed copy of the following documents, together with each other document required thereby:

          1. This Second Amendment, duly executed and delivered by the Borrowers, the Facility Guarantor, the Agents and the Lenders;

          2. The Third Amendment to the Working Capital Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the Borrowers, the Facility Guarantor, the Working Capital Administrative Agent and the Working Capital Lenders;

          3. The Second Amendment to the Working Capital Intercreditor Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by the Working Capital Administrative Agent and the Administrative Agent;

          4. A Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Working Capital Administrative Agent, duly executed and delivered by the Buyers under the 2005 Securities Purchase Agreement; and

          5. The Securities Purchase Documents, in substantially the forms attached hereto as Exhibits A and B, duly executed by the parties thereto.

     b. The Third Amendment to the Working Capital Credit Agreement shall have become effective in accordance with its terms.

     c. The Second Amendment to the Working Capital Intercreditor Agreement shall have become effective, in accordance with its terms.

     d. The issuance of the Preferred Shares and Warrants, pursuant to the terms of the Securities Purchase Documents, shall occur on or prior to May 3, 2005.

     e. No Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect to the execution of this Second Amendment (other than as may be waived herein) and all representations and warranties made in the Credit Agreement are true and correct as of the date hereof, except to the extent that they refer specifically to an earlier date, in which case they are true and correct as of such earlier date.

     f. The Borrowers and the Facility Guarantor shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may reasonably request.

9.   MISCELLANEOUS.

     a. Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

     b. Each Loan Party confirms and agrees that this Amendment shall constitute a Loan Document under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made or deemed made by any Loan Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Loan Party fails to perform or comply with any covenant or agreement contained herein.

     c. Each Loan Party hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Loan Documents, the Obligations, or otherwise, and that if such Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED, and each Loan Party hereby RELEASES the Agents and each Lender, and each of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

     d. This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of this Second Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

     e. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     f. This Second Amendment shall be binding upon, and inure to the benefit of the successors and assigns of the parties hereto.

     g. This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. This Second Amendment may not be amended, modified or otherwise changed without the mutual agreement in writing of the parties hereto.

     h.   Each of the Loan Parties hereto (on behalf of all Loan Parties) hereby
          (a) acknowledges and consents to this Second Amendment, (b) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this Second Amendment all references in any such Loan Document to "the Credit Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (c) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to any Agent for the ratable benefit of the Lenders, or to grant to any Agent for the ratable benefit of the Lenders a security interest in or Lien on, any collateral as security for the obligations of any Loan Party from time to time existing in respect of the Credit Agreement (as amended hereby) and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

                                            THE WET SEAL, INC.



                                            By:/s/ Douglas C. Felderman
                                              ----------------------------------
                                              Name:  Douglas C. Felderman
                                              Title: EVP-CFO


                                            THE WET SEAL RETAIL, INC.



                                            By:/s/ Douglas C. Felderman
                                              ----------------------------------
                                              Name:  Douglas C. Felderman
                                              Title: Secretary & Treasurer


                                            THE WET CATALOG, INC.


                                            By: /s/ Douglas C. Felderman
                                              ----------------------------------
                                              Name:  Douglas C. Felderman
                                              Title: Secretary & Treasurer


                                            THE WET SEAL GC, INC.


                                            By:/s/ Douglas C. Felderman
                                               ---------------------------------
                                               Name:  Douglas C. Felderman
                                               Title: Secretary & Treasurer

                                            S.A.C. CAPITAL ASSOCIATES, LLC,
                                            as Administrative Agent, Collateral
                                            Agent, and a Lender

                                            By: S.A.C. Capital Advisors, LLC


                                            By:/s/ Douglas C. Felderma
                                               ---------------------------------
                                               Name: Peter Nussbaum
                                               Title:  General Counsel

                                            GMM CAPITAL, LLC,
                                            as a Lender


                                            By: /s/ Isaac Dabah
                                               ---------------------------------
                                               Name:  Isaac Dabah
                                               Title: Director

                                            GOLDFARB CAPITAL PARTNERS LLC,
                                            as a Lender


                                            By: /s/ Morris Goldfarb
                                               ---------------------------------
                                               Name:  Morris Goldfarb
                                               Title: Member

                                            /s/ Charles Phillips
                                            ----------------------------------
                                            Mr. Charles Phillips, as a Lender

                                            SMITHFIELD FIDUCIARY LLC, as a
                                            Lender


                                            By: /s/ Scott M. Wallace
                                               ---------------------------------
                                               Name:  Scott M. Wallace
                                               Title: Authorized Signatory

                                            D.B. ZWIRN SPECIAL OPPORTUNITIES
                                            FUND, L.P.,
                                            as a Lender

                                            By: D.B. Zwirn Partners LLC,
                                                  its general partner


                                            By: /s/ Daniel B. Zwirn
                                               ---------------------------------
                                               Name:  Daniel B. Zwirn
                                               Title: Managing Member

                                            D.B. ZWIRN SPECIAL OPPORTUNITIES
                                            FUND, LTD, as a Lender

                                            By:  D.B. Zwirn & Co., L.P.,
                                                    its trading manager

                                            By: /s/ Daniel B. Zwirn
                                               --------------------------------
                                               Name:  Daniel B. Zwirn
                                               Title: Managing Member

                                            RIVERVIEW GROUP, LLC, as a Lender

                                            By:  MILLENNIUM HOLDING GROUP, L.P.

                                                 By:  Millennium Management,
                                                      L.L.C.

                                            By: /s/ Dave Nolan
                                               ---------------------------------
                                               Name:  Dave Nolan
                                               Title: Executive Vice President

    CONSENTED AND AGREED:


    Fleet Retail Group, Inc.,
    as Working Capital Administrative Agent

    By:/s/ Daniel Platt
      -------------------------------------
      Name:  Daniel Platt
      Title: Director

                                    EXHIBIT A

                                    EXHIBIT B

                                   EXHIBIT 18


                              SECOND AMENDMENT TO
                 INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT


     THIS SECOND AMENDMENT TO INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT (this "AMENDMENT") is entered into as of April 29, 2005, by and among S.A.C. CAPITAL ASSOCIATES, LLC, a limited liability company organized under the laws of Anguila, as "Administrative Agent" and "Collateral Agent" for all Second Lien Lenders party to the Second Lien Credit Agreement as described more fully in the Intercreditor Agreement referred to below (the "SECOND LIEN AGENT"), THE WET SEAL, INC., a Delaware corporation (the "LEAD Borrower"), THE WET SEAL RETAIL, INC., a Delaware corporation ("WET SEAL RETAIL"), WET SEAL CATALOG, INC., a Delaware corporation (collectively, with Wet Seal Retail and the Lead Borrower, the "COMPANIES"), WET SEAL GC, INC., a Virginia corporation (the "FACILITY GUARANTOR"), and FLEET RETAIL GROUP, INC., as "Administrative Agent" and "Collateral Agent" for all of the First Lien Lenders party to the First Lien Credit Agreement as described more fully in the Intercreditor Agreement referred to below (the "FIRST LIEN AGENT"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Intercreditor Agreement referred to below.

                                 R E C I T A L S

     A. Concurrently with the Companies', the Facility Guarantor's and the Second Lien Agent's execution and delivery of that certain Second Lien Credit Agreement with the Second Lien Lenders, the Companies, the Facility Guarantor, the Second Lien Agent and the First Lien Agent executed an Intercreditor and Lien Subordination Agreement, dated as of November 9, 2004 (as amended and in effect from time to time, the "INTERCREDITOR AGREEMENT");

     B. The Companies and the Facility Guarantor have requested that the First Lien Credit Agreement be amended to provide, among other things, that the Borrowing Base and the Minimum Required Excess Availability be amended and that the Second Lien Credit Agreement be amended to provide, among other things, that the Minimum Required Excess Availability be amended; and

     C. The First Lien Agent and the Second Lien Agent have agreed, subject to the terms and conditions provided herein, to amend the Intercreditor Agreement as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

     1. AMENDMENTS TO INTERCREDITOR AGREEMENT.

        (a) Section 1 of the Intercreditor Agreement is hereby amended by adding the following new definition of "Third Amendment to First Lien Credit Agreement Effective Date" in the appropriate alphabetical order:

            ""THIRD AMENDMENT TO FIRST LIEN CREDIT AGREEMENT EFFECTIVE DATE" means the date on which all conditions precedent to the Third Amendment to Amended and Restated Credit Agreement, dated as of April ___, 2005, among the Credit Parties, the First Lien Agent and the First Lien Lenders, have been satisfied."

        (b) Section 1 of the Intercreditor Agreement is hereby further modified by deleting the definition of "Borrowing Base Certificate" in its entirety and substituting in lieu thereof the following new definition:

            ""BORROWING BASE CERTIFICATE" means the Borrowing Base Certificate as defined in the First Lien Credit Agreement (as in effect on the Third Amendment to First Lien Credit Agreement Effective Date)."

        (c) Section 1 of the Intercreditor Agreement is hereby further modified by deleting the definition of "Maximum First Lien Debt" in its entirety and substituting in lieu thereof the following new definition:

            ""MAXIMUM FIRST LIEN DEBT" shall mean on any date of determination thereof, First Lien Debt in an amount equal to (a) the lesser of (i) $50,000,000 and (ii) the result of (A) the greater of the (I) Borrowing Base and (II) Term Loan Borrowing Base (as such terms (including the component definitions thereof) are defined in the First Lien Credit Agreement as of the Third Amendment to First Lien Credit Agreement Effective Date), MINUS (B) the Minimum Required Excess Availability (as such term (including the component definitions thereof) is defined in the First Lien Credit Agreement as of the Third Amendment to First Lien Credit Agreement Effective Date); PLUS (b) $8,000,000; PLUS, (c) the Permitted Overadvance Amount, MINUS (d) all Asset Sale Revolver Reserves, all Insurance Reserves and all Term Loan Permanent Reductions."

        (d) Section 1 of the Intercreditor Agreement is hereby further modified by deleting the definition of "Second Lien Actionable Default" in its entirety and substituting in lieu thereof the following new definition:

            ""SECOND LIEN ACTIONABLE DEFAULT" shall mean, collectively to the extent that such events have not been cured or waived, (a) an "Event of Default" that arises pursuant to (i) the incurrence of indebtedness that is pari passu or senior in right of payment to the Second Lien Debt in contravention of Section 6.01 of the Second Lien Credit Agreement and (ii)
     Section 7.01(a) of the Second Lien Credit Agreement (as in effect on November 9, 2004), (b) the First Lien Principal Obligations exceeds the Maximum First Lien Debt, (c) after the occurrence of a First Lien Default (which shall not have been cured or waived) if at such time the First Lien Agent shall be in breach of any material term or provision of this Agreement and such breach shall not have been cured within five (5) Business Days of the date of receipt of written notice of such breach from the Second Lien Agent and (d) the Borrowers shall have failed to deliver the Borrowing Base Certificate required pursuant to
     Section 5.01(f) of the First Lien Credit Agreement (as in effect on the Third Amendment to First Lien Credit Agreement Effective Date)."

     2. Section 9(b) of the Intercreditor Agreement is hereby amended by deleting the phrase "as in effect on the Second Amendment to First Lien Credit Agreement Effective Date" in each instance therein and substituting in lieu thereof the phrase "as in effect on the Third Amendment to First Lien Credit Agreement Effective Date".

     3. CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective as of the date hereof upon receipt by the First Lien Agent and the Second Lien Agent of the following conditions:

        (a) a counterpart signature page to this Amendment duly executed and delivered by the Companies, the Facility Guarantor, the First Lien Agent and the Second Lien Agent; and

        (b) evidence reasonably satisfactory to the First Lien Agent and the Second Lien Agent that all corporate action necessary for the valid execution, delivery and performance by the Companies and the Facility Guarantor of this Amendment and the transactions contemplated hereby shall have been duly and effectively taken.

     4. CONSENTS.

        The First Lien Agent, for and on behalf of the First Lien Lenders, hereby consents to the Second Amendment to Second Lien Credit Agreement, dated as of the date hereof, and attached hereto as EXHIBIT A. This is a one time consent and shall not obligate the First Lien Agent or any First Lien Lender to consent to any other transactions or to establish a course of conduct.

     5. NO OTHER AMENDMENTS, ETC. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Intercreditor Agreement remain unchanged, and (b) all of the terms and conditions of the Intercreditor Agreement, as amended hereby, are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of the First Lien Agent or of any other Person under the Intercreditor Agreement except as expressly set forth herein. Nothing in this Amendment shall be construed to imply any willingness on the part of the First Lien Agent or the First Lien Lenders to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Intercreditor Agreement.

     6. HEADINGS. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

     7. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of photocopies of the signature pages to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart hereof.

     8. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED THEREIN AND IRREVOCABLY AGREES THAT, SUBJECT TO FIRST LIEN AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY, AS THE CASE MAY BE, AT SUCH PERSON'S ADDRESS SET FORTH IN THE INTERCREDITOR AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

     9. WAIVER OF JURY TRIAL. EACH SECOND LIEN LENDER PARTY, EACH CREDIT PARTY AND FIRST LIEN AGENT (FOR ITSELF AND FOR AND ON BEHALF OF EACH FIRST LIEN
LENDER) HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH SECOND LIEN LENDER PARTY, EACH CREDIT PARTY AND FIRST LIEN AGENT (FOR ITSELF AND FOR AND ON BEHALF OF THE FIRST LIEN LENDERS) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AMENDMENT, THE SECOND LIEN DEBT DOCUMENTS AND THE FIRST LIEN DEBT DOCUMENTS, AS THE CASE MAY BE, AND THAT SUCH PERSONS WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RESPECTIVE RELATED FUTURE DEALINGS. EACH OF EACH SECOND LIEN LENDER PARTY, EACH CREDIT PARTY AND FIRST LIEN AGENT (FOR ITSELF AND FOR AND ON BEHALF OF EACH FIRST LIEN LENDER) WARRANTS AND REPRESENTS THAT SUCH PERSON HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT SUCH PERSON KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Second Lien Agent, the Credit Parties and the First Lien Agent have caused this Amendment to be executed as of the date first above written.

                                    THE SECOND LIEN AGENT:
                                    ---------------------

                                    S.A.C. CAPITAL ASSOCIATES, LLC, as
                                    Administrative Agent and Collateral Agent
                                    BY: S.A.C. CAPITAL ADVISORS, LLC


                                    By:/s/ Peter Nussbaum
                                       --------------------------------
                                        Name:  Peter Nussbaum
                                        Title:


                                    THE COMPANIES:
                                    -------------

                                    THE WET SEAL, INC.


                                    By:/s/ Douglas C. Felderman
                                       --------------------------------
                                        Name:  Douglas C. Felderman
                                        Title: EVP-CFO


                                    THE WET SEAL RETAIL, INC.

                                    By:/s/ Douglas C. Felderman
                                       --------------------------------
                                        Name:  Douglas C. Felderman
                                        Title: Secretary & Treasurer


                                    WET SEAL CATALOG, INC.

                                    By::/s/ Douglas C. Felderman
                                       --------------------------------
                                        Name:  Douglas C. Felderman
                                        Title: Secretary & Treasurer


                                    THE FACILITY GUARANTOR:
                                    ----------------------

                                    WET SEAL GC, INC.

                                    By::/s/ Douglas C. Felderman
                                       --------------------------------
                                        Name:  Douglas C. Felderman
                                        Title: Secretary & Treasurer

             ***SIGNATURE PAGE TO SECOND AMENDMENT TO INTERCREDITOR
                       AND LIEN SUBORDINATION AGREEMENT***

                                    THE FIRST LIEN AGENT:
                                    --------------------

                                    FLEET RETAIL GROUP, INC.


                                    By:/a/ Daniel T. Platt
                                       --------------------------------
                                        Name: Daniel T. Platt
                                        Title: Director


























             ***SIGNATURE PAGE TO SECOND AMENDMENT TO INTERCREDITOR
                       AND LIEN SUBORDINATION AGREEMENT***

                                   EXHIBIT 22

                                                                       EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), is entered into as of April 29, 2005, by and among The Wet Seal, Inc., a Delaware corporation (the "COMPANY") and the buyers listed on the Schedule of Buyers attached hereto as EXHIBIT A (each, a "BUYER" and, collectively, the "BUYERS").

          THE PARTIES TO THIS AGREEMENT enter into this agreement on the basis of the following facts, intentions and understanding:

          A. The Company and the Buyers entered into that certain Securities Purchase Agreement, dated as of April 29, 2005 (the "SECURITIES PURCHASE AGREEMENT"), and, upon the terms and subject to the conditions of the Securities Purchase Agreement, the Company has agreed to issue and sell to the Buyers an aggregate of (i) Twenty-Four Thousand Six Hundred (24,600) shares of the Company's Series C Convertible Preferred Stock, $0.01 par value (the "PREFERRED SHARES"), issued pursuant to the Company's Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (the "CERTIFICATE OF Designations") related thereto, which shall be convertible into shares of Class A Common Stock of the Company (as converted, collectively, the "CONVERSION SHARES"), $0.10 par value per share (the "COMMON STOCK"), and (ii) Warrants (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "WARRANTS") to purchase in the aggregate up to seven million five hundred thousand (7,500,000) shares of Common Stock (as exercised, collectively, the "WARRANT SHARES").

          B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights to the Buyers under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

          NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

          Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are required by law to remain closed.

          "COMMISSION" means the Securities and Exchange Commission.

          "INVESTOR" means each Buyer and any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement, and any subsequent transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement.

          "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and governmental or any department or agency thereof.

          "REGISTER," "REGISTERED," and "REGISTRATION" means a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statements by the Commission.

          "REGISTRABLE SECURITIES" means (i) the Conversion Shares issued or issuable upon conversion of the Preferred Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iii) any shares of capital stock issued or issuable with respect to securities referenced in the preceding clause, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Preferred Shares or exercise of the Warrants, (iv) any shares of capital stock of any entity issued in respect of the capital stock referenced in the immediately preceding clauses as a result of a merger, consolidation, sale of assets, sale or exchange of capital stock or other similar transaction; provided, that any Registrable Securities that have been sold pursuant to a Registration Statement or Rule 144 promulgated under the 1933 Act shall no longer be Registrable Securities.

          "REGISTRATION   STATEMENT"   means   a   registration   statement   or
registration statements of the Company filed under the 1933 Act and covering all of the Registrable Securities.

          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

          Section 2.    REGISTRATION.

          (a) MANDATORY REGISTRATION. The Company shall use its best efforts to prepare and, as soon as practicable but in no event later than 30 calendar days after the Closing Date (as defined in the Securities Purchase Agreement) "(the "FILING DEADLINE"), file with the Commission a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d) of this Agreement. The Registration Statement prepared pursuant hereto shall register the Registrable Securities for resale, including at least 130% of the number of shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants by the Investors from time to time in accordance with the methods of distribution elected by such Investors or such other amount as required by Section 4(e) of the Securities Purchase Agreement. The Registration Statement shall contain (except if otherwise directed by the holders of at least a majority of the Registrable Securities) the "Selling Securityholders" and "Plan of Distribution" sections in substantially the form attached hereto as EXHIBIT B. The Company shall use reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but not later than 90 calendar days (or in the event the Commission reviews the Registration Statement and requires the Company to make modifications thereto, 120 calendar days after the Closing Date (the "EFFECTIVENESS DEADLINE").

          (b) ALLOCATION OF CONVERSION SHARES AND WARRANT SHARES. The initial number of Conversion Shares and Warrant Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated the portion of the then remaining number of the applicable Registrable Securities included in such Registration Statement allocable to the transferor. Other than the securities covered by the Existing RRA (as defined in the Securities Purchase Agreement), which the Holders hereby consent to be included in this Registration Statement, in no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Investors holding at least a majority in interest of the applicable Registrable Securities, determined as if all of the Preferred Shares held by Investors then outstanding had been converted into Conversion Shares and all Warrants then outstanding had been exercised for Warrant Shares without regard to any limitations on conversion of the Preferred Shares or exercise of the Warrants (the "REQUIRED HOLDERS"). To the extent that the registration statement required pursuant to the terms of the Existing RRA (the "EXISTING RRA REGISTRATION STATEMENT") is filed, but not declared effective, prior to the Registration Statement required hereunder, the Holders hereby consent to the inclusion of the Registrable Securities hereunder in the Existing RRA Registration Statement.

          (c) LEGAL COUNSEL. Subject to Section 5 of this Agreement, the Required Holders in interest of the Registrable Securities shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (the "LEGAL COUNSEL"), which the Investors agree shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated in writing by the Required Holders. Schulte Roth & Zabel LLP, or any other counsel designated in writing by the Required Holders, shall not represent any Investor that sends such counsel written notice that such Investor does not wish such counsel to represent it in connection with the matters discussed in this Section 2(c). The Investors, other than any Investor that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Investors by Schulte Roth & Zabel LLP in connection with the subject matter of this Agreement. This provision will not prohibit any other counsel to an Investor from reviewing and commenting on any registration filed pursuant to this Agreement at no cost to the Company.

          (d) INELIGIBILITY FOR FORM S-3. If Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder or the Company is not permitted by the 1933 Act or the Commission to use Form S-3, then the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided, however, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering all of the Registrable Securities has been declared effective by the Commission or, if earlier, until the end of the Registration Period (as defined in Section 3(a).

          (e) SUFFICIENT NUMBER OF SHARES REGISTERED. In the event the number of shares registered under a Registration Statement filed pursuant to
Section 2(a) of this Agreement is insufficient to cover all of the Conversion Shares and Warrant Shares or all of an Investor's allocated portion of the
Conversion Shares and Warrant Shares pursuant to Section 2(b) of this Agreement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least one hundred thirty percent (130%) of the number of such Conversion Shares and Warrant Shares as of the trading day immediately preceding the date of the filing of such amendment and/or new Registration Statement, in each case, as soon as practicable, but in no event later than fifteen (15) days after the necessity therefor arises. The Company shall use its reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The calculation of the number of shares sufficient to cover all of the Conversion Shares and Warrant Shares shall be made without regard to any limitations on the conversion of the Preferred Shares or the exercise of the Warrants, and such calculation shall assume that all of the Preferred Shares and all of the Warrants are then exercisable for, shares of Common Stock at the then prevailing Conversion Rate (as defined in the Certificate of Designations) or Warrant Exercise Price (as defined in the Warrants), as applicable.

          (f) EFFECT OF FAILURE TO FILE AND OBTAIN AND MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. Subject to any elections made pursuant to
Section 4(b), if (i) a Registration Statement covering all the Registrable Securities is not filed with the Commission on or before the Filing Deadline or is not declared effective by the Commission on or before the Effectiveness Deadline, (ii) a Registration Statement covering all of the Registrable Securities required to be covered thereby, as described in Section 2(e) of this Agreement, is not filed with the Commission on or before the deadline described in Section 2(e) of this Agreement or is not declared effective by the Commission on or before the deadline described in Section 2(e) of this Agreement, (iii) on any day after such Registration Statement has been declared effective by the Commission, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made as a matter of law (other than during an Allowable Grace Period (as defined in Section 3(n) of this Agreement) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock but excluding failures caused solely by a breach of the applicable Investor's obligations hereunder), or (iv) a Grace Period (as defined in
Section 3(n) of this Agreement) exceeds the length of an Allowable Grace Period (each of the items described in clauses (i), (ii), (iii) and (iv) above shall be referred to as a "REGISTRATION DELAY"), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity) the Company shall pay on the occurrence of each Registration Delay and every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Registration Delay is cured, (1) to each holder of the Preferred Shares an amount in cash equal to the product of (i) the initial principal amount paid for the Preferred Shares held by such holder or the related Conversion Shares multiplied by (ii) two percent (2%) and (2) to each holder of the Warrants or Warrant Shares an amount in cash equal to the product of (i) the Exercise Price for such Warrant or the related Warrant Shares multiplied by (ii) two percent (2%). The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as "REGISTRATION DELAY PAYMENTS." The Registration Delay Payments shall be paid in cash on the earlier of (A) the last day of the calendar month during which such Registration Delay Payments are incurred and (B) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and two-tenths percent (1.2%) per month (prorated for partial months) until paid in full; provided that, so long as the Senior Credit Facility (as defined in the Securities Purchase Agreement) remains outstanding, each of the Buyers hereby acknowledges, covenants and agrees that such Buyer will not demand or accept, and the Company will not be obligated to make, any payment (each a "DELAY FEE") (whether in whole or in part) required to be made pursuant to this
SECTION 2(F), SECTION 2(D)(V) of the Company's Certificate of Designations (regarding the Company's obligation to make payments in the event of its failure to timely convert the Preferred Shares) and SECTION 1(C) of the Warrants (regarding the Company's obligation to make payments in the event of its failure to timely deliver securities upon exercise of the Warrants), which would, in the aggregate of all of the aforementioned payments made to all Buyers, exceed $250,000 in the aggregate in any calendar year (the "DELAY FEE CAP"). Each Buyer agrees that, so long as the Senior Credit Facility (as defined in the Securities Purchase Agreement) is outstanding, (i) such Buyer does not have any rights to, and shall not accept or demand any, Delay Fees in excess of its pro rata share of the Delay Fee Cap and (ii) to the extent any amounts are received with respect to the Delay Fees by such Buyer from the Company in excess of such Buyer's pro rata share of the Delay Fee Cap, such Buyer shall promptly forward an amount equal to such excess in immediately available funds to the Administrative Agent (as defined in the Senior Credit Facility) at such account as the Administrative Agent shall designate from time to time.

          Section 3. RELATED OBLIGATIONS. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to
Section 2(a), 2(d) or 2(e) of this Agreement, the Company will use reasonable efforts to effect the registration of all of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

          (a) The Company shall promptly prepare and file with the Commission a Registration Statement with respect to all of the Registrable Securities(but in no event later than the applicable Filing Deadline) and use reasonable efforts to cause such Registration Statement relating to all of the Registrable Securities required to be covered thereby to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall, subject to the terms of this Agreement, keep each Registration Statement effective pursuant to Rule 415 at all times during the period from the date it is initially declared effective until the earliest of
(i) the second  anniversary  of the date such  Registration  Statement is filed,
(ii) the date as of which all of the Investors (other than any Investors who are "affiliates" of the Company as such term is used in Rule 144(k) promulgated under the 1933 Act) may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) (or the successor rule thereto) promulgated under the 1933 Act or (iii) the date on which all of the Investors shall have sold all of the Registrable Securities (the "REGISTRATION PERIOD"), which Registration Statement, as of its filing and effective dates and each day thereafter (including all amendments or supplements thereto, as of their respective filing and effective dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading, and the prospectus contained in such Registration Statement, as of its filing date and each day thereafter (including all amendments and supplements thereto, as of their respective filing dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated thereon, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (b) Subject to Section 3(n) of this Agreement, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 (or any successor rule thereto) promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act. In the case of amendments and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (the "1934 ACT"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement and prospectus.

          (c) The Company shall permit Legal Counsel, or if no Legal Counsel shall have been chosen by the Investors, the Investors, to review and provide written comment upon each Registration Statement, prospectus and all amendments and supplements thereto at least three (3) Business Days prior to their filing with the Commission. The Company shall furnish to the Investors and Legal
Counsel, without charge, (i) promptly after receipt of such correspondence, copies of all correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to each Registration Statement, prospectus and all amendments and supplements thereto, (ii) promptly after the same is prepared and filed with the Commission, one (1) copy of each Registration Statement, prospectus and all amendments and supplements thereto, including all exhibits and financial statements related thereto, and (iii)
promptly upon the effectiveness of each Registration Statement and each amendment and supplement thereto, one (1) copy of the prospectus included in each such Registration Statement and all amendments and supplements thereto. The Company agrees that it will, and it will cause its counsel to, consider in good faith any comments or objections from Legal Counsel, or if no Legal Counsel shall have been selected, the Investors, as to the form or content of each Registration Statement, prospectus and all amendments or supplements thereto or any request for acceleration of the effectiveness of each Registration Statement, prospectus and all amendments or supplements thereto.

          (d) [Intentionally omitted].

          (e) Subject to Section 3(n) of this Agreement, and excluding any Registrable Shares held by Investors electing to exclude their Registrable Shares from the Registration Statement under Section 4(b), the Company shall use reasonable efforts to (i) promptly register and qualify, unless an exemption from registration and qualification applies, the resale of the Registrable Securities under such other securities or "blue sky" laws of all applicable jurisdictions in the United States as any holder of Registrable Shares reasonably requests in writing, (ii) promptly prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) promptly take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) promptly take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such jurisdiction, except in such jurisdictions where the Company is subject to service of process. The Company shall promptly notify each Investor who holds Registrable Securities and Legal Counsel of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

          (f) Notwithstanding anything to the contrary set forth herein, as promptly as practicable after becoming aware of such event, the Company shall notify each Investor and Legal Counsel in writing of the happening of any event as a result of which (i) the Registration Statement or any amendment or supplement thereto, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the prospectus related to such Registration Statement or any amendment or supplement thereto includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 3(n) of this Agreement, promptly prepare a supplement or amendment to such Registration Statement and prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor and Legal Counsel as such Investor or Legal Counsel may reasonably request. The Company shall also promptly notify each Investor and Legal Counsel in writing (i) when a prospectus and each prospectus supplement or amendment thereto has been filed, and when a Registration Statement and each amendment (including post-effective amendments) and supplement thereto has been declared effective by the Commission (notification of such effectiveness shall be delivered to each Investor and
Legal Counsel by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information,  and  (iii)  of the  Company's  reasonable  determination  that  an
amendment   (including  any   post-effective   amendment)  or
supplement to a Registration Statement or prospectus would be appropriate (subject to Section 3(n) hereof).

          (g) Subject to Section 3(n) of this Agreement, the Company shall use reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities and Legal Counsel of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

          (h) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with United States federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, prospectus or any amendment or supplement thereto, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, unless ordered or requested by the Commission or other governmental authority not to do so, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          (i) The Company shall use reasonable efforts to cause all the Conversion Shares and Warrant Shares to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Conversion Shares and Warrant Shares is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

          (j) In connection with any sale or transfer of Registrable Securities pursuant to a Registration Statement, the Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and, registered in such names as the Investors may request.

          (k) If requested by an Investor, the Company shall (i) as soon as practicable, incorporate in each prospectus supplement or post-effective amendment to the Registration Statement such information as an Investor provides in writing and reasonably requests to be included therein relating to the sale and distribution of the Registrable Securities, and (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

          (l)  The  Company  shall  comply   with  all   applicable  rules   and
regulations of the Commission in connection with any registration hereunder.

          (m) Within two (2) Business Days after a Registration Statement is ordered effective by the Commission the Company will so notify the transfer agent for the Registrable Securities and the Investors whose Registrable Securities are included in the Registration Statement.

          (n) Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Board of Directors of the Company relying upon the opinion of counsel, in the best interests of the Company (a "GRACE PERIOD"); provided, however, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; provided further, that no single
Grace Period shall exceed fifteen (15) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all of the Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each Grace Period complying with this provision being an "ALLOWABLE GRACE PERIOD"). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. The provisions of Section 3(g) of this Agreement shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) of this Agreement.

          (o) If reasonably requested in writing in connection with any disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Investors of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Investors, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Investors or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.

          (p) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933
Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement.

          Section 4.    OBLIGATIONS OF THE INVESTORS.

          (a) At least three (3) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Investor shall promptly notify the Company of any material change with respect to such information previously provided to the Company by such Investor.

          (b) Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement, in which case, such Investor does not need to cooperate with the Company until it notifies the Company of its desire to include one or more shares of the Registrable Securities in such Registration Statement.

          (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or 3(n) of this Agreement or the first sentence of Section 3(f) of this Agreement, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statements covering such Registrable Securities until such Investor's receipt of the copies of the amended or supplemented prospectus contemplated by Section 3(g) of this Agreement or the first sentence of Section 3(f) of this Agreement or receipt of notice that no amendment or supplement is required and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice (other than a single file copy, which such Investor may keep) in such Investor's possession.

          Section  5.   EXPENSES  OF  REGISTRATION.  All  expenses,  other  than
underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall pay all of the Investors' reasonable costs (including reasonable fees and disbursements of Legal Counsel) incurred in connection with the registration, filing or qualification pursuant to this Agreement, up to an aggregate amount of $15,000.

          Section 6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment (including post-effective amendments) or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which the Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if authorized for use by the Company prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if any) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iv) any material violation of this Agreement by the Company (the matters in the foregoing clauses (i) through (iv) being, collectively, "VIOLATIONS"). Subject to Section 6(c) of this Agreement, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or its Legal Counsel expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d) of this Agreement; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

          (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a) of this Agreement, the Company, each of its directors, each of its officers who signs the Registration Statement, its agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PARTY"), against any Claims or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims or Indemnified Damages arise out of or are based upon any Violation (including for purposes of this paragraph, a material violation of this Agreement by the Investor), in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor or its Legal Counsel expressly for use in connection with such Registration Statement and, subject to Section 6(c) of this Agreement, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnification agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 of this Agreement shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, that the Investor shall be liable under this Section 6(b) for only that amount of the Claims and Indemnified Damages as does not exceed the net proceeds to such Investors as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnification agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c) Promptly after an Indemnified Person or Indemnified Party under this Section 6 has knowledge of any Claim as to which such Indemnified Person or Indemnified Party reasonably believes indemnity may be sought or promptly after such Indemnified Person or Indemnified Party receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of such Claim, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying party shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party. In the case of an Indemnified Person, the legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a full release from all liability in respect to such Claim and action and proceeding. After indemnification as provided for under this Agreement, the rights of the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party as provided in this Agreement shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          (d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

          (e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          (f) The indemnification agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

          Section 7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 of this Agreement to the fullest extent permitted by law; provided, however, that:

          (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement. The provisions of this Section 7 shall remain in full force and effect, regardless of the investigation made by or on behalf of the beneficiaries of this Section 7 and shall survive the transfer of Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

          Section 8.    REPORTING.

          (a) Reports Under The 1934 Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company shall use reasonable efforts to:

                (1) make and keep public information available, as those terms are understood and defined in Rule 144;

                (2) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                (3) furnish to each Investor, so long as such Investor owns Registrable Securities, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

          (b) Rule 144A Information. The Company shall, upon request of any Investor, make available to such Investor the information required by Rule 144A(d)(4) (or any successor rule) under the 1933 Act.

          Section 9. ASSIGNMENT OF REGISTRATION RIGHTS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Investors, subject to the condition that such transfer shall have been conducted in accordance with all applicable federal and state securities laws. The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws;
(iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the obligations of an Investor under this Agreement; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Certificate of Designations and the Warrants; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws. The Company hereby shall extend the benefits of this Agreement to any Investor and any such Investor may specifically enforce the provisions of this Agreement as if an original party hereto.

          Section 10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver affected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

          Section 11.   MISCELLANEOUS.

          (a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

          (b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidenced by mechanically or electronically generated receipt by the sender's facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                          If to the Company:

                          The Wet Seal, Inc.

                          26972 Burbank
                          Foothill Ranch, California 92610
                          Telephone: (949) 699-3919
                          Facsimile: (949) 699-4825
                          Attention: Chief Financial Officer


                          with a copy to:

                          Akin Gump Strauss Hauer & Feld LLP
                          590 Madison Avenue
                          New York, New York  10022
                          Telephone: (212) 872-1000
                          Facsimile: (212) 872-1002
                          Attention: Alan Siegel, Esq.
                                     Ackneil M. Muldrow III, Esq.


                          If to Legal Counsel:

                          Schulte Roth & Zabel LLP
                          919 Third Avenue
                          New York, NY 10022
                          Telephone: (212) 756-2000
                          Facsimile: (212) 593-5955
                          Attention: Eleazer Klein, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto as Exhibit A, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party.

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (e) This Agreement, the Securities Purchase Agreement, the Certificate of Designations, the Warrants and the other documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Certificate of Designations and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          (f)   This Agreement shall become effective as of the Closing Date.

          (g) Subject to the requirements of Section 9 of this Agreement, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

          (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

          (l) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          (m) The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.


                                         COMPANY

                                         THE WET SEAL, INC.


                                         By:/s/ Douglas C. Felderman
                                            -----------------------------------
                                            Name:  Douglas C. Felderman
                                            Title: Chief Financial Officer



                    [Signatures of Buyers on Following Page]

          [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]


                                         BUYER

                                         S.A.C. CAPITAL
                                         ASSOCIATES, LLC By:
                                         S.A.C. Capital
                                         Advisors, LLC

                                          By:/s/ Peter Nussbaum
                                            ----------------------------------
                                            Name:  Peer Nussbaum
                                            Title: General Counsel

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]


                                         BUYER
                                         GMM CAPITAL, LLC



                                          By:/s/ Isaac Dabah
                                            -----------------------------------
                                            Name:  Isaac Dabah
                                            Title:

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



                                         GOLDFARB CAPITAL PARTNERS LLC


                                          By:/s/ Morris Goldfarb
                                            -----------------------------------
                                            Name:  Morris Goldfarm
                                            Title: Member

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]




                                            /s/ Charles Phillips
                                            -----------------------------------
                                            MR. CHARLES PHILLIPS

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]




                                            /s/ Eli Wachtel
                                            -----------------------------------
                                            MR. ELI WACHTEL

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]





                                         WLSS CAPITAL PARTNERS, LLC


                                         By:/s/ Wayne S. Miller
                                            -----------------------------------
                                            Name:  Wayne S. Miller
                                            Title: Member

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



                                         SMITHFIELD FIDUCIARY, LLC


                                         By:/s/ Scott M. Wallace
                                            -----------------------------------
                                            Name:  Scott M. Wallace
                                            Title: Authorized Signatory

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



                                         D.B. ZWIRN SPECIAL
                                         OPPORTUNITIES FUND, L.P.
                                         By: D.B. ZWIRN PARTNERS LLC,
                                             its general partner


                                         By:/s/ Daniel B. Zwirn
                                            -----------------------------------
                                            Name:  Daniel B. Zwirn
                                            Title: Managing Member

                                         D.B. ZWIRN SPECIAL
                                         OPPORTUNITIES FUND, LTD.
                                         By: D.B. ZWIRN & CO., L.P.,
                                             its trading Manager


                                         By:/s/ Daniel B. Zwirn
                                            -----------------------------------
                                            Name:  Daniel B. Zwirn
                                            Title: Managing Member

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



                                         RIVERVIEW GROUP, LLC

                                         By:  Millennium Holding Group, L.P.,

                                         By:  Millennium Management, L.L.C.

                                         By:/s/ Dave Nolan
                                            -----------------------------------
                                            Name:  Dave Nolan
                                            Title: Executive Vice President

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]


                                         PRENTICE CAPITAL PARTNERS QP, LP
                                         By:  Prentice Capital GP, LLC, its
                                              general partner


                                         By:/s/ Charles Phillips
                                            -----------------------------------
                                            Name:  Charles Phillips
                                            Title:

                                         PRENTICE CAPITAL PARTNERS, LP
                                         By:  Prentice Capital GP, LLC, its
                                         general partner


                                         By:/s/ Charles Phillips
                                            -----------------------------------
                                            Name:  Charles Phillips
                                            Title:

                                         PRENTICE CAPITAL OFFSHORE, LTD
                                         By:  Prentice Capital Management, LP,
                                              the Investment Manager

                                         By:/s/ Charles Phillips
                                            -----------------------------------
                                            Name:  Charles Phillips
                                            Title:

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



                                         UBS FINANCIAL SERVICES AS CUSTODIAN
                                         FBO CHARLES G. PHILLIPS ROLLOVER IRA


                                         By:/s/ Charles Phillips
                                            -----------------------------------
                                            Name:  Charles Phillips
                                            Title:

                                                                       EXHIBIT A



                   EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT
                               SCHEDULE OF BUYERS



                NAME OF BUYERS                        NUMBER OF PREFERRED SHARES      NUMBER OF WARRANTS
  ---------------------------------------------     -----------------------------    --------------------
S.A.C. Capital Associates, LLC
c/o S.A.C. Capital Advisors, LLC
72 Cummings Point Road
Stamford, Connecticut 06902
Attention: General Counsel Facsimile:
(203) 890-2393 Residence: Anguila

Prentice Capital Partners QP, LP
c/o Prentice Capital Management, LP
623 Fifth Avenue
32nd Floor
New York, NY  10022
Attention: Michael Zimmerman
Charles Phillips
Facsimile:  212-756-1464

Prentice Capital Partners, LP
c/o Prentice Capital Management, LP
623 Fifth Avenue
32nd Floor
New York, NY  10022
Attention: Michael Zimmerman
Charles Phillips
Facsimile:  212-756-1464

Prentice Capital Offshore, Ltd
c/o Prentice Capital Management, LP
623 Fifth Avenue
32nd Floor
New York, NY  10022
Attention: Michael Zimmerman
Charles Phillips
Facsimile:  212-756-1464

GMM Capital, LLC
111 West 40th Street
20th Floor
New York, NY 10018

Goldfarb Capital Partners LLC

                                       1


21 Fairway Drive
Mamaroneck, NY 10543

Mr. Charles Phillips
777 Park Avenue
New York, NY 10021

UBS Financial Services as Custodian FBO
Charles G. Phillips Rollover IRA
777 Park Avenue
New York, NY 10021

Mr. Eli Wachtel
7 Shaw Road
Scarsdale, NY 10583

WLSS Capital Partners, LLC
c/o Wayne Miller
1365 York Avenue
Apt. 26B New York, NY 10021

Smithfield Fiduciary LLC
c/o Highbridge Capital Management, LLC
9 West 57th Street
27th Floor
New York, NY 10019
Attention:  Ari J. Storch
                  Adam J. Chill
Facsimile:  (212) 751-0755
Telephone: (212) 287-4720
Residence:  Cayman Islands



                NAME OF BUYERS                        NUMBER OF PREFERRED SHARES      NUMBER OF WARRANTS
---------------------------------------------        -----------------------------    --------------------


D.B. Zwirn Special Opportunities Fund, L.P
c/o D.B. Zwirn & Co., L.P.
745 Fifth Avenue, 18th Floor
New York, New York 10151
Phone: (646) 720-9100
Fax: (646) 720-9000
Attention:  Daniel B. Zwirn
            Perry A. Gruss
Residence:  Cayman Islands

D.B. Zwirn Special Opportunities Fund, Ltd.
c/o D.B. Zwirn & Co., L.P.
745 Fifth Avenue, 18th Floor
New York, New York 10151
Phone: (646) 720-9100
Fax: (646) 720-9000
Attention:  Daniel B. Zwirn
            Perry A. Gruss
Residence:  Cayman Islands

Riverview Group, LLC
666 Fifth Avenue, 8th floor
New York, New York  10103
Attention:  Daniel Cardella
Facsimile: (212) 905-4414
Telephone: (212) 841-4100
Residence:  Delaware


                                                                       EXHIBIT B

                             SELLING SECURITYHOLDERS

          The preferred shares and warrants were originally issued by us in transactions exempt from the registration requirements of the 1933 Act to persons reasonably believed to be "accredited investors" as defined in Regulation D under the 1933 Act. The shares of common stock being offered by the selling securityholders are issuable upon conversion of the preferred shares and upon exercise of the warrants. For additional information regarding the preferred shares and warrants see "Private Placement of Preferred Shares and Warrants" above. We are registering the shares of common stock underlying the preferred shares and warrants in order to permit the selling securityholders to offer the shares of common stock for resale from time to time. Except for the ownership of the preferred shares, the warrants and the purchases of other securities from the Company on January 14, 2005, the selling stockholders have not had any material relationship with us within the past three years.

          The table below lists the selling securityholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling securityholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of ________, 2005, assuming conversion of all of the preferred shares and exercise of all of the warrants held by the selling securityholders on that date, without regard to any limitations on conversion or exercise. The third column lists the shares of common stock being offered pursuant to this prospectus by each of the selling securityholders. The fourth column lists the number of shares that will be beneficially owned by the selling securityholders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of __________, 2005, but not offered hereby are not sold.

          In accordance with the terms of registration rights agreements with the holders of the preferred shares and the warrants, this prospectus generally covers the resale of (i) 130% of the maximum number of shares of common stock issuable upon conversion of the preferred shares (without taking into account any limitations on the conversion of the preferred shares set forth in the certificate of designations relating to the preferred shares) and (ii) 130% of the maximum number of shares of common stock issuable upon exercise of the warrants (without taking into account any limitations on the exercise of the warrants set forth in the warrants), in each case as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the preferred shares and exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

          Under the terms of the certificate of designations relating to the preferred shares and the warrants, a selling securityholder may not convert the preferred shares or exercise the warrants, to the extent such conversion or exercise would cause such selling securityholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the preferred shares which have not been converted and upon exercise of the warrants which have not been exercised. The numbers in the second column do not reflect this limitation. The selling securityholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

          The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below.

                                      SHARES
                                        OF
                                      COMMON
                                      STOCK
                                      OWNED      SHARES OF       SHARES OF
                                      BEFORE    COMMON STOCK   COMMON STOCK
                                       THE        OFFERED     OWNED AFTER THE
NAME OF SELLING SECURITYHOLDER       OFFERING     HEREBY        OFFERING (1)
-----------------------------        --------   -----------  ------------------

S.A.C. Capital Associates, LLC (2)

Prentice Capital Partners QP, LP

Prentice Capital Partners, LP

Prentice Capital Offshore, Ltd

GMM Capital, LLC

Goldfarb Capital Partners LLC

Mr. Charles Phillips

UBS Financial Services as Custodian
FBO Charles G. Phillips Rollover
IRA

Mr. Eli Wachtel

WLSS Capital Partners, LLC

Smithfield Fiduciary LLC (3)

D.B. Zwirn Special Opportunities Fund, L.P (4)

D.B. Zwirn Special Opportunities Fund, Ltd. (4)

Riverview Group, LLC (5)


         (1) Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

         (2) Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company which we refer to in this prospectus as SAC Capital Advisors, and S.A.C. Capital Management, LLC, a Delaware limited liability company which we refer to in this prospectus as SAC Capital Management, share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of these securities.

          (3) Highbridge Capital Management, LLC ("Highbridge"), is the trading manager of Smithfield Fiduciary LLC ("Smithfield") and consequently has voting control and investment discretion over the shares of Common Stock held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge and Messrs. Dubin and Swieca disclaims beneficial ownership of the shares held by Smithfield.

          (4) D. B. Zwirn & Co., L.P. is the trading manager of each of Zwirn Special Opportunities Fund, Ltd. and Zwirn Special Opportunities Fund, L.P. and consequently has voting control and investment discretion over securities held by each of these entities. Daniel B. Zwirn controls Zwirn Holdings, LLC, which in turn is the managing member of, and thereby controls, DBZ GP, LLC, which in turn is the general partner of, and thereby controls, D. B. Zwirn & Co., L.P. Each of Daniel B. Zwirn, Zwirn Holdings, LLC, DBZ GP, LLC and D. B. Zwirn & Co., L.P. disclaims beneficial ownership of securities held by each of Zwirn Special Opportunities Fund, Ltd. and Zwirn Special Opportunities Fund, L.P.

          (5) The managing member of Riverview is Millennium Holding Group, L.P., a Delaware limited partnership ("Millennium Holdings"). Millennium Management, L.L.C., a Delaware limited liability company ("Millennium Management"), is the general partner of Millennium Holdings and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Holdings and by Riverview. Israel A. Englander ("Mr. Englander") is the managing member of Millennium Management. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The foregoing should not be construed in and of itself as an admission by any of Millennium Holdings, Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Riverview. Millennium Partners, L.P., a Cayman Islands limited partnership ("Millennium Partners"), is a limited partner of Millennium Holdings. As a limited partner, Millennium Partners has no investment or voting control over Millennium Holdings or its securities positions.

                              PLAN OF DISTRIBUTION

          We are registering the shares of common stock issuable upon conversion of the preferred shares and upon exercise of warrants and to permit the resale of the underlying shares of common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the securities. We will bear all fees and expenses incident to our obligation to register the preferred shares, warrants and shares of common stock.

          The selling securityholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

          o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

          o    in the over-the-counter market;

          o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

          o through the writing of options, whether such options are listed on an options exchange or otherwise;

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

          o block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately negotiated transactions;

          o    short sales;

          o    pursuant to Rule 144 under the Securities Act;

          o broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

          o    a combination of any such methods of sale; and

          o    any other method permitted pursuant to applicable law.

          If the selling securityholders effect such transactions by selling the preferred shares, warrants, or shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the preferred shares, warrants or shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of any securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholders may also sell securities short and deliver securities covered by this prospectus to close out short positions. The selling securityholders may also loan or pledge securities to broker-dealers that in turn may sell such securities.

          The selling securityholders may pledge or grant a security interest in some or all of the preferred shares, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the preferred shares, warrants or shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

          The selling securityholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

          Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the preferred shares, warrants and shares of common stock may not be sold unless such preferred shares, warrants or shares of common stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

          The selling securityholders may choose not to sell any or may choose to sell less than all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

          The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the 1934 Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

          We will pay all expenses of the registration of the preferred shares, warrants and shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the 1933 Act, in accordance with the registration rights agreements, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the 1933 Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

          Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                                   EXHIBIT 25

                                                                [EXECUTION COPY]

                               AMENDMENT NO. 1 TO
                  AMENDED AND RESTATED SUBORDINATION AGREEMENT


     AMENDMENT NO. 1 TO AMENDED AND RESTATED SUBORDINATION AGREEMENT (this "AMENDMENT"), dated as of April __, 2005, among FLEET RETAIL GROUP, INC., a Delaware corporation having its office at 40 Broad Street, Boston, Massachusetts 02109, in its capacity as agent (the "AGENT") for the Lenders (as hereinafter defined), S.A.C. CAPITAL ASSOCIATES, LLC ("SAC"), GMM CAPITAL, LLC ("GMM"),
GOLDFARB CAPITAL PARTNERS LLC ("GOLDFARB"), Charles Phillips, individually ("PHILLIPS"), Eli Wachtel, individually ("WACHTEL") WLSS CAPITAL PARTNERS, LLC ("WLSS"), SMITHFIELD FIDUCIARY, LLC ("SMITHFIELD"), D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P. ("ZWIRN LP"), D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD ("ZWIRN LTD"), RIVERVIEW GROUP, LLC ("RIVERVIEW" and, collectively with SAC, GMM, Goldfarb, Phillips, Wachtel, WLSS, Smithfield, Zwirn LP and Zwirn Ltd, the "BUYERS"), THE BANK OF NEW YORK, in its capacity as trustee (the "TRUSTEE") and as collateral agent (the "COLLATERAL AGENT") under the Indenture (as defined in the Amended and Restated Subordination Agreement referred to below), for each of the Holders (collectively with the Buyers, the Trustee and the Holders, the "SUBORDINATING CREDITORS") and THE WET SEAL, INC., a Delaware corporation having its office at 26972 Burbank, Foothill Ranch, California 92610 (the "BORROWER"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms as in the Amended and Restated Subordination Agreement referred to below.

     WHEREAS, pursuant to an Amended and Restated Credit Agreement dated as of September 22, 2004 (as amended and in effect from time to time, including any replacement agreement therefor, the "CREDIT Agreement"), among the financial institutions party thereto (the "LENDERS"), the Agent, the Borrower, The Wet Seal Retail, Inc. ("WET SEAL RETAIL"), Wet Seal Catalog, Inc. ("WET SEAL CATALOG"), and Wet Seal GC, Inc. (the "FACILITY GUARANTOR" and, collectively with the Borrower, Wet Seal Retail and Wet Seal Catalog, the "COMPANIES" and, each individually, a "COMPANY"), the Lenders have agreed, upon the terms and subject to the conditions contained therein, to make loans and otherwise to extend credit to the Companies; and

     WHEREAS, the Borrower and the Buyers entered into that certain Amended and Restated Securities Purchase Agreement, dated as of December 13, 2004 (as amended and in effect from time to time, the "AMENDED SECURITIES PURCHASE AGREEMENT"), to purchase such securities and certain warrants of the Borrower; and

     WHEREAS, the Borrower and the Subordinating Creditors entered into that certain Amended and Restated Subordination Agreement, dated as of January 14, 2005 (as amended and in effect from time to time, the "AMENDED AND RESTATED SUBORDINATION AGREEMENT"); and

     WHEREAS, concurrently with the execution of this Amendment, the Borrower and certain of the Subordinating Creditors are entering into a Securities Purchase Agreement (the "2005 SECURITIES PURCHASE AGREEMENT"), pursuant to which, among other things, the Borrower has authorized (i) a new series of convertible preferred stock of the Borrower, which preferred stock shall be convertible into shares of Class A Common Stock in accordance with the terms of the Certificate of Designations, Preferences and Rights attached thereto as an exhibit, and (ii) a new series of warrants to acquire Class A Common Stock of the Borrower in accordance with the terms therein; and

     WHEREAS, in connection with the foregoing, the Borrower, the Trustee (for itself and on behalf of the Holders), the Collateral Agent (for itself and on behalf of the Holders), each Subordinating Creditor and the Agent, subject to the terms and conditions provided herein, have agreed to amend the Amended and Restated Subordination Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. AMENDMENT TO SECTION 1 OF THE AMENDED AND RESTATED SUBORDINATION AGREEMENT.

     (a) Section 1 of the Amended and Restated Subordination Agreement is hereby amended by deleting the parenthetical "(other than the Warrants, Warrant Agreements and Registration Rights Agreement)" in the third line of the definition "Subordinated Documents".

     (b) Section 1 of the Amended and Restated Subordination Agreement is hereby further amended by (i) deleting the phrase "Subordinated Agreement" in the definition of "Subordinated Debt" and substituting in lieu thereof the phrase "Subordinated Documents" and (ii) inserting the parenthetical "(other than the Conversion Shares and the Warrant Shares, each as defined in the Amended Securities Purchase Agreement)" after the word "instruments" in the fourth line thereof.

     (c) Section 1 of the Amended and Restated Subordination Agreement is hereby further amended by deleting the reference "Section 2(f)" in the definition of Subordinated Debt Fees" and substituting in lieu thereof the reference "Section 2(g)".

     2.  AMENDMENT  TO  SECTION  9 OF THE  AMENDED  AND  RESTATED  SUBORDINATION
AGREEMENT. Section 9 of the Amended and Restated Subordiantion Agreement is hereby amended by deleting such Section in its entirety and substitituting in lieu thereof the following:

               "9.  MODIFICATION OR SALE OF THE SUBORDINATED  DEBT.  Neither the
          Collateral Agent nor any Subordinating Creditor will, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any of the Subordinated Documents with respect to the Subordinated Debt; nor will any Subordinating Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt (other than the Subordinated Debt evidenced by the "Notes" issued under the Indenture) to any person other than a person who agrees in a writing, reasonably satisfactory in form and substance to the Agent, to become a party hereto and to succeed to the rights and to be bound by all of the obligations of such Subordinating Creditor hereunder; PROVIDED, HOWEVER any sale, transfer, pledge, assignment, hypothecation or other disposal of the "Notes" issued under the Indenture shall remain at all times subject to Section 3.02 of the Indenture ("Ranking; Subordination")."

     3. AMENDMENT TO SECTION 18 OF THE AMENDED AND RESTATED SUBORDINATION AGREEMENT.

     (a) Section 18 of the Amended and Restated Subordination Agreement is hereby amended by deleting the phrase "requisite Lenders" in the sixth line thereof and substituting in lieu thereof the phrase "Required Lenders (as defined in the Credit Agreement) and the Term Lender (as defined in the Credit Agreement)".

     (b) Section 18 of the Amended and Restated Subordination Agreement is hereby further amended by adding the following two new sentences immediately after the third sentence thereof:

          "The provisions of this Agreement may from time to time be amended if such amendment is in writing and consented to by the Trustee, the Collateral Agent, the Borrower, the holders of a majority in interest of the Subordinated Debt as of the date of such amendment and the Agent; provided, HOWEVER, any amendment consented to by the holders of a majority in interest of the Subordinated Debt shall be binding upon all Subordinating Creditors, whether or not such Subordinating Creditor consented thereto in such writing. No failure or delay on the part of any Person in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right."

     4. CONDITIONS PRECEDENT. This Amendment shall become effective upon the receipt by the Agent and the Trustee of a duly executed and delivered counterpart signature page to this Amendment by the Agent, the Trustee, the Collateral Agent, each Subordinating Creditor and the Borrower.

     5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS.

     6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AMENDMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     7. MISCELLANEOUS. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. This Amendment shall be binding upon each Subordinating Creditor, the Trustee, the Collateral Agent, the Agent, the Borrower and their respective successors and assigns and shall inure to the benefit of the Agent and the Lenders, the Agent's and the Lenders' respective successors and assigns, any lender or lenders refunding or refinancing any of the Senior Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. Except as expressly provided in this Amendment, all of the terms and conditions of the Amended and Restated Subordination Agreement remain in full force and effect. The parties hereto agree that the Amended and Restated Subordination Agreement are, except as expressly modified in this Amendment upon the terms set forth herein, ratified and confirmed in all respects.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   THE WET SEAL, INC., as Borrower


                                   By: /s/ Douglas C. Felderman
                                     -----------------------------------------
                                      Name:  Douglas C. Felderman
                                      Title: EVP-CFO




























































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF CALIFORNIA    )
                       ) ss.:
COUNTY OF ORANGE       )

     On this 15th day of April, 2005, before me, the undersigned notary public, personally appeared Douglas C. Felderman, personally known to me, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) signed it voluntarily for its stated purpose.



                                  /s/ Courtney L. Wilkin
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:  May 27, 2007

Courtney L. Wilkin
Commission # 1420715
Notar Public - California
Orange County
My Comm. Expires May 27, 2007











































         Amendment No. 1 to Amended and Restated Subordination Agreement

                                  THE BANK OF NEW YORK, as Trustee
                                  for each of the Holders


                                  By: /s/ Geovanni Barris
                                     -------------------------------------
                                     Name:  Geovanni Barris
                                     Title: Vice President

                                  THE BANK OF NEW YORK, as
                                  Collateral Agent for each of the Holders


                                  By: /s/ Geovanni Barris
                                     -------------------------------------
                                     Name:  Geovanni Barris
                                     Title: Vice President

















































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Geovanni Barris, proved to me through satisfactory evidence of identification, which were a driver's license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that
(he)(she) signed it voluntarily for its stated purpose (as Vice President for The Bank of New York, a New York Corporation).



                                  /s/ William J. Cassels
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:

                                  William J. Cassels
                                  Notary Public, State of New York
                                  No. 01CA5027729
                                  Qualified in Bronx County
                                  Commission Expires May 18, 2006








































         Amendment No. 1 to Amended and Restated Subordination Agreement

                                  THE BUYERS:

                                  S.A.C. CAPITAL ASSOCIATES, LLC
                                  By: S.A.C. Capital Advisors, LLC


                                  By: /s/ Peter Nussbaum
                                     ------------------------------------------
                                      Name:  Peter Nussbaum
                                      Title: General Counsel
























































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF CONNECTICUT   )
                       ) ss.:
COUNTY OF FAIRFIELD    )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Peter Nussbaum, proved to me through satisfactory evidence of identification, which were my personal knowledge, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose (as ____________ for ________________, a ___________________).



                                  /s/ Jane A. Corcoran
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:  5-31-07


Jane A. Corcoran
Notary Public
My Commission Expires May 31, 2007









































         Amendment No. 1 to Amended and Restated Subordination Agreement

                                  GMM CAPITAL, LLC


                                  By: /s/ Isaac Dabah
                                     ------------------------------------------
                                      Name:  Isaac Dabah
                                      Title: Director



























































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                                  GOLDFARB CAPITAL PARTNERS LLC


                                  By: /s/ Morris Goldfarb
                                     ------------------------------------------
                                      Name:  Morris Goldfarb
                                      Title: Member



























































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

         On this 27th day of April, 2005, before me, the undersigned notary public, personally appeared Morris Goldfarb, proved to me through satisfactory evidence of identification, which were New York driver's license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as member for Goldfarb Capital Partners LLC, a Delaware 11c).



                                  /s/ Kathleen Schatz
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires: 1/7/06


                                  Kathleen Schatz
                                  Notary Public, State of New York
                                  No. 01SC6068634
                                  Qualified in New York County
                                  Commission Expires January 7, 2006








































         Amendment No. 1 to Amended and Restated Subordination Agreement

                                  By: /s/ Charles Phillips
                                     ------------------------------------------
                                      Mr. Charles Phillips





























































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Charles Phillips, proved to me through satisfactory evidence of identification, which were New York drivers license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose (as ____________ for ____________________, a ________________________).



                                  /s/ Todd A. Matras
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:



                                  Todd A. Matras
                                  Notary Public, State of New York
                                  No. 02MA6054605
                                  Qualified in Kings County
                                  Certificate Filed in New York County
                                  Commission Expires Feb. 12, 2007






































         Amendment No. 1 to Amended and Restated Subordination Agreement

                                  By: /s/ Eli Wachtel
                                     ------------------------------------------
                                     Mr. Eli Wachtel






























































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On this 26th day of April, 2005, before me, the undersigned notary public, personally appeared Eli Wachtel, proved to me through satisfactory evidence of identification, which were U.S. passport, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose (as ____________ for ____________________, a ________________________).



                                  /s/ Janice C. Abrahamson
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:




                                  Janice C. Abrahamson
                                  Notary Public State of New York
                                  No. 31-4731673
                                  Qualified in New York County
                                  Commission Expires Nov. 30, 2006






































         Amendment No. 1 to Amended and Restated Subordination Agreement

                                  WLSS CAPITAL PARTNERS, LLC


                                  By: /s/ Wayne S. Miller
                                     ------------------------------------------
                                      Name:  Wayne S. Miller
                                      Title: Member






























































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this 27th day of April, 2005, before me, the undersigned notary public, personally appeared Wayne S. Miller, proved to me through satisfactory evidence of identification, which were New York driver's license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as member for WLSS Capital Partners, LLC, a Delaware LLC).



                                  /s/ Kathleen Schatz
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:  1/7/06




                                  Kathleen Schatz
                                  Notary Public, State of New York
                                  No. 01SC6068634
                                  Qualified in New York County
                                  Commission Expires January 07, 2006




































         Amendment No. 1 to Amended and Restated Subordination Agreement

                                  RIVERVIEW GROUP, LLC
                                  By:  Millennium Holding Group, L.P.,
                                  By:  Millennium Management, L.L.C.


                                  By: /s/ Dave Nolan
                                     ------------------------------------------
                                      Name:  Dave Nolan
                                      Title: Executive Vice President
























































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

         On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Dave Nolan, personally known to me, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose (as Executive Vice President of Millennium Management, L.L.C., the general partner of Millennium Holding Group, L.P., the managing member of Riverview Group, LLC, a Delaware limited liability company).



                                  /s/ Danielle Scotto
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:




                                  Danielle Scotto
                                  Notary Public, State of New York
                                  No. 01SC6119482
                                  Qualified in Kings County
                                  Commission Expires Nov. 29, 2008





































         Amendment No. 1 to Amended and Restated Subordination Agreement

                                  D.B. ZWIRN SPECIAL
                                  OPPORTUNITIES FUND, L.P.
                                  BY:  D.B. ZWIRN PARTNERS LLC,
                                       its general partner

                                  By: /s/ Daniel B. Zwirn
                                     ------------------------------------------
                                      Name:  Daniel B. Zwirn
                                      Title: Managing Member


                                  D.B. ZWIRN SPECIAL
                                  OPPORTUNITIES FUND, LTD.
                                  BY: D.B. ZWIRN & CO., L.P.,
                                      its trading Manager

                                  By: /s/ Daniel B. Zwirn
                                     ------------------------------------------
                                      Name:  Daniel B. Zwirn
                                      Title: Managing Member















































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

     On this 29th day of April, 2005, before me, the undersigned notary public, personally appeared Daniel B. Zwirn, proved to me through satisfactory evidence of identification, which were ________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that
(he) (she) signed it voluntarily for its stated purpose (as managing member for DBZ & Co., a ________________________).



                                  /s/ Daniel B. Zwirn
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:


     Notary Signature:            /s/ Michele R. Pirozzi  4/29/05
                                  ---------------------------------------------




                                  Michele R. Pirozzi
                                  Notary Public, State of New York
                                  No. 01PI6112028
                                  Qualified in Queens County
                                  My Commission Expires June 28, 2008


































         Amendment No. 1 to Amended and Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

     On this 29th day of April, 2005, before me, the undersigned notary public, personally appeared Daniel B. Zwirn, proved to me through satisfactory evidence of identification, which were (known to me personally), to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as managing member for DBZ & Co., a ________________________).



                                  /s/ Daniel B. Zwirn
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:


     Notary Signature:            /s/ Michele R. Pirozzi  4/29/05
                                  ---------------------------------------------




                                  Michele R. Pirozzi
                                  Notary Public, State of New York
                                  No. 01PI6112028
                                  Qualified in Queens County
                                  My Commission Expires June 28, 2008


































         Amendment No. 1 to Amended and Restated Subordination Agreement

                                  SMITHFIELD FIDUCIARY, LLC


                                  By: /s/ Scott M. Wallace
                                     ------------------------------------------
                                      Name:  Scott M. Wallace
                                      Title: Authorized Signatory




























































                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF QUEENS      )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Scott M. Wallace, proved to me through satisfactory evidence of identification, which were known to me, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as ____________ for ____________________, a ________________________).



                                  /s/ Zainub Rana
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:



                                  Zainub Rana
                                  Notary Public - State of New York
                                  No. 01RA6054878
                                  Qualified in Queens County
                                  My Commission Expires July 15, 2007








































         Amendment No. 1 to Amended and Restated Subordination Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  FLEET RETAIL GROUP, INC., as Agent



                                  By: /s/ Daniel Platt
                                     ------------------------------------------
                                      Name:  Daniel Platt
                                      Title:    Director












                Signature Page to Amendment No. 1 to Amended and
                        Restated Subordination Agreement

                                   EXHIBIT 27

                                                                [EXECUTION COPY]

                             SUBORDINATION AGREEMENT


          SUBORDINATION AGREEMENT (this "AGREEMENT"), dated as of April __, 2005, among FLEET RETAIL GROUP, INC., a Delaware corporation having its office at 40 Broad Street, Boston, Massachusetts 02109, in its capacity as agent (the "AGENT") for the Lenders (as hereinafter defined), S.A.C. CAPITAL ASSOCIATES, LLC ("SAC"), GMM CAPITAL, LLC ("GMM"), GOLDFARB CAPITAL PARTNERS LLC
("Goldfarb"), Charles Phillips, individually ("PHILLIPS"), UBS FINANCIAL SERVICES as Custodian FBO Charles G. Phillips Rolover IRA ("PHILLIPS IRA"), Eli Wachtel, individually ("WACHTEL") WLSS CAPITAL PARTNERS, LLC ("WLSS"), SMITHFIELD FIDUCIARY, LLC ("SMITHFIELD"), D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P. ("ZWIRN LP"), D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD ("ZWIRN LTD"), RIVERVIEW GROUP, LLC ("RIVERVIEW"), GPC XLVIII, LLC ("GPC"), PRENTICE CAPITAL PARTNERS QP, LP ("Prentice Partners QP"), PRENTICE CAPITAL PARTNERS, LP ("Prentice Partners LP"), PRENTICE CAPITAL OFFSHORE, LP ("Prentice Offshore" and, collectively with SAC, GMM, Goldfarb, Phillips, Phillips IRA, Wachtel,
WLSS, Smithfield, Zwirn LP, Zwirn Ltd, GPC, Prentice Partners QP and Prentice Partners LP, the "BUYERS" and the "SUBORDINATING CREDITORS") and THE WET SEAL, INC., a Delaware corporation having its office at 26972 Burbank, Foothill Ranch, California 92610 (the "BORROWER").

          WHEREAS, pursuant to an Amended and Restated Credit Agreement dated as of September 22, 2004 (as amended and in effect from time to time, including any replacement agreement therefor, the "CREDIT AGREEMENT"), among the financial institutions party thereto (the "LENDERS"), the Agent, the Borrower, The Wet Seal Retail, Inc. ("WET SEAL RETAIL"), Wet Seal Catalog, Inc. ("WET SEAL CATALOG"), and Wet Seal GC, Inc. ("FACILITY GUARANTOR" and, collectively with Borrower, Wet Seal Retail and Wet Seal Catalog, the "COMPANIES" and, each individually, a "COMPANY"), the Lenders have agreed, upon the terms and subject to the conditions contained therein, to make loans and otherwise to extend credit to the Companies; and

          WHEREAS, the Borrower has authorized a new series of Preferred Shares (as defined in the Certificate of Designations, Preferences and Rights (as defined below) of the Borrower, which Preferred Shares shall be convertible into the Borrower's Class A Common Stock, $0.10 par value per share, in accordance with the terms of such Certificate of Designations, Preferences and Rights; and

          WHEREAS, the Borrower and the Buyers entered into that certain Securities Purchase Agreement, dated as of April __, 2005 (as amended and in effect from time to time, the "2005 SECURITIES PURCHASE AGREEMENT"), to purchase such Preferred Shares and certain warrants of the Borrower; and

          WHEREAS, it is a condition to the Lenders' willingness to continue making loans and otherwise extending credit to the Companies pursuant to the Credit Agreement and to consent to the transactions contemplated by the 2005 Securities Purchase Agreement as required pursuant to the terms of the 2005 Securities Purchase Agreement that the Borrower and each Subordinating Creditor enter into this Agreement with the Agent on or prior to the Closing Date (as defined below); and

          WHEREAS, in order to induce the Lenders to continue making loans and otherwise extending credit to the Companies pursuant to the Credit Agreement and to consent to the transactions contemplated by the 2005 Securities Purchase Agreement as required therein, the Borrower and each Subordinating Creditor have agreed to enter into this Agreement with the Agent.

          NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. DEFINITIONS. Terms not otherwise defined herein have the same respective meanings given to them in the Credit Agreement. In addition, the following terms shall have the following meanings:

          AMENDED AND RESTATED SUBORDINATION AGREEMENT. Shall mean that certain Amended and Restated Subordination Agreement, dated as of January 14, 2005 (as amended, restated or otherwise modified with the written consent of the Agent as provided herein and in effect from time to time), among the Agent, the Borrower, the Subordinating Creditors identified therein and The Bank of New York, as Trustee and as Collateral Agent.

          BANKRUPTCY CODE. The provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder or any state insolvency, debtor relief or assignment for the benefit of creditor law.

          CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS. Shall mean the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock dated as of April __, 2005 (as amended, restated or otherwise modified with the written consent of the Agent as provided herein and in effect from time to time).

          CLOSING DATE. Shall have the meaning provided for such term in the 2005 Securities Purchase Agreement. ------------

          EFFECTIVE DATE. April __, 2005.

          LIEN. With respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

          PERMITTED SUBORDINATED DEBT FEES. Collectively (i) reasonable and documented fees and expenses of Schulte Roth & Zabel LLP, counsel to SAC, in connection with its representation of SAC in connection with the Subordinated Documents, except for fees and expenses of any consultants hired by Schulte Roth & Zabel LLP, and (ii) (A) any Registration Delay Payments (as such term is defined in the Registration Rights Agreement) required to be paid pursuant to
Section 2(f) of the Registration Rights Agreement, plus (B) any amounts required to be paid as a result of any failure by the Borrower to timely issue and deliver or register the shares of Common Stock on the Borrower's share register or to credit a holder's balance account with The Depository Trust Company, to which any holder is entitled upon such holder's exercise of any Warrant pursuant to Section 1(c) of each Warrant, plus (C) any amounts required to be paid as a result of any failure by the Borrower to credit a holder's balance account with The Depository Trust Company or to issue and deliver a certificate to a holder for the number of Common Shares to which such holder is entitled upon the conversion of Preferred Shares, or to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which a holder is entitled, pursuant to Section 2(d)(v) of the Certificate of Designations, Preferences and Rights, all such fees set forth in clauses (A), (B) and (C) herein in an amount not to exceed $250,000 in the aggregate in any calendar year.

          PERSON. Any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

          PROCEEDING. Any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

          REGISTRATION RIGHTS AGREEMENT. Shall mean the Registration Rights Agreement dated as of April __, 2005 (as amended, restated or otherwise modified with the written consent of the Agent as provided herein and in effect from time to time), between the Borrower and the Buyers.

          SECURITIES. Shall mean, collectively, (i) such "Preferred Shares" purchased under the 2005 Securities Purchase Agreement and described in the Certificate of Designations, Preferences and Rights; (ii) such "Conversion Shares" issued or issuable upon the conversion of the Preferred Shares; (iii) such Warrants; (iv) such "Warrant Shares" issued or issuable pursuant to such Warrants; and (v) such "Registrable Securities" referred to under the Registration Rights Agreement.

          SENIOR DEBT. All principal, interest, fees, charges, costs, damages, enforcement expenses (including legal fees and disbursements), collateral protection expenses, redemption conversion payments and other reimbursement or indemnity obligations created or evidenced by the Credit Agreement or any of the other Loan Documents or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Agent or any of the Lenders. Senior Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Borrower or any other Company of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether the Agent's or any Lender's claim therefor is allowed or allowable in the case or proceeding relating thereto.

          SUBORDINATED AGREEMENTS. Collectively, (i) the 2005 Securities Purchase Agreement, (ii) each of the Securities, (iii) the Certificate of Designations, Preferences and Rights, (iv) the Registration Rights Agreement,
(v) any Transaction Documents (other than the Security Documents) (each as defined in the 2005 Securities Purchase Agreement as in effect on the Effective
Date), and (vi) each such agreement, document or instrument executed and/or delivered in connection with the foregoing, evidencing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created, as the same may be amended, restated or otherwise modified with the written consent of the Agent as provided herein and in effect from time to time.

          SUBORDINATED   DEBT   ACTIONABLE   DEFAULT.    Collectively,    means:

                    (i) the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is 120 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Securities for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive days or for more than an aggregate of 30 days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

                    (ii) the suspension from trading or failure of the Common Stock (as defined in each of the Securities) to be listed on an Eligible Market (as defined in each of the Securities) for a period of five (5) consecutive Trading Days (as defined in each of the Securities) or for more than an aggregate of ten (10) Trading Days (as defined in each of the Securities) in any 365-day period;

                    (iii) the Borrower's (A) failure to deliver Common Stock (as defined in the Securities) upon conversion within the time periods specified in the respective Securities within ten (10) Business Days (as defined in the Securities) after the date on which such delivery was to occur, or (B) notice, written or oral, to any holder of the Securities, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Securities into shares of Common Stock (as defined in the Securities) that is tendered in accordance with the provisions of the Securities; and

                    (iv) at any time following the tenth consecutive Business Day (as defined in the Securities) that the Holder's Authorized Share Allocation (as defined in the Securities) is less than the number of shares of Common Stock (as defined in the Securities) that the Holder would be entitled to receive upon a conversion of the full Conversion Amount (as defined in the Securities) of the Securities (without regard to any limitations on conversion set forth in each of the Securities).

          SUBORDINATED DEBT. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), other payment obligations (including, without limitation, all payment obligations arising under or in connection with (i) the Registration Rights Agreement, (ii) the Warrants or
(iii) and other payment obligation, reimbursement and indemnity obligations created or evidenced by any of the Subordinated Agreements (other than Conversion Shares or Warrant Shares, each as defined in the 2005 Securities Purchase Agreement) or any prior, concurrent or subsequent notes, instruments (other than Conversion Shares or Warrant Shares, each as defined in the 2005 Securities Purchase Agreement) or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of any Subordinating Creditor.

          WARRANT.   Shall  mean  such  "Warrants"   purchased  under  the  2005
Securities Purchase Agreement and substantially in the form attached as Exhibit B thereto.

          2. GENERAL.

          (a) Pursuant to the terms of the Subordination Agreement, the Subordinated Debt and, to the extent providing for the payment of Subordinated Debt, any and all Subordinated Agreements have been and continue to be and, pursuant to the terms of this Agreement, hereby are subordinated and the payment thereof is deferred until the full and final payment in cash of the Senior Debt, whether now or hereafter incurred or owed by the Companies. The Borrower shall not be permitted to pay, and each Subordinating Creditor shall not be permitted to receive, any cash payment in respect of the Subordinated Debt until the Senior Debt has been finally paid in full in cash (other than the Permitted Subordinated Debt Fees).

          (b) Each Subordinating Creditor and the Borrower hereby represents and warrants that the Existing RRA (as defined in the 2005 Securities Purchase Agreement as of the Effective Date) (i) has not been amended except as otherwise provided in the 2005 Securities Purchase Agreement as of the Effective Date and
(ii) does not include the Securities.

          3. ENFORCEMENT.

          (a) The Subordinating Creditors will not take or omit to take any action or assert any claim in respect of the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing and except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation, until the Senior Debt has been paid in full in cash, the Subordinating Creditors will not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Agreements in respect of any Subordinated Debt until the earlier to occur of the following:

                    (i) the commencement of an enforcement action with respect to a material portion of the Collateral securing the Senior Debt; or

                    (ii) the passage of 180 days from the delivery of written notice from any Subordinating Creditor to the Agent pursuant to which such Subordinating Creditor notifies the Agent, in reasonable detail, of the occurrence of a Subordinated Debt Actionable Default to the extent that the default or occurrence described therein shall not have been cured or waived within such 180 day period, provided that such Subordinating Creditor shall have given at least 10 days written notice to the Agent of such Subordinating Creditor's intention to take such enforcement action (which notice may be given during such 180 day period).

          (b) In addition, until the Senior Debt has been finally paid in full in cash, the Subordinating Creditors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever in respect of the Subordinated Debt from any assets of the Borrower or any other Company or any guarantor of or provider of collateral security for the Senior Debt. The Subordinating Creditor further waives any and all rights with respect to marshalling.

          (c) Notwithstanding SECTION 3(A) above, the right of any Subordinating Creditor to receive any Permitted Subordinated Debt Fees due and owing to a Subordinating Creditor on or after the respective due dates for payment from any Company, or to institute suit against any Company for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by SECTION 3(A); PROVIDED, that such Subordinating Creditor shall not have the right to institute any such suit against any Company for the enforcement of payment if and to the extent that the surrender or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Agent and the Lenders upon any property subject to such Lien or enforce any judgment in respect thereof against any Collateral for the Senior Debt.

          4. PAYMENTS HELD IN TRUST.

          Except as set forth in SECTION 3(C), each Subordinating Creditor will hold in trust and immediately pay over to the Agent for the account of the Lenders and the Agent, in the same form of payment received, with appropriate endorsements, for application (a) to the Senior Debt, any cash amount that any Company pays to such Subordinating Creditor on account of the Subordinated Debt, or (b) as collateral for the Senior Debt, any other assets of the Borrower or any other Company that such Subordinating Creditor may receive on account of the Subordinated Debt.

          5.  DEFENSE  TO  ENFORCEMENT.   If  any  Subordinating   Creditor,  in
contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower, then the Borrower may interpose as a defense or plea the making of this Agreement, and the Agent or any Lender may intervene and interpose such defense or plea in its name or in the name of the Borrower. If any Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Agreements in respect of the Subordinated Debt, then the Agent, any Lender or the Borrower may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Agent or such Lender or in the name of the Borrower. If any Subordinating Creditor, in contravention of the terms of this Agreement, obtains on account of the Subordinated Debt any cash or other assets of the Borrower or any Company as a result of any administrative, legal or equitable actions, or otherwise, such Subordinating Creditor agrees forthwith to pay, deliver and assign to the Agent, for the account of the Lenders and the Agent, with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

          6. BANKRUPTCY, ETC.

                    6.1. PAYMENTS RELATING TO SUBORDINATED  DEBT. At any meeting of creditors of the Borrower or in the event of any case or Proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or the proceeds thereof, whether such case or Proceeding be for the liquidation, dissolution or winding up of the Borrower or its business, a receivership, insolvency or bankruptcy case or Proceeding, an assignment for the benefit of creditors or a Proceeding by or against the Borrower for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Agent is hereby irrevocably authorized at any such meeting or in any such Proceeding to receive or collect for the benefit of the Lenders and the Agent any cash or other assets of the Borrower distributed, divided or applied by way of dividend or payment on account of any Subordinated Debt, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Agent in its discretion elects to effect, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinating Creditors any surplus to which Subordinating Creditors are then entitled.

                    6.2. SECURITIES BY PLAN OF REORGANIZATION OR READJUSTMENT.

                    Notwithstanding the foregoing provisions of SECTION 6.1, the Subordinating Creditors shall be entitled to receive and retain any securities of the Borrower or any other corporation or other entity provided for by a plan of reorganization or readjustment (i) the payment of which securities is subordinate, at least to the extent provided in this Agreement with respect to Subordinated Debt, to the payment of all Senior Debt under any such plan of reorganization or readjustment and (ii) all other terms of which are reasonably acceptable to the Lenders and the Agent.

                    6.3. SUBORDINATED DEBT VOTING RIGHTS. At any such meeting of creditors or in the event of any such case or Proceeding, the Subordinating Creditors shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), PROVIDED that none of the Subordinating Creditors shall vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) the Subordinating Creditors' obligations and agreements set forth in this Agreement.

          7. UNSECURED CREDITORS. Each Subordinating Creditor hereby acknowledges and agrees that the Subordinated Debt and all obligations arising under or in connection with the Subordinated Agreements are and shall remain unsecured at all times while this Agreement is in effect. Notwithstanding anything to the contrary contained herein, each Subordinating Creditor shall have no fewer rights than those available to an unsecured creditor of the Borrower, arising under the Bankruptcy Code or other applicable non-bankruptcy law.

                    7.1. FURTHER ASSURANCES. Each Subordinating Creditor hereby agrees, upon request of the Agent at any time and from time to time, to execute such other documents or instruments as may be reasonably requested by the Agent further to evidence of public record or otherwise the senior priority of the Senior Debt and the unsecured status of the Subordinated Debt as contemplated hereby.

                    7.2. BOOKS AND RECORDS. Each Subordinating Creditor further agrees to maintain on its books and records such notations as the Agent may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Agent hereunder.

                    7.3. LEGEND. Until the termination of this Agreement in accordance with Section 11 hereof, the Borrower and each Subordinating Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Agreement, and any other negotiable Subordinated Agreement (if any) or such other notice reasonably acceptable to the Agent, as well as any renews or replacements thereof, the following legend in substantially the form hereof:

                              "This  instrument  and the rights and  obligations
                    evidenced hereby, and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such obligations are subordinate and unsecured in the manner and to the extent set forth in that certain Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the "Subordination Agreement"), dated as of April __, 2005 among S.A.C. CAPITAL ASSOCIATES, LLC, a limited liability company organized under the laws of Anguila ("SAC"), and certain other holders of indebtedness identified on the signature pages thereto, THE WET SEAL, INC., a Delaware corporation, (the "Lead Borrower"), and FLEET RETAIL GROUP, INC., acting as agent, to the indebtedness owed by the Companies (as defined below) pursuant to that certain Credit Agreement dated as of September 22, 2004 (the "First Lien Credit
                    Agreement") among the Lead Borrower, THE WET SEAL RETAIL, INC., a Delaware corporation ("Wet Seal Retail"), WET SEAL CATALOG, INC., a Delaware corporation (collectively, with Wet Seal Retail and the Lead Borrower, the "Companies"), WET SEAL GC, INC., a Virginia corporation, and FLEET RETAIL GROUP, INC. (as "Agent"), Back Bay Capital Funding, LLC, as Term Lender, the lenders from time to time party thereto and Fleet National Bank, as Issuing Lender, and certain guarantees of the indebtedness evidenced thereby, as such First Lien Credit Agreement and such guarantees have been and hereafter may be amended, restated, supplemented or otherwise modified from time to time as permitted under the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement applicable to the "Subordinating Creditors" (as such term is defined in the Subordination Agreement), as if such holder were a Subordinating Creditor for all purposes of the Subordination Agreement."

          8. LENDERS' FREEDOM OF DEALING.

          Each Subordinating Creditor agrees, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that the Companies and the Lenders may agree to increase the amount of the Senior Debt or otherwise modify the terms of any of the Senior Debt, and the Lenders may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Companies and all other persons, in each case without the consent of any Subordinating Creditor or the Companies and without affecting the agreements of the Subordinating Creditors or the Borrower contained in this Agreement; PROVIDED, HOWEVER, that nothing contained in this SECTION 8 shall constitute a waiver of the right of the Borrower itself to agree or consent to a settlement or compromise of a claim which the Agent or any Lender may have against the Borrower.

          9. MODIFICATION OR SALE OF THE SUBORDINATED DEBT. No Subordinating Creditor will, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any of the Subordinated Agreements with respect to the Subordinated Debt; nor will any Subordinating Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any Person other than a Person who agrees in a writing, reasonably satisfactory in form and substance to the Agent, to become a party hereto and to succeed to the rights and to bound by all of the obligations of such Subordinating Creditor hereunder.

          10. BORROWER'S OBLIGATIONS ABSOLUTE. Nothing contained in this Agreement shall impair, as among the Borrower and the Subordinating Creditors, the obligation of the Borrower to pay to the Buyers or any permitted assignee all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Subordinating Creditors (except as expressly otherwise provided in SECTION 3, SECTION 4, SECTION 5, SECTION 6 or SECTION 7) from exercising all rights, powers and remedies otherwise permitted by Subordinated Agreements and by applicable law upon a default in the payment of the Subordinated Debt or under any Subordinated Agreement, all, however, subject to the rights of the Agent and the Lenders as set forth in this Agreement.

          11. TERMINATION OF SUBORDINATION. This Agreement shall continue in full force and effect, and the obligations and agreements of the Subordinating Creditors and the Borrower hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid in full in cash. To the extent that any Company or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "VOIDED PAYMENT"), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from the Agent or any Lender, an Event of Default shall be deemed to have existed and to be continuing under the Credit Agreement from the date of the Agent's or such Lender's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Agent or such Lender. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Debt. To the extent that (i) any Subordinating Creditor has received any payments with respect to the Subordinated Debt subsequent to the date of the Agent's or any Lender's initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, and (ii) such payments would have been required to have been turned over to the Agent pursuant to this Agreement, such Subordinating Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Agent or such Lender, and each Subordinating Creditor hereby agrees to pay to the Agent for the benefit of the Agent or (as the case may be) such Lender, upon demand, the full amount of such payment so received by such Subordinating Creditor during such period of time to the extent necessary fully to restore to the Agent or such Lender the amount of such Voided Payment. Upon the payment in full in cash of all of the Senior Debt, this Agreement will automatically terminate without any additional action by any party hereto.

          12. NOTICES. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:

          If to the Agent:       Fleet Retail Group, Inc.
                                 c/o Bank of America Retail Finance Group
                                 40 Broad St., 10th Floor
                                 Boston, MA  02109

                                 Attention: Daniel T. Platt, Director
                                 Facsimile:  (617) 434-4131

          With a copy to:        Riemer & Braunstein, LLP
                                 Three Center Plaza
                                 Boston, MA  02108
                                 Attention: Robert E. Paul, Esq.
                                 Facsimile:  (617) 880-3456

          And with a copy to:    Back Bay Capital Funding LLC
                                 40 Broad Street
                                 Boston, MA  02109
                                 Attention: Michael Pizette, Managing Director
                                 Facsimile:  (617) 434-4185

          And with a copy to:    Bingham McCutchen LLP
                                 150 Federal Street
                                 Boston, MA  02110
                                 Attention:  Robert A. J. Barry, Esq.
                                 Facsimile:  (617) 951-8736

          If to any Buyer or Subordinating Creditor::

                                 c/o The Wet Seal, Inc.
                                 26972 Burbank Street
                                 Foothill Ranch, California  92610
                                 Attention:  Chief Financial Officer
                                 Facsimile:  (858) 206-4977

          With a copy to:        Akin Gump Strauss Hauer & Feld, LLP
                                 590 Madison Avenue
                                 New York, NY 10022-2524
                                 Attention: Ackneil M. Muldrow, III, Esq. and
                                            Alan Siegel, Esq.
                                 Facsimile:  (212) 872-1002

          If to the Borrower:    The Wet Seal, Inc.
                                 26972 Burbank Street
                                 Foothill Ranch, California  92610
                                 Attention:  Chief Financial Officer
                                 Facsimile:  (858) 206-4977

           With a copy to:       Akin Gump Strauss Hauer & Feld, LLP
                                 590 Madison Avenue
                                 New York, NY 10022-2524
                                 Attention: Ackneil M. Muldrow, III, Esq. and
                                            Alan Siegel, Esq.
                                 Facsimile:  (212) 872-1002
          or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (i) the third day following deposit thereof in the U.S. mail or (ii) receipt by the party to whom such notice is directed. For purposes of delivery of notices to the Buyers, such notices shall be delivered to the Borrower.

          13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS.

          14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

          15. MISCELLANEOUS. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. The Agent, acting upon the instructions of the Required Lenders (as defined in the Credit Agreement) and the Term Lender
(as defined in the Credit Agreement), may, in their sole and absolute discretion, waive any provisions of this Agreement benefiting the Agent and the Lenders; PROVIDED, HOWEVER, that such waiver shall be effective only if in writing and signed by the Agent and shall be limited to the specific provision or provisions expressly so waived. The provisions of this Agreement may from time to time be amended if such amendment is in writing and consented to by the holders of a majority in interest of the Subordinated Debt determined as of the date of such amendment, the Borrower and the Agent; PROVIDED, HOWEVER, any amendment consented to by the holders of a majority in interest of the Subordinated Debt shall be binding upon all Subordinating Creditors, whether or not such Subordinating Creditor consented thereto in such writing. No failure or delay on the part of any Person in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. This Agreement shall be binding upon the successors and assigns of each Subordinating Creditor and the Borrower and shall inure to the benefit of the Agent and the Lenders, the Agent's and the Lenders' respective successors and assigns, any lender or lenders refunding or refinancing any of the Senior Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. In the event that any lender or lenders refund or refinance any of the Senior Debt, the terms "Credit Agreement", "Loan Documents", "Event of Default" and the like shall refer MUTATIS MUTANDIS to the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                  THE WET SEAL, INC., as Borrower


                                  By:/s/ Douglas C. Felderman
                                     -----------------------------------------
                                      Name:  Douglas C. Felderman
                                      Title:    EVP-CFO





























































                    Signature Page to Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF CALIFORNIA    )
                       ) ss.:
COUNTY OF ORANGE       )

     On this 15th day of April, 2005, before me, the undersigned notary public, personally appeared Douglas C. Felderman personally known to me to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.



                                  /S/ Courtney L. Wilkin
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:  May 27, 2007





                                  Courtney L. Wilkin
                                  Commission #1420715
                                  Notary Public - California
                                  Orange County
                                  My Comm. Expires May 27, 2007






































                             Subordination Agreement

                                  THE BUYERS

                                  S.A.C. CAPITAL
                                  ASSOCIATES, LLC
                                  By: S.A.C. Capital
                                  Advisors, LLC


                                  By: /S/ PETER NUSSBAUM
                                     ------------------------------------------
                                      Name:  Peter Nussbaum
                                      Title:    General Counsel

















































                    Signature Page to Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF CONNECTICUT   )
                       ) ss.:
COUNTY OF FAIRFIELD    )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Peter Nussbaum, proved to me through satisfactory evidence of identification, which were per my personal knowledge, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as _____________ for ________________, a ___________________).



                                  /S/ JANE A. CORCORAN
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:  5-31-07


                                  JANE A. CORCORAN
                                  NOTARY PUBLIC
                                  My Commission Expires May 31, 2007









































                             Subordination Agreement

                                  PRENTICE CAPITAL PARTNERS QP, LP
                                  By:  Prentice Capital GP, LLC, its
                                       general partner


                                  By: /S/ CHARLES PHILLIPS
                                     -----------------------------------------
                                      Name:   Charles Phillips
                                      Title:























































                    Signature Page Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Charles Phillips, proved to me through satisfactory evidence of identification, which were New York drivers license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as ____________ for ____________________, a ________________________).



                                  /S/ JULIA SPIVACK
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:



                                  JULIA SPIVACK
                                  Notary Public, State of New York
                                  No. 02SP6121041
                                  Qualified in Kings County
                                  Commission Expires Jan. 3, 2009







































                             Subordination Agreement

                                  PRENTICE CAPITAL PARTNERS, LP
                                  By:  Prentice Capital GP, LLC,
                                       its general partner


                                  By: /S/ CHARLES PHILLIPS
                                     ------------------------------------------
                                      Name:  Charles Phillips
                                      Title:


























































                    Signature Page Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Charles Phillips, proved to me through satisfactory evidence of identification, which were New York drivers license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as ____________ for ____________________, a ________________________).



                                  /S/ JULIA SPIVACK
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:




                                  JULIA SPIVACK
                                  Notary Public, State of New York
                                  No. 02SP6121041
                                  Qualified in Kings County
                                  Commission Expires Jan. 3, 2009






































                             Subordination Agreement

                                  PRENTICE CAPITAL OFFSHORE, LTD

                                  By:  Prentice Capital Management, LP, the
                                  Investment Manager


                                  By: /S/ CHARLES PHILLIPS
                                     ------------------------------------------
                                      Name:  Charles Phillips
                                      Title:
























































                    Signature Page Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Charles Phillips, proved to me through satisfactory evidence of identification, which were New York drivers license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as ____________ for ____________________, a ________________________).



                                  /S/ JULIA SPIVACK
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:



                                  JULIA SPIVACK
                                  Notary Public, State of New York
                                  No. 02SP6121041
                                  Qualified in Kings County
                                  Commission Expires Jan. 3, 2009





































                             Subordination Agreement

                                  GMM CAPITAL, LLC


                                  By: /S/ ISAAC DABAH
                                     ------------------------------------------
                                      Name:  Isaac Dabah
                                      Title:    Director



























































                    Signature Page to Subordination Agreement

                                  GOLDFARB CAPITAL PARTNERS LLC


                                  By: /S/ MORRIS GOLDFARB
                                     ------------------------------------------
                                      Name:  Morris Goldfarb
                                      Title:    Member



























































                    Signature Page to Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

         On this 27th day of April, 2005, before me, the undersigned notary public, personally appeared Morris Goldfarb, proved to me through satisfactory evidence of identification, which were New York drivers license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as member for Goldfarb Capital Partners LLC, a Delaware 11c).



                                  /S/ KATHLEEN SCHATZ
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:  1/7/06



                                  Kathleen Schatz
                                  Notary Public, State of New York
                                  No. 01SC6068634
                                  Qualified in New York County
                                  Commission Expires  January 07, 2006







































                             Subordination Agreement

                                  By: /S/ CHARLES PHILLIPS
                                     ------------------------------------------
                                      Mr. Charles Phillips




























































                    Signature Page to Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Charles Phillips, proved to me through satisfactory evidence of identification, which were New York drivers license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as ____________ for ____________________, a ________________________).



                                  /S/ TODD A. MATRAS
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:



                                  TODD A. MATRAS
                                  Notary Public, State of New York
                                  No. 02MA6054605
                                  Qualified in Kings County
                                  Commission Expires Feb. 12, 2007







































                             Subordination Agreement

                                  UBS FINANCIAL SERVICES AS CUSTODIAN FBO
                                  CHARLES G. PHILLIPS ROLLOVER IRA


                                  By: /S/ CHARLES PHILLIPS
                                      --------------------------------------
                                      Name:  Charles Phillips
                                      Title:



























































                    Signature Page to Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Charles Phillips, proved to me through satisfactory evidence of identification, which were New York drivers license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as ____________ for ____________________, a ________________________).



                                  /S/ JULIA SPIVACK
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:



                                  JULIA SPIVACK
                                  Notary Public, State of New York
                                  No. 02SP6121041
                                  Qualified in Kings County
                                  Commission Expires Jan. 3, 2009







































                             Subordination Agreement

                                  By: /S/ ELI WACHTEL
                                     ------------------------------------------
                                     Eli Wachtel






























































                    Signature Page to Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On this 26th day of April, 2005, before me, the undersigned notary public, personally appeared Eli Wachtel, proved to me through satisfactory evidence of identification, which were U.S. passport, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose ____________ ____________________, ________________________).



                                  /S/ JANICE C. ABRAHAMSON
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:


                                  JANICE C. ABRAHAMSON
                                  Notary Public State of New York
                                  No. 31-4731673
                                  Qualified in New York County
                                  Commission Expires Nov. 30, 2006








































                             Subordination Agreement

                                  WLSS CAPITAL PARTNERS, LLC


                                  By: /S/ WAYNE S. MILLER
                                     ------------------------------------------
                                      Name:  Wayne S. Miller
                                      Title: Member



























































                    Signature Page to Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this 27th day of April, 2005, before me, the undersigned notary public, personally appeared Wayne S. Miller, proved to me through satisfactory evidence of identification, which were New York driver's license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as member for WLSS Capital Partners, LLC, a Delaware LLC).



                                  /S/ KATHLEEN SCHATZ
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:  1/7/06



                                  Kathleen Schatz
                                  Notary Public, State of New York
                                  No. 01SC6068634
                                  Qualified in New York County
                                  Commission Expires January 07, 2006







































                             Subordination Agreement

                                  SMITHFIELD FIDUCIARY, LLC


                                  By: /S/ SCOTT M. WALLACE
                                     ------------------------------------------
                                      Name:  Scott M. Wallace
                                      Title:    Authorized Signatory


























































                    Signature Page to Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF QUEENS      )

     On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Scott M. Wallace, proved to me through satisfactory evidence of identification, which were known to me, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose (as ____________ for ____________________, a ________________________).



                                  /S/ ZAINUB RANA
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:




                                  ZAINUB RANA
                                  Notary Public - State of New York
                                  No. OIRA6054878
                                  Qualified in Queens County
                                  My Commission Expires July 15, 2007






































                             Subordination Agreement

                                  D.B. ZWIRN SPECIAL
                                  OPPORTUNITIES FUND, L.P.
                                  BY:  D.B. ZWIRN PARTNERS LLC,
                                       its general partner

                                  By: /S/ DANIEL B. ZWIRN
                                     ------------------------------------------
                                      Name:  Daniel B. Zwirn
                                      Title:


                                  D.B. ZWIRN SPECIAL
                                  OPPORTUNITIES FUND, LTD.
                                  BY: D.B. ZWIRN & CO., L.P.,
                                      its trading Manager

                                  By: /S/ DANIEL B. ZWIRN
                                     ------------------------------------------
                                      Name:  Daniel B. Zwirn
                                      Title:















































                    Signature Page to Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

     On this 29th day of April, 2005, before me, the undersigned notary public, personally appeared Daniel B. Zwirn, proved to me through satisfactory evidence of identification, which were ________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)
(she) signed it voluntarily for its stated purpose (as Managing Member for DBZ & Co., a ________________________).



                                  /S/ DANIEL B. ZWIRN
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:


     Notary Signature:            /S/ MICHELE R. PIROZZI    4/29/05
                                  ---------------------------------------------



                                  MICHELE R. PIROZZI
                                  Notary Public, State of New York
                                  No. 01PI16112028
                                  Qualified in Queens County
                                  My Commission Expires June 28, 2008



































                             Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

     On this 29th day of April, 2005, before me, the undersigned notary public, personally appeared Daniel B. Zwirn, proved to me through satisfactory evidence of identification, which were ________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)
(she) signed it voluntarily for its stated purpose (as Managing Member for DBZ & Co., a ________________________).



                                  /S/ DANIEL B. ZWIRN
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:


     Notary Signature:            /S/ MICHELE R. PIROZZI  4/29/05
                                  ---------------------------------------------



                                  MICHELE R. PIROZZI
                                  Notary Public, State of New York
                                  No. 01PI16112028
                                  Qualified in Queens County
                                  My Commission Expires June 28, 2008


































                             Subordination Agreement

                                  RIVERVIEW GROUP, LLC
                                  By:  Millennium Holding Group, L.P.,
                                  By:  Millennium Management, L.L.C.


                                  By: /S/ DAVE NOLAN
                                     ------------------------------------------
                                      Name:  Dave Nolan
                                      Title: Executive Vice President
























































                    Signature Page to Subordination Agreement

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

         On this 28th day of April, 2005, before me, the undersigned notary public, personally appeared Dave Nolan, personally known to me, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose (as Executive Vice President of Millennium Management, L.L.C., the general partner of Millennium Holding Group, L.P., the managing member of Riverview Group, LLC, a Delaware limited liability company).



                                  /S/ DANIELLE SCOTTO
                                  ---------------------------------------------
                                  (official signature and seal of notary)

                                  My commission expires:



                                  Danielle Scotto
                                  Notary Public, State of New York
                                  No. 01SC6119482
                                  Qualified in Kings County
                                  Commission Expires Nov. 29, 2008






































                             Subordination Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written

                                  FLEET RETAIL GROUP, INC., as Agent



                                  By:/S/ DANIEL PLATT
                                     ------------------------------------------
                                      Name:  Daniel Platt
                                      Title:    Director























































                    Signature Page to Subordination Agreement

                                   EXHIBIT 28

                               WAIVER AND CONSENT

     This waiver and consent (the "WAIVER") is entered into as of April 29, 2005, by and among The Wet Seal, Inc., a Delaware corporation (the "COMPANY") and the buyers listed on the Schedule of Buyers attached hereto as EXHIBIT A (each, a "BUYER" and, collectively, the "BUYERS"). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Securities Purchase Agreement shall be used herein as therein defined.

           THE PARTIES TO THIS AGREEMENT enter into this waiver on the basis of the following facts, intentions and understanding:

           A. The Company and the Buyers entered into that certain Securities Purchase Agreement, dated as of April 29, 2005 (the "SECURITIES PURCHASE AGREEMENT"), and, upon the terms and subject to the conditions of the Securities Purchase Agreement, the Company has agreed to issue and sell to the Buyers an aggregate of (i) Twenty-Four Thousand Six Hundred (24,600) shares of the Company's Series C Convertible Preferred Stock, $0.01 par value per share, issued pursuant to the Company's Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock related thereto, which shall be convertible into shares of Class A Common Stock of the Company, $0.10 par value per share (the "COMMON STOCK"), and (ii) Warrants to purchase in the aggregate up to Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock.
In addition, the Buyers have agreed to exercise their Series A Warrants (as defined in the Securities Purchase Agreement) and a portion of their Series B Warrants (as defined in the Securities Purchase Agreement) for up to Three Million Three Hundred Fifty-Nine Thousand Nine Hundred and Ninety-Seven (3,359,997) shares of Common Stock.

            B. In accordance with Section 7(b) of the Securities Purchase Agreement, the parties hereto have agreed that, other than the Security Documents which shall be effective on the Escrow Date in accordance with their respective terms, each of the documents required to be delivered pursuant to
Section 7(a) of the Securities Purchase shall be executed and delivered by the appropriate parties on April 29, 2005 (the "ESCROW DATE") and, except for the documents listed on Schedule 1 to the Securities Purchase Agreement, are dated as of the Escrow Date, to be held in escrow by Akin Gump Strauss Hauer & Feld LLP and Schulte Roth & Zabel LLP, and all actions required to be undertaken pursuant to Section 7(a) shall be completed, as the case may be, on or prior to the Escrow Date (the "ESCROW CONDITIONS").

            C. The Company desires that each Buyer waive each of the conditions to Closing set forth in Sections 7(a) (including, but not limited to, Section 7(a)(x) thereof), except for Sections 7(a)(i) and (xi), which shall constitute the only remaining conditions to each Buyer's obligation to purchase the Preferred Shares, the Warrants and the Closing Exercise Shares on the Closing Date.

            NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. The Company hereby certifies to each Buyer that as of the date hereof the Escrow Conditions have been met.

2. Each Buyer hereby waives each of the conditions to Closing set forth in Section 7(a) (including, but not limited to, Section 7(a)(x)), except for Sections 7(a)(i) and (xi), which shall constitute the only remaining conditions to each Buyer's obligation to purchase the Preferred Shares, the Warrants and the Closing Exercise Shares on the Closing Date.

3. The parties hereto hereby acknowledge and agree that Deloitte & Touche LLP, the Company's independent auditors, may rely on this Waiver.

4. Each party represents and warrants that this Waiver has been duly and validly authorized, executed and delivered on behalf of the undersigned and shall constitute the legal, valid and binding obligations of the undersigned enforceable against such party in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

5. This Waiver shall be effective as of April 29, 2005 and shall remain effective provided that the documents held in escrow pursuant to
            Section 7(b) of the Securities Purchase Agreement are released to the Buyers on the Closing Date.

6. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

7. Except for the waiver set forth in Section 2 above, nothing herein shall be deemed to amend or waive any Transaction Documents or any of the Securities.

8. This Waiver may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

9. The obligations of each Buyer under this Waiver and any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Waiver or any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer, other than SAC, acknowledges that (i) Schulte Roth & Zabel LLP solely represented SAC in connection with the transaction contemplated hereby and (ii) SAC did not provide any advice in connection herewith and such Buyer's determination to participate herein was based solely on its own evaluation of the risks and merits of the investment contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the undersigned has executed this Waiver and Consent effective as of the date set forth above.


                                          The Wet Seal, Inc.



                                          By: /s/ Douglas C. Felderman
                                             --------------------------------
                                              Name:  Douglas C. Felderman
                                              Title: Chief Financial Officer























































                              [WAIVER AND CONSENT]

     IN WITNESS WHEREOF, the undersigned has executed this Waiver and Consent effective as of the date set forth above.


                                          GMM Capital, LLC


                                          By: /s/ Isaac Dabah
                                             --------------------------------
                                             Name:  Isaac Dabah
                                             Title: Director























































                              [WAIVER AND CONSENT]

     IN WITNESS WHEREOF, the undersigned has executed this Waiver and Consent effective as of the date set forth above.


                                          Goldfarb Capital Partners, LLC


                                          By: /s/ Morris Goldfarb
                                             --------------------------------
                                             Name:  Morris Goldfarb
                                             Title: Member























































                              [WAIVER AND CONSENT]

     IN WITNESS WHEREOF, the undersigned has executed this Waiver and Consent effective as of the date set forth above.


                                          /s/ Eli Wachtel
                                          -----------------------------------

                                          By: /s/ Eli Wachtel
                                             --------------------------------
                                             Name:
                                             Title:























































                              [WAIVER AND CONSENT]

     IN WITNESS WHEREOF, the undersigned has executed this Waiver and Consent effective as of the date set forth above.


                                          WLSS Capital Partners, LLC


                                          By: /s/ Wayne S. Miller
                                             --------------------------------
                                             Name:  Wayne S. Miller
                                             Title: Member























































                              [WAIVER AND CONSENT]

     IN WITNESS WHEREOF, the undersigned has executed this Waiver and Consent effective as of the date set forth above.


                                          D.B. Zwirn Special Opportunities
                                          Fund, L.P.


                                          By: /s/ Daniel B. Zwirn
                                             --------------------------------
                                             Name:  Daniel B. Zwirn
                                             Title:























































                              [WAIVER AND CONSENT]

     IN WITNESS WHEREOF, the undersigned has executed this Waiver and Consent effective as of the date set forth above.


                                          D.B. Zwirn Special Opportunities
                                          Fund, Ltd.


                                          By: /s/ Daniel B. Zwirn
                                             --------------------------------
                                             Name:  Daniel B. Zwirn
                                             Title:























































                              [WAIVER AND CONSENT]

     IN WITNESS WHEREOF, the undersigned has executed this Waiver and Consent effective as of the date set forth above.


                                          RIVERVIEW GROUP, LLC
                                          By: Millennium Holding Group, L.P.,
                                          By: Millennium Management, L.L.C.


                                          By: /s/ Dave Nolan
                                             --------------------------------
                                             Name:  Dave Nolan
                                             Title: Executive Vice President























































                              [WAIVER AND CONSENT]

     IN WITNESS WHEREOF, the undersigned has executed this Waiver and Consent effective as of the date set forth above.


                                          Smithfield Fiduciary LLC


                                          By: /s/ Scott M. Wallace
                                             --------------------------------
                                             Name:  Scott M.Wallace
                                             Title: Authorized Signatory























































                              [WAIVER AND CONSENT]

                                                           AGSH&F DRAFT 4/24/05
                               EXHIBIT A TO WAIVER
                               SCHEDULE OF BUYERS


                                 NAME OF BUYERS
                            -------------------------

                         S.A.C. Capital Associates, LLC
                        c/o S.A.C. Capital Advisors, LLC
                             72 Cummings Point Road
                          Stamford, Connecticut 06902
                     Attention: General Counsel Facsimile:
                       (203) 890-2393 Residence: Anguila

                        Prentice Capital Partners QP, LP
                      c/o Prentice Capital Management, LP
                                623 Fifth Avenue
                                   32nd Floor
                               New York, NY 10022
                          Attention: Michael Zimmerman
                                Charles Phillips
                            Facsimile: 212-756-1464

                         Prentice Capital Partners, LP
                      c/o Prentice Capital Management, LP
                                623 Fifth Avenue
                                   32nd Floor
                               New York, NY 10022
                          Attention: Michael Zimmerman
                                Charles Phillips
                            Facsimile: 212-756-1464

                         Prentice Capital Offshore, Ltd
                      c/o Prentice Capital Management, LP
                                623 Fifth Avenue
                                   32nd Floor
                               New York, NY 10022
                          Attention: Michael Zimmerman
                                Charles Phillips
                            Facsimile: 212-756-1464

                                GMM Capital, LLC
                              111 West 40th Street
                                   20th Floor
                               New York, NY 10018

                         Goldfarb Capital Partners LLC
                                21 Fairway Drive
                              Mamaroneck, NY 10543

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                              Mr. Charles Phillips
                                777 Park Avenue
                               New York, NY 10021

                           UBS Financial Services as
                            Custodian FBO Charles G.
                             Phillips Rollover IRA
                                777 Park Avenue
                               New York, NY 10021

                                Mr. Eli Wachtel
                                  7 Shaw Road
                              Scarsdale, NY 10583

                           WLSS Capital Partners, LLC
                                c/o Wayne Miller
                                1365 York Avenue
                                    Apt. 26B
                               New York, NY 10021

                            Smithfield Fiduciary LLC
                             c/o Highbridge Capital
                                Management, LLC
                               9 West 57th Street
                                   27th Floor
                               New York, NY 10019
                            Attention: Ari J. Storch
                                  Adam J. Chill
                           Facsimile: (212) 751-0755
                           Telephone: (212) 287-4720
                           Residence: Cayman Islands

                  [D.B. Zwirn Special Opportunities Fund, L.P]
                           c/o D.B. Zwirn & Co., L.P.
                        745 Fifth Avenue, 18th Floor New
                              York, New York 10151
                             Phone: (646) 720-9100
                              Fax: (646) 720-9000
                           Attention: Daniel B. Zwirn
                                 Perry A. Gruss
                           Residence: Cayman Islands

                 [D.B. Zwirn Special Opportunities Fund, Ltd.]
                           c/o D.B. Zwirn & Co., L.P.
                          745 Fifth Avenue, 18th Floor
                            New York, New York 10151
                             Phone: (646) 720-9100
                              Fax: (646) 720-9000
                           Attention: Daniel B. Zwirn
                                 Perry A. Gruss
                           Residence: Cayman Islands

                              Riverview Group, LLC
                          666 Fifth Avenue, 8th floor
                            New York, New York 10103
                           Attention: Daniel Cardella
                           Facsimile: (212) 977-1667
                           Telephone: (212) 841-4100
                              Residence: Delaware